As filed with the Securities and Exchange Commission on February 24, 1997

                                                    Registration No. 33-78368

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

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                      FINANCIAL ASSET SECURITIZATION, INC.

                               (Seller\Depositor)

        (Exact name of registrant as specified in governing instruments)

                                    Virginia
                            (State of Incorporation)
                                    52-1526174
                           (I.R.S. Employer I.D. No.)

                              901 East Byrd Street
                           Richmond, Virginia  23219
                     (Address of principal executive offices)

                           --------------------------

                         R. Walter Jones, IV, President
                      Financial Asset Securitization, Inc.

                              901 East Byrd Street
                           Richmond, Virginia  23219
                     (Name and address of agent for service)

                           --------------------------

                                    COPY TO:
                               Randolph F. Totten
                               Hunton & Williams
                           Riverfront Plaza, East Tower
                              951 East Byrd Street
                           Richmond, Virginia 23219-4074

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. |_| _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. |_|

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

                      FINANCIAL ASSET SECURITIZATION, INC.
                                    (SELLER)
                       MORTGAGE PARTICIPATION SECURITIES
                              (ISSUABLE IN SERIES)

     The Mortgage Participation Securities (the "Securities") offered hereby and by the related Prospectus Supplements will be offered from time to time in Series. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Glossary. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement for that Series.

     The Securities of each Series may include one or more Classes and will evidence beneficial ownership interests in a segregated pool of Mortgage Assets, or beneficial interests therein, and certain other assets described herein assigned to a trust or trusts (collectively, a "Trust"). A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions, derived from the related Trust. A Series may also include one or more Classes of Securities entitled to distributions derived from specified portions of the Mortgage Assets in the related Trust. The rights of holders of Securities of one or more Classes of a Series to receive distributions may be subordinated to the rights of holders of other Classes of that Series. The Prospectus Supplement or Supplements relating to a Series of Securities will set forth, among other things, the following information if applicable to such Series: (1) the respective allocations and order of application of principal and interest distributions on the Mortgage Assets in the related Trust to the respective
Classes of such Securities; (2) certain information as to the nature of the Mortgage Assets and any other assets assigned or pledged to the Trust underlying such Securities; (3) the dates periodic distributions will be made to Securityholders; (4) the Final Scheduled Distribution Dates and authorized denominations of such Securities; (5) the optional termination features pertaining to such Securities; (6) certain information regarding subordination of rights to distributions of any Class of such Securities to the rights of other Classes; and (7) additional information with respect to the plan of distribution of such Securities.


     Financial Asset Securitization, Inc. (the "Seller") will assign and transfer the Mortgage Assets and other assets to the Trust for each Series of Securities. The Mortgage Assets will consist of one or more of the following:
(1) Mortgage Pass-Through Certificates guaranteed by the Government National
Mortgage Association ("GNMA Certificates"), (2) Mortgage Participation
Certificates issued by the Federal Home Loan Mortgage Corporation ("FHLMC
Certificates"), (3) Guaranteed Mortgage Pass-Through Certificates issued by the
Federal National Mortgage Association ("FNMA Certificates"), (4) certain other mortgage pass-through certificates or mortgage-collateralized obligations, including those representing interests in pools of multifamily residential mortgage loans (with GNMA, FNMA and FHLMC Certificates, the "Mortgage
Certificates"), (5) residential mortgage loans secured by property consisting of single family (one- to four-family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units ("Mortgage
Loans"), (6) retail installment sales contracts ("Contracts") secured by liens on units of manufactured housing ("Manufactured Homes"), and (7) certain other assets evidencing interests in loans secured by residential property. Mortgage
Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. The Seller also may transfer or assign to the Trust for a Series of Securities certain
Reserve Funds and other funds or accounts, Insurance Policies, Servicing
Agreements, additional Mortgage Assets and other instruments as described herein and in the related Prospectus Supplement. The Mortgage Assets and other assets in the Trust will be held for the benefit of the Securityholders of the related
Series pursuant to a Trust Agreement as more fully described herein. The only obligations of the Seller with respect to a Series of Securities will be pursuant to certain limited representations and warranties.

     An election may be made to treat certain Trusts or the related assets as real estate mortgage investment conduits ("REMICs"). See "Certain Federal Income
Tax Consequences." A Series of Securities for which a REMIC election has been made will include one or more Classes of regular interests in each REMIC ("REMIC
Regular Securities") and will include one Class of residual interest in each REMIC ("Residual Securities").
     ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON THE MORTGAGE CERTIFICATES, IF
ANY, ASSIGNED TO THE TRUST FOR A SERIES OF SECURITIES IS GUARANTEED BY GNMA,
FNMA OR FHLMC, THE SECURITIES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST
IN THE SELLER OR ANY AFFILIATE THEREOF AND ARE NOT GUARANTEED OR INSURED BY
GNMA, FNMA, FHLMC, THE SELLER OR ANY OF ITS AFFILIATES, OR ANY OTHER PERSON.

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 HEREOF FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING THE SECURITIES OF ANY
SERIES.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
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               The date of this Prospectus is February 24, 1997.

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                             ADDITIONAL INFORMATION

     The Seller is subject to the informational requirements of the Securities
Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission").
Reports and other information filed by the Seller with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the
Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New
York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the internet through the "world wide web" at which any electronic filings, reports, information statements and other information regarding the Seller may be viewed. The internet address of the Commission's site is http://www.sec.gov.


     The Prospectus does not contain all the information set forth in the Registration Statements (of which this Prospectus is a part) and exhibits relating thereto which the Seller has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.
Copies of the Trust Agreement for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Financial Asset Securitization, Inc., 901 East Byrd Street,
Richmond, Virginia 23219 (telephone (804) 344-6575), Attn: Secretary.


     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates,
FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the Investor Relations Department of FHLMC at Post Office
Box 4112, Reston, Virginia 22090 (outside Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 3725; within Washington, D.C. metropolitan area, telephone 703-903-3725). The Seller did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations, 3900
Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Seller did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

     The Seller is not obligated with respect to the Securities. Accordingly, the Seller has determined that financial statements of the Seller are not material to the offering made hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Seller's Registration Statement on Form 10 heretofore filed by the
Seller with the Commission is incorporated by reference in this Prospectus.

     All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Securities hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents.


     The Seller hereby undertakes to provide a copy of any and all information that has been incorporated by reference into the Registration Statements (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statements incorporate) upon written or oral request of any person, without charge to such person, provided that such request is made to Financial Asset Securitization, Inc., 901 East Byrd Street, Richmond, Virginia
23219 (804) 344-6575, Attn: Secretary.

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                               PROSPECTUS SUMMARY
     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement and in the trust agreement (the "Trust Agreement")
with respect to such Series. A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.
     Capitalized terms used herein and not defined herein shall have the respective meanings assigned them in the "GLOSSARY."

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SELLER........................  Financial Asset Securitization, Inc., formerly named Ryland Mortgage Securities Corporation, is a wholly owned, limited-purpose financing subsidiary of JST Company, L.L.C. ("JST"). JST is a limited liability company organized under the laws of the Commonwealth of Virginia on August
                                22, 1995. Neither JST nor the Seller has guaranteed, or is otherwise obligated with respect to, the Securities of any Series. The principal executive offices of the Seller are located at 901
                                East Byrd Street, Richmond, Virginia 23219, and its telephone number is (804) 344-6575.
SECURITIES OFFERED............  Mortgage Participation Securities (the "Securities"), issuable in Series, all as more fully described in the related Prospectus Supplement. The Securities of each Series may include one or more Classes and will evidence beneficial ownership interests in a segregated pool of
                                Mortgage Assets, or beneficial interests therein, and certain other assets assigned to a trust or trusts for the benefit of Securityholders of each Series as specified in the related
                                Prospectus Supplement. A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or entitled to interest distributions, with disproportionate, nominal or no principal distributions, derived from the related Trust. The principal amount of any Security may be represented by a notional principal amount as specified in the related Prospectus Supplement. A
                                Class of Securities of a Series entitled to distributions of interest may receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from other Classes of the same Series. One or more Classes of Securities of a Series may be Securities upon which interest will accrue but not be distributed until certain other
                                Classes are paid. A Series may also include one or more Classes of Securities entitled to distributions derived from specified portions of the Mortgage Assets in the related Trust. One or more Classes ("Subordinated Securities") may be subordinated in right to distributions and subject to allocation of losses on the Mortgage Loans in favor of one or more other Classes
                                ("Senior Securities") of that Series. The Securities will be issued in fully registered certificated or book-entry form in the authorized denominations specified in the related
                                Prospectus Supplement. Any Class of Securities of a Series offered hereby and by the related
                                Prospectus Supplement will be rated by at least one Rating Agency in one of its four highest rating categories ("Investment Grade").
TRUST AGREEMENT...............  Each Series of Securities will be issued pursuant to one or more Trust Agreements among the
                                Seller, a Master Servicer or Securities Administrator, and the Trustee identified in the related Prospectus Supplement. Pursuant to the Trust Agreement, the Seller will sell and assign the Mortgage Assets and other assets comprising the related Trust to the trustee named in the related Prospectus Supplement (the "Trustee") in exchange for a Series of Securities. Following the closing for a Series, the Mortgage Assets will be registered in the name of the Trustee or its Custodian for that Series. Payments of principal, including prepayments, and interest on the Mortgage Assets with respect to a Series (together with payments from any Reserve Fund or other funds for such Series) and, if applicable, Reinvestment Income thereon, will be passed through to the Trust as specified in the Prospectus Supplement. The Trustee will periodically allocate such amounts, to the extent actually collected, advanced or
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                                received during the applicable Due Period or Prepayment Period, net of various fees, premiums and expenses (the "Available Distribution") among the Classes of Securities in the proportion and order of application set forth in the Trust Agreement and described in the related
                                Prospectus Supplement. The Available Distribution may be allocated so that amounts paid as interest on the Mortgage Assets may be distributed as principal on the Securities and amounts paid as principal on the Mortgage Assets may be distributed as interest on the Securities.
DISTRIBUTIONS
  OF INTEREST.................  Interest will be distributed periodically by the Trustee on the dates specified in the related
                                Prospectus Supplement (each, a "Distribution Date"). Interest will be passed through to each
                                Class of the Securities entitled to interest distributions at the applicable Pass-Through Rate on the outstanding actual or notional principal amount of such Securities or allocated by such other formula as may be specified in the related Prospectus Supplement. Each periodic distribution of interest on the Securities of a particular Class will be paid to holders out of the Available Distribution pro rata in accordance with their respective percentage ownership of the outstanding Securities of such Class. Each such distribution of interest will include all interest accrued through the Accounting Date immediately preceding the applicable Distribution
                                Date or to another date specified in the related Prospectus Supplement. Distributions of interest on the Securities of a Series may be reduced to the extent of delinquencies or losses on Loans in the related Trust.
DISTRIBUTIONS
  OF PRINCIPAL................  Principal will be distributed periodically by the Trustee on the Distribution Dates specified in the related Prospectus Supplement. Each periodic distribution of principal on the Securities of a particular Class will be paid to holders out of the Available Distribution pro rata in accordance with the respective percentage ownership of the outstanding Securities of such
                                Class, or in such other manner specified in the related Prospectus Supplement. Distributions of principal on the Securities of a Series may be reduced to the extent of delinquencies or losses on the Loans in the related Trust.
                                The Final Scheduled Distribution Date for each Class of a Series is the date after which no
                                Securities of such Class will remain outstanding, assuming timely payments are made on the
                                Mortgage Assets in the related Trust in accordance with their terms. The Final Scheduled
                                Distribution Date of a Class generally will be determined on the basis of the assumptions set forth in the related Prospectus Supplement. The actual maturity date of the Securities of a
                                Series will depend primarily upon the level of prepayments with respect to the Loans comprising or underlying the Mortgage Assets in the related Trust. The actual maturity of any Security is likely to occur earlier and may occur substantially earlier than its Final Scheduled
                                Distribution Date as a result of the application of prepayments to the reduction of the principal amounts of the Securities. Under certain default scenarios with respect to the Loans comprising or underlying the Mortgage Assets in the Trust, the actual final Distribution Date of one or more Classes of a Series may occur after the Final Scheduled Distribution Date. See
                                "Maturity and Prepayment Considerations" and "Yield Considerations."
ALLOCATION OF LOSSES
  AND SHORTFALL...............  With respect to any defaulted Loan that is finally liquidated for cash through foreclosure sale, disposition of the related mortgaged premises ("Mortgaged Premises") if acquired by deed in lieu of foreclosure, or otherwise (a "Liquidated Loan"), the amount of loss realized, if any
                                (a "Realized Loss"), unless otherwise specified in the Prospectus Supplement, will equal the sum of the (i) Unpaid Principal Balance, (ii) amounts reimbursable to the Servicer, Master
                                Servicer or Trustee for related costs, expenses and advances, and (iii) amounts attributable to interest accrued but not paid on such Mortgage Loan, minus sales proceeds ("Liquidation
                                Proceeds"), insurance recoveries ("Insurance Proceeds") and other recoveries with
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                                respect to the Mortgage Loan. Realized Losses also include Mortgagor Bankruptcy Losses, Special
                                Hazard Losses and Fraud Losses. Mortgagor Bankruptcy Losses result when the Unpaid Principal
                                Balance of a Mortgage Loan is reduced or the payment terms of a Mortgage Loan are modified in connection with bankruptcy proceedings of the mortgagor or mortgagors (the "Borrower"). Special
                                Hazard Losses are losses attributable to physical damage to Mortgaged Premises of a type which is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. Fraud Losses are losses on Mortgage Loans resulting from a Mortgage Insurer's failure to pay a claim with respect to a Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in the application for insurance.
                                Unless otherwise specified in the Prospectus Supplement, the Servicers of the Loans in the
                                Trust for a Series and, to the limited extent described herein, the Master Servicer is, and the
                                Trustee or Pool Insurer may be, obligated to advance funds to the Trust to cover delinquent payments of principal or interest on the Loans. In the event that advances are not made or are insufficient to cover delinquencies, interest distributions on the Securities may be reduced.
                                Interest Shortfall also may result from the application of the Soldiers' and Sailors' Civil
                                Relief Act of 1940, which caps the interest rate payable by certain Borrowers who subsequently enter military service ("Soldiers' and Sailors' Shortfall"); from an inability to pay accrued and unpaid interest on a Loan from Liquidation Proceeds and Insurance Proceeds ("Realized
                                Interest Losses"); and from the prepayment in full of a Loan if interest to month-end is not paid by the Servicer or, in certain cases, the Master Servicer ("Prepayment Interest
                                Shortfall"). See "Sale and Servicing of Mortgage Loans -- General" and " -- Advances."
                                A Series may include one or more Classes of Securities as to which the right to receive distributions with respect to the Mortgage Assets will be subordinate to the rights of holders of more senior Securities of such Series. Such subordination may only be to the extent of a specific amount specified in the related Prospectus Supplement (the "Subordination Amount") or
                                may require allocation of all Realized Losses or Shortfall to such Class of Securities until their principal amount has been reduced to zero. If so provided in the related Prospectus
                                Supplement, certain types of Realized Losses or Shortfall may be allocated differently than other Realized Losses or Shortfall. Any allocation of a Realized Loss to a Class of Securities generally will be made by reducing the principal amount thereof as of the applicable
                                Distribution Date by an amount equal to the amount of such Realized Loss.
OPTIONAL TERMINATION..........  To the extent specified in the related Prospectus Supplement, the Securities of a Series may be
                                retired through termination of the related Trust by means of repurchase of the assets in the
                                Trust by the party or parties specified therein under certain circumstances. See "Description of the Securities -- Optional Termination."
THE TRUSTS....................  The Seller will assign or transfer to the Trust established for each Series, for the benefit of
                                Securityholders, assets consisting primarily of one or more of the following, each of which will be more specifically described in the Prospectus Supplement for such Series:
A. MORTGAGE
   ASSETS.....................  Assets assigned or transferred to the Trust for Securities of a Series may be composed of (i)
                                GNMA Certificates guaranteed by the Government National Mortgage Association, (ii) FHLMC
                                Certificates issued by the Federal Home Loan Mortgage Corporation, (iii) FNMA Certificates
                                issued by the Federal National Mortgage Association, (iv) such other types of mortgage assets, including mortgage pass-through certificates and collateralized mortgage obligations (together with the GNMA Certificates, FHLMC Certificates and FNMA Certificates, the "Mortgage
                                Certificates"),
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                                as may be described in the related Prospectus Supplement, (v) Mortgage Loans secured by property consisting of single family (one- to four-family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units, (vi) Contracts secured by
                                Manufactured Homes, (vii) certain other assets evidencing interests in loans secured by residential property, and (viii) Funding Agreements with various Finance Companies that are secured by Mortgage Certificates, Loans or other similar assets. Mortgage Certificates, Loans and other similar assets, whether assigned to a Trust by the Seller or pledged to secure a
                                Funding Agreement, are herein referred to collectively as "Mortgage Assets." The Mortgage
                                Assets and other assets in the Trust for the Securities of a Series will have an aggregate
                                Asset Value at least equal to the original aggregate principal amount of such Securities. See
                                "The Trusts."
B. ASSET PROCEEDS
   ACCOUNT....................  All payments and collections received or advanced on the Mortgage Assets assigned to the Trust for the Securities of a Series will be remitted to one or more accounts (collectively, the
                                "Asset Proceeds Account") established and maintained in trust on behalf of the Securityholders.
                                Unless otherwise specified in the related Prospectus Supplement, reinvestment income on amounts in the Asset Proceeds Account will not accrue for the benefit of the Securityholders of a
                                Series but will be remitted periodically to the Master Servicer or the Servicers as additional master servicing or servicing compensation. See "The Trusts -- Asset Proceeds Account."
C. RESERVE FUNDS..............  If specified in the Prospectus Supplement for a Series, the Seller will deposit cash, securities, certificates of deposit or letters of credit in one or more Reserve Funds which may be used by the Trustee to make any required distributions of principal or interest on the
                                Securities of the Series to the extent funds are not otherwise available. Any Reserve Fund will be maintained in trust but may or may not constitute a part of the Trust for a Series. The funding of the Reserve Fund for a Series of Securities will be specified in the Prospectus
                                Supplement for the Series. The Seller will have certain rights on any Distribution Date to cause the Trustee to withdraw funds from a Reserve Fund for a Series to the extent such funds are no longer required to be maintained for the Securityholders. See "The Trusts -- Reserve
                                Fund or Accounts."
D. INSURANCE POLICIES.........  For Series in which the Trust contains Mortgage Loans, the Seller may assign to the Trustee payments due under certain mortgage insurance, hazard insurance and other policies
                                (collectively, "Insurance Policies") which may include, as specified in the related Prospectus
                                Supplement, (i) "Mortgage Insurance Policies" consisting of (a) Primary Mortgage Insurance
                                Policies that will insure (subject to their provisions and certain limitations) Mortgage Loans against all or a portion of any loss sustained by reason of nonpayments by Borrowers, (b) one or more mortgage Pool Insurance Policies providing coverage in an amount specified in the related Prospectus Supplement, or (c) a combination of Primary Mortgage and Pool Insurance
                                Policies; (ii) Standard Hazard Insurance Policies insuring Mortgage Loans against losses due to various causes, including fire and windstorm; (iii) Special Hazard Insurance insuring Mortgage
                                Loans against certain losses that are not covered by the Standard Hazard Insurance Policies
                                (including earthquakes, landslides and mudflows) in an amount specified in the related
                                Prospectus Supplement; (iv) Mortgagor Bankruptcy Insurance which will provide for payments in an amount specified in the Prospectus Supplement in the event of the bankruptcy of the
                                Borrower; and (v) with respect to multifamily Mortgaged Premises, boiler insurance and business interruption insurance. To the extent specified in the Prospectus Supplement for a Series, the
                                Seller may, in lieu of providing certain Insurance Policies, deposit cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating
                                Agency rating that Series for such Series in an initial amount acceptable to each such Rating
                                Agency.
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                                Insurance related to Mortgage Loans may be modified to cover Mortgage Loans assigned to Trusts for more than one Series or that secure collateralized mortgage obligations issued by the
                                Seller or one of its affiliates, provided that such revision does not result in any lowering of the credit rating assigned to any outstanding Series by any Rating Agency rating that Series at the request of the Seller. See "The Trusts -- Mortgage Insurance on Mortgage Loans."
E. ADDITIONAL ASSETS..........  The Seller may assign to the Trust for a Series non-recourse guaranties (each a "Guaranty") of the timely payment of principal and interest on Mortgage Loans in the Trust secured by a pledge of other assets satisfactory to the Rating Agency rating the Series. The Seller may also assign such other assets by such other means as may be specified in the related Prospectus Supplement.
                                Such other assets may consist of additional Mortgage Loans, additional Mortgage Certificates, letters of credit or other Permitted Investments (such other assets, together with the
                                Guaranties, are referred to as "Additional Assets"), and may be drawn upon to cover losses on
                                Mortgage Loans in the Trust as described in the related Prospectus Supplement. See "The
                                Trusts -- Delivery of Additional Assets."
F. SERVICING..................  One or more Servicers will perform certain servicing functions with respect to the Mortgage
                                Loans assigned to the Trust for a Series. If specified in the Prospectus Supplement, the
                                Servicers will be supervised by a Master Servicer. Each Servicer of one- to four-family
                                Mortgage Loans generally will be an approved servicer by FNMA or FHLMC and by the Master
                                Servicer. Servicers of multifamily mortgage loans generally will be approved mortgagees under
                                Section 203 of the National Housing Act. Each Servicer will be obligated under a Servicing
                                Agreement (i) to perform customary servicing functions, (ii) to make mandatory or discretionary advances of funds to cover certain payments not made by the Borrowers to the extent such advances are deemed recoverable from future payments by the Borrowers, from proceeds of
                                Insurance Policies, from the proceeds of Liquidated Loans, or as provided in the related
                                Prospectus Supplement, and (iii) under certain circumstances, unless otherwise provided in the
                                Prospectus Supplement, to purchase any Mortgage Loans (a) that are converted from an adjustable to a fixed Note Rate or from one fixed Note Rate to a lower fixed Note Rate (a "Converted
                                Mortgage Loan") and (b) with respect to which the Servicer has made a misrepresentation or breached a covenant. The Seller will assign its rights under any Servicing Agreement to the
                                Trust for the related Series. See "The Trusts -- Repurchase of Converted Mortgage Loans" and
                                " -- Sale and Servicing of Mortgage Loans."
G. MASTER SERVICER............  The Master Servicer or Securities Administrator named in the Prospectus Supplement will be responsible under the Trust Agreement for providing general administrative services to the
                                Trust including, among other things, (i) oversight of payments received on Mortgage Assets,
                                (ii) monitoring the amounts on deposit in various Trust Accounts, (iii) calculation of the amounts payable to Securityholders on each Distribution Date, (iv) preparation of periodic reports to the Trustee or the Securityholders with respect to the foregoing matters, (v)
                                preparation of federal and state tax and information returns, and (vi) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, with respect to a Trust that includes one- to four-family Mortgage Loans, the Master Servicer will be required by the Trust Agreement to supervise and administer the performance of Servicers, to make advances of delinquent payments of principal and interest on the Mortgage Loans to the extent provided in the related Prospectus Supplement, and to perform the servicing obligations of a terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of a Servicing Agreement will not, however, require the Master Servicer to (i)
                                purchase Mortgage Loans from the Trust due to a breach by the Servicer of a representation or warranty under the Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage
                                Loan unless otherwise required

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
                                as Master Servicer or (iii) make advances of principal and interest on delinquent Mortgage
                                Loans in excess of the Master Servicer's independent advance obligation under the Trust
                                Agreement. If a Servicer does not have an obligation to purchase Converted Mortgage Loans, the
                                Master Servicer will be obligated to purchase such Converted Mortgage Loans to the extent provided in the Prospectus Supplement. The Master Servicer may delegate its responsibilities under the Trust Agreement; PROVIDED, HOWEVER, that no such delegation shall release the Master
                                Servicer from its responsibilities or obligations under the Trust Agreement.
CERTAIN FEDERAL
  INCOME TAX
  CONSEQUENCES................  See "Certain Federal Income Tax Consequences."
YIELD CONSIDERATIONS..........  The Prospectus Supplement for a Series may specify certain yield calculations, based upon an assumed rate of prepayment or a range of prepayment assumptions on the Mortgage Assets, for
                                Classes receiving disproportionate allocations of principal and interest. A higher level of principal prepayments on the Mortgage Assets than anticipated is likely to have an adverse effect on the yield on any Class of Securities that has a purchase price greater than its initial principal amount (a "Premium Security") and a lower level of principal prepayments on the Mortgage Assets than anticipated is likely to have an adverse effect on the yield on any
                                Class of Securities that has a purchase price less than its initial principal amount (a
                                "Discount Security"). It is possible under certain circumstances for holders of Premium
                                Securities not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment.
USE OF PROCEEDS...............  The Seller generally will acquire the Mortgage Assets from their previous owner (the
                                "Participant") at the time the Securities of a Series are issued. Substantially all of the net proceeds from the sale of each Series of Securities will be paid by the Seller to the
                                Participant in exchange for the Mortgage Assets to be assigned to the Trust for such Series or to fund loans to Finance Companies secured by Mortgage Assets and assigned to the Trust for such Series.
LEGAL INVESTMENT..............  The Securities of each Series offered by the related Prospectus Supplement will generally constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of
                                1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest rating categories. Any such securities would be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. Some
                                Classes of Securities offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage-related securities." Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities." See "Legal Investment."
ERISA CONSIDERATIONS..........  An employee benefit plan that invests in the Securities may be treated as having acquired a direct interest in the assets of the related Trust for purposes of the "plan asset" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA
                                Considerations."
RATING........................  Each Class of Securities offered by means of this Prospectus and the related Prospectus
                                Supplement will be rated not less than Investment Grade by at least one Rating Agency identified in such Prospectus Supplement.


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                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.
MATURITY AND YIELD CONSIDERATIONS
     SENSITIVITY TO PREPAYMENTS. Yields realized by holders of certain Classes of Securities of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments (including for this purpose, payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchase by or on behalf of the Seller, the Servicer, the Master Servicer or the Participant, as the case may be) on the Mortgage Assets of the related Trust. In general, yields on Premium Securities will be adversely affected by higher than anticipated levels of prepayments on the Mortgage Assets and enhanced by lower than anticipated levels. Conversely, yields on Discount Securities are likely to be enhanced by any higher than expected level of prepayments and adversely affected by a lower than anticipated level. This sensitivity will be magnified as the disproportion of the allocation of principal and interest payments on the Mortgage Assets to each Class increases. Holders of certain Classes of Securities could fail to recover their initial investment.
     The rate of principal payments on the Loans (and mortgage loans underlying the Mortgage Certificates) will be affected by the amortization schedules of such loans and the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the Seller, the Servicer, the Master Servicer or the Participant, as the case may be). The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, however, if the Loans are not subject to prepayment penalties and if prevailing interest rates fall significantly below the interest rate on the Loans (or mortgage loans underlying the Mortgage Certificates), such Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Loans. Conversely, a Borrower is less likely to prepay his Loan when interest rates are higher than those in effect when the Loan was originated. The holder of the Loan (the Trustee, and through it, the Securityholders) generally does not want a Loan to be prepaid when prevailing interest rates are lower than at the time of investment and generally wants a Loan to be prepaid when prevailing interest rates are higher than at the time of investment. This conflict between the Borrower and the holder of the Loan exposes the holder to reinvestment risk when prevailing interest rates are lower than at the time of its investment (it can only reinvest the mortgage loan proceeds in investments bearing a lower rate of interest) and the loss of reinvestment opportunity when prevailing interest rates are higher than at the time of its investment (it cannot reinvest in higher yielding instruments).
     LIMITED NATURE OF RATING. Each Class of Securities of a Series offered hereby and by means of the related Prospectus Supplement initially will be rated Investment Grade by at least one of the Rating Agencies identified in such Prospectus Supplement. Any such rating is not a recommendation to buy, sell or hold Securities and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. An investor may obtain further details with respect to any rating on the Securities from the Rating Agency issuing such rating. In addition, any such rating will be based, among other things, on the credit quality of the Mortgage Assets and will represent only an assessment of the likelihood of receipt by Securityholders of payments with respect to the underlying Mortgage Assets. Such rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, any assessment of the possibility that holders of Premium Securities will, under circumstances of high principal prepayments on the Mortgage Assets, fail to recoup their initial investment. Security ratings assigned to Classes of Securities having a disproportionate entitlement to principal or interest should be evaluated independently of similar security ratings assigned to other kinds of securities. A rating also will not assess the ability of a Servicer or Participant to perform its obligation, if any, to repurchase Converted Mortgage Loans.
CREDIT CONSIDERATIONS
     GENERAL. Each Trust is expected to have no significant assets other than the Mortgage Assets and other assets assigned to the Trust by the Seller. For that reason, prospective purchasers of the Securities of a Series must rely primarily upon payments of principal and interest on such Mortgage Assets, the security therefor, and sources of credit enhancement identified in the related Prospectus Supplement. A Mortgage Loan or Contract
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typically is made based upon a determination of the Borrower's ability to make
Monthly Payments on his Mortgage Loan or Contract and upon the value of the Mortgaged Premises or Manufactured Home secured thereby. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general macro and micro economic conditions. A Borrower's failure to pay and subsequent foreclosure on the Mortgaged Premises typically will not relieve the Borrower from liability for a Mortgage Loan, but the most likely source of cash as a practical matter will be from the sale of the Mortgage Premises. Accordingly, an investment in Securities of a Series evidencing interests in a Trust consisting of Mortgage Loans may be affected by a decline in real estate values. If the residential real estate market in the area of properties securing the Mortgage Loans should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Premises, become equal to or greater than the value of such Mortgaged Premises, the actual rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any Subordination Amount, applicable insurance policies or other credit enhancement, holders of the Securities of a Series evidencing interests in the related Trust will bear all risk of loss resulting from default by Borrowers and will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     Loans such as GPM Loans, GEM Loans, ARM Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such loans are not available. Such Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain ARM Loans, after relatively short periods of time. Other loans may be underwritten principally on the basis of the initial loan-to-value ratio of the Loans. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust may experience a loss. Furthermore, Loans made with respect to multifamily property, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "Sale and Servicing of Loans -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."
     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily residential mortgage lending.
     INSURANCE AND CREDIT SUPPORT LIMITATIONS. The Insurance Policies on the Mortgage Loans or the obligation to deliver Additional Assets, if any, with respect to a Series will not cover all contingencies and will cover other contingencies only to a limited extent. See "The Trusts -- Mortgage Insurance on Mortgage Loans," " -- Hazard Insurance on the Mortgage Loans," and " -- Delivery of Additional Assets." The amount, type and nature of insurance policies, subordination, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of actuarial criteria established by each Rating Agency rating such Series. Such actuarial analysis is the basis upon which each Rating Agency determines required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination or other credit support. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.
     Moreover, reserve funds, insurance policies, letter of credit or other credit support for a Series will not cover all potential losses or risks. A Series of Securities may include a Class or multiple Classes of Subordinated Securities
                                       10
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as described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to holders of Senior Securities, the applicable principal amount of the Subordinated Securities or Subordination Amount will be limited and will decline under certain circumstances. See "Description of the Securities" and "The Trusts."

     In addition, if distributions in reduction of the principal amount of Securities of a Series are made in order of the respective Final Scheduled Distribution Dates of the Classes, any limits with respect to the aggregate amount of claims under any related Insurance Policy may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later-maturing Classes.
     FHLMC AND FNMA GUARANTY. Payments of principal and interest on the FHLMC Certificates or FNMA Certificates are backed only by the credit of FHLMC and FNMA, respectively, and not by the full faith and credit of the United States. See "Additional Information" for the availability of information respecting FHLMC and FNMA.
     DEFICIENCY ON SALE OF ASSETS. If the assets assigned to a Trust were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to distribute in full the outstanding principal amount of the related Securities and accrued interest due thereon. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the Mortgage Assets and any Permitted Investments in which the funds deposited in the Asset Proceeds Account and any Reserve Funds for a Series may be invested may be liquidated at a discount from par value or from their purchase price, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest at the Pass-Through Rate allocated to each Class of the Securities of that Series.
     ENFORCEABILITY. As specified in the related Prospectus Supplement, the Mortgage Loans may contain "due-on-sale" clauses which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Premises or its interrest in the Mortgaged Premises. Such clauses are generally enforceable subject to certain exceptions. See "Certain Legal Aspects of Mortgage Loans -- "Due on Sale' Clauses."
     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the Borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the obligor, the lender's ability to collect the rents may be adversely affected.
     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. See "Certain Legal Aspects of Mortgage Loans -- Equitable Limitations on Remedies."
     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the Borrower following foreclosure or sale under a deed of trust. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."
     In some states, the Borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the property from the foreclosure sale. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure of sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. See "Certain Legal Aspects of Mortgage
Loans -- Rights of Reinstatement and Redemption."
                                       11
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     OTHER LEGAL CONSIDERATIONS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     ENVIRONMENTAL CONSIDERATIONS. Real property pledged as security to a lender may be subject to certain environmental risks. Although federal law provides secured lenders significant protection from federal liability if they foreclose on contaminated Mortgaged Property, a secured lender may incur liability, as an "owner" or "operator," for certain environmental clean-up costs required at the Mortgaged Property if its agents or employees become sufficiently involved in the operations of the Borrower, even if the environmental damage or threat was caused by a prior owner. In addition, many states have environmental clean-up statutes, and not all provide protection for a secured lender in the case of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations."


     Even if a foreclosing secured lender is protected by legislation from liability for clean-up costs on a Mortgaged Property, the transferee from the secured lender is not entitled to such protection. Thus, the presence of environmental contamination may decrease the amount that prospective buyers are willing to pay for a Mortgaged Property and thereby reduce the likelihood that the Trust will recover fully on the related Mortgage Loan as a result of foreclosure.


     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien." See "Certain Legal Aspects of Mortgage
Loans -- Environmental Considerations."


     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is likely that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted. In general, no representations or warranties have been made or any liability assumed with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. Any loss or liability resulting from the presence or effect of hazardous wastes or such hazardous substances will reduce the amounts otherwise available to pay to the holders of the Securities. See "Certain Legal Aspects of Mortgage
Loans -- Environmental Considerations."

TAX AND OTHER CONSIDERATIONS
     ORIGINAL ISSUE DISCOUNT. Discount Securities generally will be treated as issued with original issue discount for federal income tax purposes. In addition, certain classes of Premium Securities may be treated by the Trustee under applicable provisions of the Internal Revenue Code of 1986, as amended, as stripped coupons issued in the original issue discount. The Trustee will report original issue discount with respect to such Discount and Premium Securities on the accrual basis, which may be prior to the receipt of cash associated with such income. See "Certain Federal Income Tax Consequences."
     TAX CONSIDERATIONS FOR RESIDUAL SECURITIES. Residual Securities are subject to certain special tax considerations that differ from those applicable to REMIC Regular Securities and of Securities in a Series for which a REMIC election is not made. See "Certain Federal Income Tax Consequences."
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     LIMITED LIQUIDITY. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that it will provide Securityholders of such Series with liquidity of investment or that it will continue for the term of the Securities of such Series.
     BOOK-ENTRY SECURITIES. The Prospectus Supplement for a Series may specify that certain Classes of the Securities will be issued in book-entry form ("Book-Entry Securities"). As described under "Description of the
Securities -- Book-Entry Procedures," because transactions in Book-Entry Securities can be effected only through The Depository Trust Company (the "Depository") and certain Financial Intermediaries, the ability of a beneficial owner of a Book-Entry Security (a "beneficial owner") to pledge such a Security to persons or entities that do not participate in the Depository's system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Security. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.
     Beneficial owners may experience some delay in their receipt of distributions of interest on and principal of the Securities because such distributions will be forwarded by the Trustee to the Depository and the Depository will be required to credit such distributions to the accounts of the related Financial Intermediary which thereafter will be required to credit them to the accounts of beneficial owners either directly or indirectly through indirect participants. See "Description of the Securities -- Book-Entry Procedures."
                         DESCRIPTION OF THE SECURITIES
GENERAL
     The Mortgage Participation Securities described herein and in the related Prospectus Supplements (the "Securities") will be issued from time to time in Series pursuant to a Trust Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement may incorporate by reference Standard Terms to Trust Agreement ("Standard Terms"). One or more Trusts will be established with the Trustee for each Series of Securities. The Seller may sell to investors one or more Classes of a Series of Securities in transactions not requiring registration under the Securities Act of 1933.
     The Seller will assign and transfer to the Trust for the benefit of the holders of the Securities of each Series the Mortgage Assets, the Asset Proceeds Account, and, to the extent specified in the related Prospectus Supplement, the Reserve Fund or other funds, any Additional Assets, the Insurance Policies, and the Servicing Agreements for such Series. See "The Trusts" and "The Trust Agreements." The following summaries describe certain provisions common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Trust Agreement relating to each such Series of Securities. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.
     The Trust Agreement for a Series will generally provide that Securities may be issued thereunder up to the aggregate principal amount authorized from time to time by the Seller. Each Series will consist of one or more Classes of Securities and may include (i) one or more Classes of Senior Securities entitled to certain preferential rights to distributions of principal and interest, (ii) one or more Classes of Subordinated Securities, (iii) one or more Classes of Securities representing an interest only in a specified portion of interest payments on the Mortgage Assets in the related Trust and that may have no principal balance, a nominal principal balance or a notional principal balance ("Strip Class"), (iv) one or more Classes of Securities representing an interest only in payments of principal on the Mortgage Assets ("Principal Only Class"),
(v) one or more Classes of Securities upon which interest will accrue but will not be distributed until certain other Classes of Securities of that Series have received their final distribution ("Compound Interest Class" and "Capital Appreciation Class" and, collectively "Accretion Classes"), (vi) one or more Classes of Securities entitled to distributions from specified portions of the Mortgage Assets in the related Trust, (vii) one or more Classes entitled to fixed principal payments under certain conditions ("PAC Classes") and companion classes thereto ("Companion Classes"), and (viii) one or more Classes of REMIC Regular Securities and one Class of Residual Securities for each REMIC within a Series for which a REMIC election is to be made.
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     The Securities of each Series will be issued in fully registered certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Securities of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Trustee or such other office specified in the related Prospectus Supplement without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the Prospectus Supplement, distributions of principal and interest will be made to each Class of Securities of a Series in certificated form by check mailed to each person in whose name a Security is registered as of the close of business on the Record Date specified in the related Prospectus Supplement at the address appearing on the books and records of the Trust, except that the final distributions in retirement of each Class of Securities of a Series in certificated form will be made only upon presentation and surrender of such Securities at the corporate trust office of the Trustee or such other office specified in the related Prospectus Supplement. Distributions with respect to Securities in book-entry form will be made as set forth below. BOOK-ENTRY PROCEDURES
     The Prospectus Supplement for a Series may specify that certain Classes of the Securities will initially be issued in book-entry form ("Book-Entry Securities") in the authorized denominations specified therein. Each such Class will be represented by a single certificate registered in the name of the nominee of the depository, which initially is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Seller, the "Depository"). The Depository or its nominee will be registered as the record holder of the Securities in the Security Register of the Trust. No person acquiring a Book-Entry Security (a "beneficial owner") will be entitled to receive a certificate representing such Security.
     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Security, and beneficial ownership of a Book-Entry Security may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.
     DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.
     Distributions of principal and interest on the Book-Entry Securities will be made on each Distribution Date to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents. As a result of the foregoing procedures, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments.

     Because transactions in Book-Entry Securities can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of a Book-Entry Security to pledge such Security to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Security, may be limited due to the lack of a physical certificate representing such Security. Issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Book-Entry Securities for which they cannot obtain physical certificates.

                                       14
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

     The Book-Entry Securities will be issued in fully registered, certificated form to beneficial owners of Book-Entry Securities or their nominees, rather than to the Depository or its nominee, only if (i) the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry sytem through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all beneficial owners of Book-Entry Securities through Depository participants, of the availability of certificated Securities. Upon surrender by the Depository of the certificates representing the Book-Entry Securities and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Securities as certificated Securities to the beneficial owners of Book-Entry Securities.

     Neither the Seller, the Master Servicer (or Securities Administrator) nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Securities held by the Depository, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
ALLOCATION OF DISTRIBUTIONS FROM THE MORTGAGE ASSETS
     The Prospectus Supplement for a Series will specify the Available Distribution for such Series, which in general will be equal to the amount of principal and interest actually collected, advanced or received during the applicable Due Period or Prepayment Period, net of applicable servicing, master servicing, administrative and guarantee fees, insurance premiums and amounts required to reimburse any unreimbursed advances. The Available Distribution will be allocated among the Classes of Securities in the proportion and order of application set forth in the Trust Agreement and described in the related Prospectus Supplement. The Available Distribution may be allocated so that amounts paid as interest on the Mortgage Assets may be distributed as principal on the Securities and amounts paid as principal on the Mortgage Assets may be distributed as interest on the Securities.
     A Class of Securities of a Series entitled to distributions of interest may receive such interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable. Each such Class of Securities may have a different Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class. Residual Securities offered hereby may or may not have a Pass-Through Rate. Residual Securities will generally be entitled to receive amounts remaining after allocation of scheduled distributions to all other outstanding Classes of Securities of that Series entitled thereto. Certain Classes of Securities may be represented by a notional principal amount. The notional amount is used solely for purposes of determination of interest distributions and certain other rights and obligations of holders of such Securities and does not represent any beneficial interest in principal payments on the Mortgage Assets in the related Trust. Interest distributions on the Securities generally will include interest accrued through the Accounting Date preceding the applicable Distribution Date or to another date specified in the related Prospectus Supplement. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement.
     With respect to a Series that includes one or more Classes of Subordinated Securities, the Senior Securities will generally not bear any Realized Losses on the Loans, except as otherwise specified in the related Prospectus Supplement, until the Subordinated Securities of that Series have borne Realized Losses up to a specified Subordination Amount or loss limit, or until the principal amount of the Subordinated Securities has been reduced to zero, either through the allocation of Realized Losses, the priority of distributions, or both. Distributions of interest may be reduced to the extent of Shortfall on Mortgage Loans comprising or underlying the Mortgage Assets of the related Trust. With respect to a Series that includes a Class of Subordinated Securities, any Shortfall may result in a reallocation of amounts otherwise distributable to less senior Securities for distribution to more senior Securities.
     Principal and interest distributable to the holders of a Class of Securities will be distributed pro rata in the proportion that the outstanding principal or notional amount of each Security of such Class bears to the aggregate outstanding principal or notional amount of all Securities of such Class, or in such other manner as may be specified in the related Prospectus Supplement.

     The Final Scheduled Distribution Date for each Class of Securities generally will be determined on the basis of the assumptions set forth in the related Prospectus Supplement. If no assumptions are set forth, the Final Scheduled Distribution Date for a Class of Securities will be the date on which the last distribution of the principal thereof

                                       15
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
is scheduled to occur, assuming no prepayments of principal with respect to the Mortgage Assets included in the Trust for that Series.
VALUATION OF MORTGAGE ASSETS

     The Mortgage Assets and other assets included in the Trust for each Series of Securities will have an initial aggregate Asset Value, together with any other assets included in the Trust underlying a Series of Securities, at least equal to 100% of the initial principal amount of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, the Asset Value of any Mortgage Asset in the Trust for a Series, to the extent applicable to such Series, will generally equal (i) the Scheduled Principal Balance of such Mortgage Asset or (ii) the lesser of (A) the present value of the stream of remaining regularly scheduled payments of principal and interest due on such Mortgage Asset (after taking into account charges for servicing, administration, insurance and related matters) discounted at the Asset Value Discount Rate, if any, for such Series specified in the Prospectus Supplement, and (B) the Scheduled Principal Balance of such Mortgage Asset multiplied by the applicable Asset Value Percentage. The Asset Value Percentage will be the percentage limitation that, based upon the scheduled net payments on the Mortgage Assets included in the Trust, is intended to assure the availability of sufficient funds to make scheduled distributions on the Securities in the event of substantial principal prepayments on the Mortgage Assets. In each case Asset Value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related Prospectus Supplement so specifies, of any Reinvestment Income thereon. The Asset Value of a Liquidated Loan or Loan purchased from the Trust pursuant to the Trust Agreement shall be zero.

     If distributable to the Securityholders, Reinvestment Income for a Series may be based on the applicable contractually specified interest rates pursuant to guaranteed reinvestment agreements with an institution or institutions acceptable to each Rating Agency rating the Series. Other specified interest rates acceptable to each Rating Agency rating a Series may be set forth in the related Prospectus Supplement for purposes of certain assumptions regarding Reinvestment Income if required in the calculation of distributions to Securityholders.
OPTIONAL REDEMPTION
     To the extent and under the circumstances specified in the related Prospectus Supplement, the Securities of any Series may be redeemed prior to their Final Scheduled Distribution Date at the option of the Seller, the Master Servicer (or Securities Administrator), the Servicer or such other party as may be specified in the related Prospectus Supplement by purchase of the outstanding Securities of such Series. Unless otherwise specified in the Prospectus Supplement, the right so to redeem the Securities of any Series will be conditioned upon the passage of a certain date specified in the Prospectus Supplement and/or the Asset Value or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Securities at the time of purchase aggregating less than a percentage specified in the related Prospectus Supplement, of the Asset Value or the Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of the applicable Class of Securities upon the issuance of the Series of Securities. In the event the option to redeem the Securities of any Series is exercised, the purchase price distributed with respect to each Security offered hereby and by the related Prospectus Supplement will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate, net of any unreimbursed advances and unrealized losses allocated to such Security. Notice of the redemption of the Securities of any Series will be given to related Securityholders as provided in the related Trust Agreement.
                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates included in the Trust for a Series will consist of first lien residential mortgages or deeds of trust. The mortgage loans underlying the GNMA Certificates in the Trust for a Series will consist of FHA Loans, VA Loans, RHS Loans or multi-family loans; the mortgage loans underlying the FNMA Certificates in the Trust for a Series will consist of conventional loans, FHA Loans, VA Loans, RHS Loans or multi-family loans; the mortgage loans underlying the FHLMC Certificates in the Trust for a Series will consist of conventional loans, multi-family loans or participations in either; and the Mortgage Loans in the Trust for a Series will consist of conventional loans, FHA Loans, VA Loans or RHS Loans. See "The Trusts."

                                       16
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     The prepayment experience on the Mortgage Assets will affect (i) the average life of the Securities and each Class thereof issued by the related Trust, (ii) the extent to which the final distribution for each Class occurs prior to its Final Scheduled Distribution Date, and (iii) the effective yield on each Class of such Securities. Because prepayments will be passed through to the holders of Securities of each Series as distributions of principal on such Securities, it is likely that in the event of such prepayments, the final distributions on the Classes of Securities of a Series will occur prior to their respective Final Scheduled Distribution Dates.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the FHA Prepayment Experience, the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model, or some other prepayment assumption model ("PAM"). The Prospectus Supplement for a Series of Securities may contain a table setting forth percentages of the original principal amount of each Class of Securities of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.
     FHA has compiled statistics relating to one- to four-family, fixed rate level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. Moreover, although each of the FHA Loans included in the FHA statistics is assumable, a number of Mortgage Loans and a number of mortgage loans backing FHLMC Certificates and FNMA Certificates include "due-on-sale" clauses which allow the holder of the mortgage loan to demand payment in full of the remaining principal balance of the mortgage loan upon sale or certain other transfers of the underlying Mortgaged Premises. The resulting acceleration of mortgage payments upon transfer of the underlying Mortgaged Premises is another factor affecting prepayment rates that is not reflected in the FHA statistics. See "Certain Legal Aspects of Mortgage Loans -- "Due-on-Sale' Clauses."
     The rate of principal payments on Mortgage Loans (or mortgage loans underlying the Mortgage Certificates) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the Seller, the Servicers, the Master Servicer or the Participant, as the case may
be). NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE MORTGAGE LOANS. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans (or mortgage loans underlyng the Mortgage Certificates), such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.
     It should also be noted that certain Mortgage Certificates in the Trust for a Series of Securities may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of such Mortgage Certificates will to some extent be a function of the mix of interest rates of the underlying mortgage loans. The stated certificate rate on certain Mortgage Certificates may be up to 3% less than the stated interest rate on the underlying mortgage loans. Other factors affecting the prepayment of Mortgage Loans (or mortgage loans underlying the Mortgage Certificates) include changes in Borrowers' housing needs, job transfers, unemployment, Borrowers' net equity in the Mortgaged Premises and servicing decisions.
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                              YIELD CONSIDERATIONS
     Distributions of interest on the Securities generally will include interest accrued through the Accounting Date for the applicable Distribution Date. Because distributions to the Securityholders generally will not be made until the Distribution Date following the Accounting Date, the effective yield to the holders of the Securities will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for the Security.
     The yield to maturity of any Security will be affected by the rate and timing of payment of principal of the Mortgage Loans. If the purchaser of a Security offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of such Security based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Security on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a Security will yield its coupon, after giving effect to any payment delay.
     The timing of changes in the rate of prepayments on the Mortgage Loans (or mortgage loans underlying the Mortgage Certificates) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans (or mortgage loans underlying the Mortgage Certificates), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or mortgage loans underlying the Mortgage Certificates) may significantly affect the weighted average life and other characteristics of any Class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Securities to their investment objectives. For factors affecting principal prepayments on the mortgage loans, see "Maturity and Prepayment Considerations" above.
     The yield on each Class of Securities also will be affected by Realized Losses or Shortfall allocated to such Class.
                                   THE TRUSTS
GENERAL
     The Seller will sell, assign and transfer to the Trust for the benefit of the holders of the Securities thereof: (i) Mortgage Assets (which may include Funding Agreements with various Finance Companies that are secured by Mortgage Assets), together with the payments thereon, having an aggregate initial Unpaid Principal Balance or Asset Value, as specified in the related Prospectus Supplement, at least equal to 100% of the original principal amount of the Securities of such Series, (ii) the Asset Proceeds Account for such Series,
(iii) to the extent applicable, the Reserve Fund and other funds and accounts for such Series, (iv) to the extent applicable, certain rights to Additional Assets, (v) to the extent applicable, all proceeds that may become due under the Insurance Policies with respect to such Series, and (vi) to the extent applicable, the Seller's rights under the Servicing Agreements and the agreements pursuant to which it acquired the Mortgage Assets with respect to such Series.
     The assets for a Series will be assigned and transferred to a Trust for the sole benefit of holders of the Securities of such Series, except that certain credit enhancement items required by Rating Agencies in connection with Mortgage Loans may also be assigned to Trusts for other Series of Securities or may secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or other persons. Particular assets that might be assigned to Trusts for other Series or that secure such other collateralized mortgage obligations include Pool Insurance Policies, Special Hazard Insurance Policies, Mortgagor Bankruptcy Insurance, Reserve Funds and Additional Assets.
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ASSIGNMENT OF MORTGAGE ASSETS
     Pursuant to the applicable Trust Agreement, the Seller will cause the Mortgage Assets (or its security interest therein) to be sold, assigned and transferred to the Trustee, together with all principal and interest paid on such Mortgage Assets from the date specified in the Prospectus Supplement. The Trustee will, in exchange for the Mortgage Assets so transferred, deliver to the order of the Seller Securities of that Series in authorized denominations registered in such names as the Seller may request representing the beneficial ownership interest in such Mortgage Assets. Each pool of Mortgage Assets will constitute a trust or trusts held by the Trustee for the benefit of the holders of the Series of Securities representing the ownership interest therein. Each Mortgage Certificate or Loan included in a Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Certificate or Loan as of the date of issuance of the Securities and its interest rate, original principal balance and certain other information.
     In addition, such steps will be taken by the Seller as are necessary to have the Trustee become the registered owner of each Mortgage Certificate which is included in a Trust and to provide for all payments on each such Mortgage Certificate to be made directly to the Trustee. The Seller will, likewise, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the related mortgage note (a "Note") endorsed to the order of the Trustee, evidence of recording of the mortgage or deed of trust (a "Security Instrument"), an assignment of such Security Instrument in recordable form naming the Trustee as assignee, and certain other original documents evidencing or relating to the Mortgage Loan. Within one year following the Closing Date for a Series, the Seller will cause the assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the Mortgage Loans. In lieu of recording the assignments of Mortgage Loans in a particular jurisdiction, the Seller may deliver or cause to be delivered to the Trustee an opinion of local counsel to the effect that such recording is not required to protect the right, title and interest of the Trustee in such Mortgage Loans. The original mortgage documents are to be held by the Trustee or a custodian acting on its behalf, except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loan.

     The Seller will make certain representations and warranties in the Trust Agreement with respect to the Mortgage Assets, including representations that it either is the owner of the Mortgage Assets or has a first priority perfected security interest in the Mortgage Assets. In addition, the Participant may make certain representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are transferred to the Seller, or in a Funding Agreement. With respect to those Mortgage Assets which are Mortgage Loans, the Servicer also may make certain representations and warranties in the Servicing Agreement unless otherwise provided in the Prospectus Supplement. See "Sale and Servicing of Mortgage
Loans -- Representations and Warranties." The Seller's right to enforce such representations and warranties of a Participant or Servicer will be assigned to the Trustee under the related Trust Agreement. To the extent that a Participant or Servicer makes representations and warranties regarding the characteristics of the Mortgage Assets, the Seller will generally not also make such representations and warranties. In the event that the representations and warranties of the Seller or Participant are breached, and such breach or breaches adversely affect the interests of the Securityholders in the Mortgage Assets, the Seller or Participant will be required to cure such breach or, in the alternative, to substitute Mortgage Assets in accordance with the criteria set forth herein, or to repurchase the affected Mortgage Assets, in general at a price equal to the Unpaid Principal Balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the interest rate on such Note (the "Note Rate"). In addition, unless otherwise provided in the Prospectus Supplement, in the event a Servicer breaches its representations and warranties with respect to a Mortgage Loan and such breach adversely affects the interests of the Securityholders in the Mortgage Loans, the Servicer will be required to cure such breach or to repurchase such Mortgage Loan for the purchase price described above, net of any unreimbursed advances of principal made by the Servicer and any outstanding servicing fees owed to the Servicer with respect to such Mortgage Loan. Neither the Seller nor any Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets if a Participant or Servicer defaults upon its obligation to do so, and no assurance can be given that Participants or Servicers will perform such obligations with respect to Mortgage Assets.

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THE MORTGAGE ASSETS
     The Prospectus Supplement for a Series will describe in general the type of Mortgage Assets that will be transferred to the related Trust. The Mortgage Assets may be composed of (i) GNMA Certificates, (ii) FHLMC Certificates, (iii) FNMA Certificates, (iv) other Mortgage Certificates, (v) Mortgage Loans, (vi) Contracts, (vii) certain other assets evidencing interests in loans secured by residential property, and (viii) Funding Agreements with various Finance Companies that are secured by Mortgage Certificates, Mortgage Loans or other similar assets.
     GNMA Certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD. GNMA's obligations are guaranteed by the full faith and credit of the United States. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, VA Loans partially guaranteed by the VA, and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.
     FHLMC Certificates are mortgage pass-through certificates as to which the Federal Home Loan Mortgage Corporation has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. FHLMC is a federally chartered corporation whose obligations are not guaranteed by the United States or any agency or instrumentality thereof. Each FHLMC Certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties or multi-family residential properties.
     FNMA Certificates are mortgage pass-through certificates as to which the Federal National Mortgage Association has guaranteed the timely payment of principal and interest. FNMA is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any agency or instrumentality thereof. Each FNMA Certificate will represent an undivided interest in a pool of mortgage loans formed by FNMA. Each such mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.
     Although payment of principal and interest on the GNMA Certificates, FHLMC Certificates and FNMA Certificates, if any, assigned to the Trust for a Series of Securities is guaranteed by GNMA, FHLMC and FNMA, respectively, the
Securities do not represent an obligation of or an interest in the Seller or any affiliate thereof and are not guaranteed or insured by GNMA, FHLMC, FNMA, the Seller or any of its affiliates, or any other person.
     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in a Trust will be secured by first liens on one-family, two- to four-family or multifamily residential property and may also include Cooperative Loans evidenced by promissory notes secured by a lien or the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. Regular monthly installments of principal and interest on each Mortgage Loan or Contract ("Monthly Payments") paid by the Borrower will be collected by the Servicer or Master Servicer and ultimately remitted to the Trustee.
     The Mortgaged Premises securing such Mortgage Loans may consist of (i) detached homes, (ii) attached homes (units having a common wall), (iii) units located in condominiums, and (iv) such other types of homes or units set forth in the related Prospectus Supplement including but not limited to multi- family residential complexes and cooperative units evidenced by a stock certificate. Each such detached or attached home will be constructed on land owned in fee simple by the Borrower or on land leased by the Borrower for a term at least one year greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where the entire lot on which each structure is built is owned by the owners of the units) or townhouses (multi- family structures in which each Borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). The Mortgage Loans included in the Trust for a Series of Securities may be secured by Mortgaged Premises that (i) are owner-occupied, (ii) are owned by investors or (iii) serve as second residences or vacation homes.
     The Mortgage Loans included in the Trust for a Series: may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on the declining principal balance of the Mortgage Loan ("Level Payment Mortgage Loans"); may provide for periodic adjustments to the rate of interest on such Mortgage Loans ("ARM Loans") to equal the sum (which may be rounded) of a fixed margin ("Gross Margin") and an index ("Index"), all as described in the related Prospectus Supplement; may consist of
                                       20
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Mortgage Loans for which funds have been provided to reduce the Borrower's
Monthly Payments during the early period of such Mortgage Loans ("Buy-Down Mortgage Loans"); may provide for the one-time reduction of the interest rate payable thereon ("RIM Loans"); may provide for (i) Monthly Payments during the first year that are at least sufficient to pay interest due on the Mortgage
Loan, and (ii) an increase in such Monthly Payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule ("GEM Loans"); may include graduated payment Mortgage Loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the Unpaid Principal Balance of the Mortgage Loans, and which unpaid interest will be added to the principal balance of such Mortgage Loan and will be paid, together with interest thereon, in the later years ("GPM Loans"); may include Mortgage Loans on which only interest is payable until maturity, as well as Mortgage Loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period ("Balloon Payment Mortgage Loans"); may include Mortgage Loans that provide for Borrower payments to be made on a bi-weekly basis ("Bi-Weekly Mortgage Loans"); and may include such other types of mortgage loans as are described in the related Prospectus Supplement. Buy-Down Mortgage Loans, GEM Loans, GPM Loans and Balloon Payment Mortgage Loans also may be ARM Loans.
     The Mortgage Assets may consist of Contracts secured by Manufactured Homes. The Contracts typically will provide for regular Monthly Payments that will amortize the principal amount thereof over the term of the Contract (typically from ten to twenty years). Interest may be fixed or adjustable based upon an Index. Unless the Manufactured Home is affixed to the real estate, the security interest in the Manufactured Home will be governed by state motor vehicle titling laws or the state's Uniform Commercial Code. Manufactured Homes may consist of either "single-wide" or "double-wide" units. Additional information about the Contracts and Manufactured Homes included in a Trust will be provided in the related Prospectus Supplement.
     The Trust for a Series may also include other Mortgage Assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations as more fully described in the related Prospectus Supplement. Such other Mortgage Assets must be in form and substance satisfactory to each Rating Agency rating that Series of Securities.
  REPURCHASE OF CONVERTED MORTGAGE LOANS
     If so specified in the Prospectus Supplement for a Series, the related
Trust may include Mortgage Loans which are convertible to Converted Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, a Servicer will be obligated to repurchase from the Trust any such Converted Mortgage Loan at a purchase price equal to the Unpaid Principal Balance of such Mortgage Loan, plus 30 days of interest thereon at the applicable Note Rate. If a Servicer (other than a successor servicer) does not have an obligation to purchase Converted Mortgage Loans, the Master Servicer will be obligated to purchase such Converted Mortgage Loans to the extent provided in the Prospectus Supplement. A Servicer or the Master Servicer, as applicable, will be obligated to deposit the amount of the purchase price in an account or accounts established for such purpose and the purchase price will be treated as a prepayment of the related Mortgage Loan. An obligation of a Servicer or the Master Servicer to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.
  SUBSTITUTION OF MORTGAGE ASSETS
     Unless otherwise provided in the Prospectus Supplement for a Series, the Seller or Participant may, within three months of the Closing Date, deliver to the Trustee other Mortgage Assets in substitution for any one or more Mortgage Assets initially included in the Trust for such Series. In general, any substitute Mortgage Asset must, on the date of such substitution, (i) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the deleted Mortgage Asset, (ii) have a Note
Rate not less than (and not more than one percentage point in excess of) the
Note Rate of the deleted Mortgage Asset, (iii) have a Net Rate equal to the Net Rate of the deleted Mortgage Asset, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Asset, and (v) comply with each representation and warranty relating to the Mortgage Assets and, if the Participant is effecting the substitution, comply with each representation and warranty set forth in the transfer agreement conveying the Mortgage Loans to the Seller. In addition, only like-kind collateral may be substituted except that Mortgage Certificates may be substituted for Mortgage Loans. If Mortgage Loans are being substituted, the substitute Mortgage Loan must have a loan-to-value ratio as of
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the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the deleted Mortgage Loan as of such date (in each case, using the value at origination, and after taking into account the payment due on such date). Further, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case, the substituted Mortgage Loan must also (a) have a minimum lifetime Note Rate that is not less than the minimum lifetime Note Rate on the deleted Mortgage Loan, (b) have a maximum lifetime Note Rate that is not less than the maximum lifetime Note Rate on the deleted Mortgage Loan, (c) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loan, (d) have a Gross Margin not less than the Gross Margin of the deleted Mortgage Loan, (e) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loan, (f) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the deleted Mortgage Loan, and (g) not be a
Mortgage Loan convertible from an adjustable rate to a fixed rate unless the deleted Mortgage Loan is so convertible. In the event that more than one
Mortgage Asset is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Trust Agreement.
  FUNDING AGREEMENTS
     If specified in the Prospectus Supplement for a Series, the Seller may
enter into a Funding Agreement with a limited-purpose subsidiary or affiliate of a Participant (a "Finance Company"). No Finance Company will be authorized to engage in any business activities other than the financing and sale of Mortgage Assets.
     Pursuant to a Funding Agreement (i) the Seller will lend a Finance Company a portion of the proceeds from the sale of a Series of Securities and such Finance Company will pledge to the Seller as security therefor Mortgage Assets having an aggregate Unpaid Principal Balance or Asset Value equal to at least the amount of the loan, and (ii) the Finance Company will agree to repay such loan by causing payments on the Mortgage Assets to be made to the Trustee as assignee of the Seller in such amounts as are necessary (together with payments from the related Reserve Fund or other funds or accounts) to pay accrued interest on such loan and to amortize the entire principal amount of such loan.
A Finance Company is not obligated to provide additional collateral to secure the loan pursuant to a Funding Agreement subsequent to the issuance of the Securities of the Series by the Trust.
     Unless the Seller, the Servicer, the Master Servicer or other entity designated in the Prospectus Supplement exercises its option to terminate the Trust and retire the Securities of a Series, or a Finance Company defaults under its Funding Agreement, such Finance Company's loan may not be prepaid other than as a result of prepayments on the pledged Mortgage Assets. If the Finance Company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the Finance Company paid the Seller an amount sufficient to enable the Seller to purchase other Mortgage Assets comparable in yield and maturity to the Finance Company's Mortgage Assets pledged under the Funding Agreement. The Trustee then could either (i) purchase such other
Mortgage Assets and substitute them for the Mortgage Assets pledged by the Finance Company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related Series, or (ii) deposit the amount of the Finance Company's prepayment in the Asset Proceeds Account.
     In the event of a default under a Funding Agreement, the Trustee will have recourse to the related Finance Company for the benefit of the holders of the Securities, including the right to foreclose upon the Mortgage Assets securing that Funding Agreement. The participating Finance Companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting Finance Company will have any significant assets except those pledged to the Trust for the Series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The Trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a Finance Company. For that reason, prospective purchasers of Securities should make their investment decisions on the basis that the Securities of a Series have rights solely with respect to the assets transferred to the Trust for that Series of Securities.
     In the event of a default under a Funding Agreement and the sale by the Trustee of the Mortgage Assets securing the obligations of the Finance Company under the Funding Agreement, the Trustee may distribute principal in an amount equal to the Unpaid Principal Balance of the Mortgage Assets so liquidated ratably among all
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Classes of Securities within the Series, or in such other manner as may be specified in the related Prospectus Supplement.
ASSET PROCEEDS ACCOUNT
     Unless otherwise specified in the related Prospectus Supplement, payments on the Mortgage Loans or Contracts included in the Trust for a Series will be remitted to the Servicer Custodial Account or Master Servicer Custodial Account and then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts which are to be included in any Reserve Fund. All payments received on Mortgage Certificates included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with Reinvestment Income thereon if payable to the Securityholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of master servicing and administrative fees and distributions of principal and interest on each Class of the Securities of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.
RESERVE FUND OR ACCOUNTS
     If stated in the Prospectus Supplement for a Series, the Seller will deposit cash, certificates of deposit or letters of credit in one or more
Reserve Funds or accounts, which may be used by the Trustee to make any required distributions of principal or interest on the Securities of the Series to the extent funds are not otherwise available. The Reserve Fund will be maintained in trust but may or may not constitute a part of the Trust for such Series. The Seller may have certain rights on any Distribution Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of the Seller as specified in the related Prospectus Supplement to the extent that such funds are no longer required to be maintained for the Securityholders.
MORTGAGE INSURANCE ON THE MORTGAGE LOANS
     Conventional Mortgage Loans included in the Trust for a Series may be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") or one or more mortgage pool insurance policies (each, a "Pool Insurance Policy") or any combination thereof (together, the "Mortgage Insurance Policies"). To the extent provided in the related Prospectus Supplement, in lieu of Mortgage Insurance Policies, Additional Assets may be delivered to the
Trustee to secure the timely payment of principal and interest on the Mortgage Loans (See "The Trusts -- Delivery of Additional Assets" below). FHA Loans and
VA Loans included in the Trust for a Series will be covered by FHA insurance or VA guarantees, respectively, and may be covered by a Pool Insurance Policy, if any, for such Series.
     Conventional Mortgage Loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the related Prospectus Supplement, be covered by Primary Mortgage Insurance Policies providing coverage on at least the amount of each such Mortgage Loan in excess of 75% of the original fair market value of the Mortgaged Premises and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value or, with the consent of the Master Servicer and Mortgage Insurer, after the policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has declined to 80%
or less based upon its current fair market value. The initial loan-to-value ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Premises. The fair market value of the Mortgaged Premises securing any Mortgage Loan is the lesser of the purchase price paid by the Borrower or the appraised value of such Mortgaged Premises at origination. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies and some Primary Mortgage Insurance Policies will, subject to their provisions and certain conditions and exclusions described below, provide full coverage against any loss sustained by reason of nonpayments by the Borrowers (a "Full Coverage Insurance Policy").
     The Pool Insurance Policy or Policies for a Series will generally be designed to provide coverage for all conventional Mortgage Loans which are not covered by Full Coverage Insurance Policies. However, the Mortgage Insurance Policies will not insure against certain losses sustained in the event of a personal bankruptcy of the Borrower under a Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations
on Lenders." Such losses may be covered by Mortgagor Bankruptcy Insurance to the extent described below for such Series.
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     The Mortgage Insurance Policies will not provide coverage against hazard losses. Each Mortgage Loan will be covered by a Standard Hazard Insurance Policy but such policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, to the extent that Mortgage Loans are covered by a Special Hazard Insurance Policy, such Special Hazard Insurance Policy will not cover all risks, and the coverage of such policy will be limited in amount. See "The
Trusts -- Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, as a result, not be insured and losses related thereto may affect distributions to holders of Securities of such Series.
     To the extent necessary to restore or prevent a reduction of the rating assigned by a Rating Agency to the Securities of a Series, the Servicer or the Master Servicer will use its reasonable best efforts to replace a Mortgage Insurance Policy with a new Mortgage Insurance Policy issued by an insurer whose claims paying ability is acceptable to such Rating Agency.
     Forms of a Primary Mortgage Insurance Policy and a Pool Insurance Policy have been filed as exhibits to, or incorporated by reference into, the Registration Statements of which this Prospectus forms a part. The following descriptions of such policies and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.
  PRIMARY MORTGAGE INSURANCE
     Each Primary Mortgage Insurance Policy covering Mortgage Loans included in the Trust for a Series will be issued by a Mortgage Insurer pursuant to its applicable master policy. The Seller and the Trustee, as assignee of the lender under such Mortgage Loans, will generally be the insureds or assignees of record, as their interests may appear, under each such Primary Mortgage
Insurance Policy. Each Servicing Agreement with respect to such Series will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each related Mortgage Loan requiring such insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each such Primary Mortgage Insurance Policy.
     Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the Trust for a Series (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to such Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the Mortgage Insurer, and (v) unpaid premiums.
     Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the Trust for a Series, the insured will generally be required to, in the event of default by the Borrower: (i) advance or discharge (a) all hazard insurance premiums and (b) as necessary and approved in advance by the Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Premises so as to maintain such Mortgaged Premises in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses,
(4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Premises, and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damages to the Mortgaged Premises, have restored and repaired the Mortgaged Premises to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Mortgage Insurer good and merchantable title to and possession of the Mortgaged Premises. The Primary Mortgage Insurance Policy may not reimburse the Insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related
Securities.
     Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan included in the Trust for a Series generally will provide that:
(a) no change may be made in the terms of such Mortgage Loan without the consent of the Mortgage
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Insurer; (b) written notice must be given to the Mortgage Insurer within 10 days after the insured becomes aware that a Borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled payments due under such Mortgage Loan or that any proceedings affecting the Borrower's interest in the Mortgaged Premises securing such Mortgage Loan have been commenced, and thereafter, the insured must report monthly to the Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Mortgage Insurer will have the right to purchase such Mortgage Loan at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon and reimbursable amounts expended by the insured for the real estate taxes and hazard insurance on the Mortgaged Premises for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Premises; (e) the insured must notify the Mortgage Insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Premises by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; (f) the insured may accept a conveyance of the Mortgaged Premises in lieu of foreclosure with written approval of the Mortgage Insurer, provided that the ability of the insured to assign specified rights to the Mortgage Insurer are not thereby impaired or the specified rights of the
Mortgage Insurer are not thereby adversely affected; (g) the insured agrees that the Mortgage Insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; (h) under certain policies, the Mortgage Insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts (including error or omission) by certain persons, or claims involving or arising out of the negligence of certain persons if such negligence is material either to the acceptance of the risk or to the hazard assumed by the Mortgage Insurer; and (i) the insured must comply with other notice provisions in the policy. As noted below, except as otherwise provided in the Prospectus Supplement for a Series, a Participant and the Servicer of Mortgage Loans must represent and warrant that (i) each Mortgage Insurance Policy is the valid and binding obligation of the Mortgage Insurer and
(ii) that each mortgage insurance application was complete and accurate in all material respects when made. See "Sale and Servicing of Mortgage
Loans -- Representations and Warranties" herein.
     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Insurer will be required to pay to the insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (B) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises will be deducted from any claim payment.
  POOL INSURANCE
     If any Mortgage Loan in the Trust for a Series is not covered by a Full Coverage Insurance Policy or other credit enhancement, the Seller may obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Borrowers of the Mortgage Loans included in the Trust for such Series to the extent not covered by any Primary Mortgage Insurance Policy. The terms of the Trust Agreement with respect to a Series will require the Master Servicer to maintain the Pool Insurance Policies, if any, for such Series and to present or cause the Servicers to present claims thereunder to the related insurer on behalf of the Seller, the Trustee and the holders of Securities of such Series.
     The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent as described below.
     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (a) to advance
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hazard insurance premiums on the Mortgaged Premises securing the defaulted
Mortgage Loan; (b) to advance, as necessary and approved in advance by the related insurer, (1) real estate property taxes, (2) all expenses required to preserve and repair the Mortgaged Premises, to protect the Mortgaged Premises from waste, so that the Mortgaged Premises is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Premises first became effective, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens on the Mortgaged Premises, and (5) foreclosure costs including court costs and reasonable attorneys' fees; and (c) if there has been physical loss or damage to the Mortgaged Premises, to restore the Mortgaged Premises to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have loan-to-value ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the insured the amount of the Loss which will be: (a) the amount of the Unpaid Principal Balance of the Mortgage Loan immediately prior to the Approved Sale of the Mortgaged Premises; (b) the amount of the accumulated unpaid interest on such Mortgage
Loan to the date of claim settlement at the contractual rate of interest; and
(c) reimbursable amounts advanced by the insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Insurance Policies). The Pool Insurance Policy may not reimburse the Insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related
Securities. An Approved Sale is (1) a sale of the Mortgaged Premises acquired by the insured because of a default by the Borrower to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Premises at a price exceeding the minimum amount specified by the Pool Insurer,
(3) the acquisition of the Mortgaged Premises under the Primary Mortgage Insurance Policy by the related Mortgage Insurer, or (4) the acquisition of the Mortgaged Premises by the Pool Insurer. If the Pool Insurer elects to take title to the Mortgaged Premises, the insured must, as a condition precedent to the payment of any such Loss, provide the Pool Insurer with good and merchantable title to the Mortgaged Premises. If any property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer or the Master Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the
Trust on liquidation of the Mortgage Loan after reimbursement of the Servicer or the Master Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.
     The Pool Insurance Policies will generally not insure (and many Primary Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Borrower or the Originator, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Mortgage Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the Participant's or Servicer's representations and warranties described under "Sale and Servicing of Mortgage Loans -- Representations and Warranties" and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Participant or Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "Sale and Servicing of Mortgage Loans -- Representations and Warranties." In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan upon which coverage under a Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), the Master Servicer may be obligated to purchase the Mortgage Loan. See "Sale and Servicing of Mortgage Loans --
General" and " -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."
     The original amount of coverage under any Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Securities of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment
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of the claim. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure." The
net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.
     If aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses may affect adversely distributions to holders of Securities of such Series. In addition, unless the Servicer or Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Sale and Servicing of Mortgage Loans -- Advances."
The original amount of coverage under the Pool Insurance Policy assigned to the Trust for a Series may also be reduced or cancelled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Securities of such Series.
     Unless otherwise specified in the related Prospectus Supplement, a Pool Insurance Policy may insure against losses on the Mortgage Loans assigned to Trusts for other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates, provided, however, that the extension of coverage (and corresponding assignment of the Pool Insurance Policy) to any other Series or such other Securities does not result in the downgrading of the credit rating of any outstanding Securities of a Series offered hereby.
HAZARD INSURANCE ON THE MORTGAGE LOANS
     A form of Standard Hazard Insurance Policy and a form of Special Hazard Insurance Policy have been filed as exhibits to, or incorporated by reference into, the Registration Statements of which this Prospectus forms a part. The following descriptions do not purport to be complete and are qualified in their entirety by reference to such forms of policies.
  STANDARD HAZARD INSURANCE POLICIES
     To the extent specified in the related Prospectus Supplement, the terms of each Servicing Agreement relating to a Series will require each Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each
Mortgaged Premises underlying each Mortgage Loan covered by such Servicing Agreement. The coverage amount of each Standard Hazard Insurance Policy will be at least equal to the lesser of (a) the outstanding principal balance of the Mortgage Loan, or (b) 100% of the replacement value of the improvements on the Mortgaged Premises. All amounts collected by the Servicer or Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or Master Servicer)
will be deposited to the applicable Custodial Account (as defined below under "Sale and Servicing of Mortgage Loans -- Payments on Mortgage Loans") maintained with respect to such Mortgage Loan or the Asset Proceeds Account.
     The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans included in the Trust for any Series of
Securities will be underwritten by different insurers and will cover Mortgaged Premises located in various states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When Mortgaged Premises are located in a flood area identified by HUD pursuant to the National Flood
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Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood insurance with respect to such Mortgaged Premises.
     The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.
     Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may reduce the value of the assets included in the Trust for such Series of Securities to the extent such losses are not covered by the Special Hazard Insurance Policy for such Series and could affect distributions to holders of Securities of such Series.
     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.
  SPECIAL HAZARD INSURANCE POLICY
     A special hazard policy ("Special Hazard Insurance Policy") may be obtained with respect to the Mortgage Loans included in a Trust as specified in the related Prospectus Supplement that, subject to the limitations described below, will protect the holders of Securities of such Series from (i) loss by reason of damage to Mortgaged Premises underlying defaulted Mortgage Loans included in the Trust for such Series caused by certain hazards (including vandalism and earthquakes and, except where the Borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans, and (ii) loss from partial damage to the Mortgaged Premises securing such defaulted Mortgage Loans caused by reason of the application of the coinsurance clause contained in the applicable Standard Hazard Insurance Policies. Any Special Hazard Insurance Policy for a Series, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. Coverage under the Special Hazard Insurance Policy with respect to a Series will be at least equal to the amount specified in the related Prospectus Supplement.
     Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that when there has been damage to Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the Borrower or the Servicer or Master Servicer with respect to such Mortgage Loan, the special hazard insurer will pay the lesser of (a) the cost of repair of such Mortgaged Premises or (b) upon transfer of such property to it, the Unpaid Principal Balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain expenses incurred in respect of such Mortgaged Premises. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer), and (2) the insured has acquired title to the Mortgaged Premises as a result of default by the Borrower. If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.
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     The terms of the Trust Agreement with respect to a Series will require the
Master Servicer to maintain the Special Hazard Insurance Policy for such Series in full force and effect throughout the term of such Trust Agreement, subject to certain conditions contained therein. See "Sale and Servicing of Mortgage
Loans -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans." The Master Servicer is also required to present claims, on behalf of the Trustee, for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Sale and Servicing of Mortgage Loans."
     To the extent provided in the Prospectus Supplement, partially or entirely in lieu of a Special Hazard Insurance Policy, the Seller may deposit cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating Agency rating the Series in an amount and for a term acceptable to each such Rating Agency. Such a deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for mortgagor bankruptcy losses, and the Trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a Special Hazard Insurance Policy. Such losses may also be allocated to the Subordinated Securities of a Series on the terms and subject to the conditions and limitations set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, a Special Hazard Insurance
Policy or special hazard fund may insure against losses on Mortgage Loans assigned to Trusts for other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates, provided, however, that the extension of coverage (and corresponding assignment of the Special Hazard Insurance Policy)
to any other Series or such other securities does not result in the downgrading of the credit rating of any outstanding Securities of a Series offered hereby. The Seller may also elect to insure against special hazard losses by the delivery of Additional Assets to the Trust rather than through a Special Hazard Insurance Policy or special hazard fund.
MORTGAGOR BANKRUPTCY INSURANCE ON THE MORTGAGE LOANS
     In the event of a personal bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Premises of such Borrower at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Premises. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Premises by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." Losses resulting from a bankruptcy proceeding affecting Mortgage Loans included in the Trust for a Series may be covered by mortgagor bankruptcy insurance for such Series (or any other instrument that will not result in a down-grading of the rating of the Series by any rating agency rating the Series) (the "Mortgagor Bankruptcy Insurance"). The amount and term of any Mortgagor Bankruptcy
Insurance for a Series, which will be specified in the related Prospectus Supplement, must be acceptable to each Rating Agency rating the Series. Subject to the terms of the Mortgagor Bankruptcy Insurance, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. In the alternative, partially or entirely in lieu of Mortgagor Bankruptcy Insurance, to the extent specified in the related Prospectus Supplement, the Seller may deposit cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating Agency rating the
Series in an initial amount acceptable to each such Rating Agency. Such a deposit will be credited to a mortgagor bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the Trustee will be able to draw on the fund or account to recover losses that would be insured against by Mortgagor Bankruptcy Insurance. The mortgagor bankruptcy fund or account may or may not constitute a part of the Trust for a Series. The amount of the Mortgagor Bankruptcy Insurance for a
Series or deposit in lieu thereof may be reduced as long as any such reduction will not result in a reduction of the then applicable rating of the Securities of that Series offered hereby by any Rating Agency rating the Series. Unless otherwise provided in the Prospectus Supplement, the Mortgagor Bankruptcy Insurance or any mortgagor bankruptcy fund may insure against losses on Mortgage Loans assigned to Trusts for other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates, provided, however, that the extension of coverage (and corresponding assignment of the Mortgagor Bankruptcy Insurance Policy or mortgagor bankruptcy fund) to any other Series or such other
Securities does not result in the downgrading of the credit rating of any outstanding
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Series of Securities offered hereby. The Seller may elect to deposit Additional
Assets to the Trust in lieu of obtaining Mortgagor Bankruptcy Insurance or establishing a mortgagor bankruptcy fund.
     A form of Mortgagor Bankruptcy Insurance policy has been filed as an exhibit to, or incorporated by reference into, the Registration Statements of which this Prospectus forms a part. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such form of policy.
OTHER INSURANCE
     If the Mortgage Assets for a Series include multifamily Mortgage Loans, the Borrowers thereunder generally will be required to maintain additional types of insurance, including but not limited to boiler explosion insurance and business interruption insurance. Any such insurance policies will be described in the Prospectus Supplement for such Series.
DELIVERY OF ADDITIONAL ASSETS
     To the extent provided in the related Prospectus Supplement, in lieu of providing Pool Insurance, Special Hazard Insurance, Mortgagor Bankruptcy Insurance or other insurance, the Seller may assign to the Trust for a Series of Securities non-recourse guaranties (each a "Guaranty") of the timely payment of principal and interest on Mortgage Loans included in the Trust ("Primary
Mortgage Loans") secured by other assets satisfactory to each Rating Agency rating the Series. The Seller may also assign or undertake to deliver such other assets to the Trust by such other means as may be specified in the related Prospectus Supplement. Such other assets may consist of additional Mortgage Loans, additional Mortgage Certificates, letters of credit or other Eligible Investments ("Additional Assets").
INVESTMENT OF FUNDS
     Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund and any other funds and accounts for a Series are to be invested by the Trustee, as directed by the Seller, in certain eligible investments ("Permitted Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to that Series, (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to that Series, (iv) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the security rating category required to support the then applicable rating assigned to that Series, (v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency rating that Series at the time of issuance of the Series, and
(vii) certain repurchase agreements of United States government securities. Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. Reinvestment Income from Permitted Investments may be payable to the Master Servicer or the Servicers as additional servicing compensation and, in that event, will not accrue for the benefit of the Securityholders of that Series.
     If a reinvestment agreement is obtained with respect to a Series, the related Trust Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and the Reserve Fund, if any, for that Series pursuant to the terms of the reinvestment agreement.
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                    SALE AND SERVICING OF THE MORTGAGE LOANS
GENERAL

     For each Series including Mortgage Loans, one or more Servicers will provide certain customary servicing functions with respect to such Mortgage Loans pursuant to separate servicing agreements ("Servicing Agreements"), which will be assigned to the Trustee. The Master Servicer is deemed to be a Servicer for purposes of the following discussion to the extent it is directly servicing the Mortgage Loans in a Trust. The Servicers may be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

     Each Servicer of Mortgage Loans generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer (if any). In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless the Servicer has serviced conventional mortgage loans for a minimum of two years and maintains a loan servicing portfolio of at least $500,000,000. Servicers approved by the Master Servicer fall into three general categories: commercial banks, mortgage banks and thrift institutions. The Master Servicer generally will not approve a commercial bank as a Servicer unless the commercial bank maintains a capitalization ratio (defined as total equity and subordinated debt to total assets) of at least 6%. The Master Servicer generally will not approve a mortgage bank as a Servicer unless the mortgage bank has stockholders' equity of at least $1,000,000 or at least .20% of its loan servicing portfolio, whichever is greater. The Master Servicer generally will not approve a thrift institution as a Servicer unless the thrift institution maintains a capitalization ratio of at least 3% and a liquidity ratio of at least 5%. Once a Servicer is approved, the Master Servicer will continue to monitor on a regular basis the financial position and servicing performance of the Servicer.

     The duties to be performed by the Servicers include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the Borrowers and are considered to be recoverable under the applicable Insurance Policies with respect to such Series or from proceeds of liquidation of such Mortgage Loans. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Seller and the Trustee with respect to the Mortgage Loans included in the Trust for such Series. Each Servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will (i) administer and supervise the performance by the Servicers of their duties and responsibilities under the Servicing Agreements, and (ii) maintain Special Hazard Insurance, Mortgagor Bankruptcy Insurance and Pool Insurance, if required. The Master Servicer or Securities Administrator will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust for the Series to cover its fees as Master Servicer or Securities Administrator, as the case may be. The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Servicing Agreement. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.
     With respect to a Series in which Mortgage Loans are covered by a Pool Insurance Policy, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan upon which Mortgage Insurance coverage has been denied on the grounds of fraud or misrepresentation, the Master Servicer is obligated to purchase the Mortgage Loan, subject to limitations, if any, described below under "Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans" and as may be set forth in the related Prospectus Supplement. To the extent required by the Rating Agency, the Master Servicer may secure its performance of such obligation through cash, a letter of credit or any other instrument
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acceptable to the Rating Agency in such amount as required by the Rating Agency.
Alternatively, a Pool Insurer may agree to waive its right to deny a claim under its Pool Insurance Policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, subject to the limitations applicable to the Master Servicer's obligation to purchase such Mortgage Loan, as set forth below under "Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans." To the extent there are limitations on the Master Servicer's obligation to purchase Mortgage Loans included in a Trust for a Series upon which Mortgage Insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to the holders of the Securities of such Series could be affected if a Servicer and the Master Servicer fail to honor their respective repurchase obligations.
     Forms of Servicing Agreements have been filed as exhibits to, or incorporated by reference into, the Registration Statements of which this Prospectus forms a part. The Seller's rights under each Servicing Agreement with respect to a Series will be assigned as assets to the Trust for such Series. The descriptions contained herein do not purport to be complete and are qualified in their entirety by reference to the form of the Servicing Agreement. REPRESENTATIONS AND WARRANTIES
     The Seller generally will acquire Mortgage Loans from Participants, or will enter into a Funding Agreement with a Finance Company affiliated with a Participant secured by Mortgage Loans acquired from such Participant. A Participant or an affiliate may act as a Servicer of Mortgage Loans included in the Trust or an unrelated entity may act as Servicer. The Participant will make or will assign its rights in certain representations and warranties with respect to such Mortgage Loans in the agreement by which such Participant transfers its interest in such Mortgage Loans. In addition, unless otherwise provided in the Prospectus Supplement, the Servicer (which may be the Participant) will make certain representations and warranties with respect to the Mortgage Loans serviced by the Servicer in the Servicing Agreement. Except as otherwise noted in the Prospectus Supplement for a Series, a Participant and the Servicer will each represent and warrant, among other things, as follows: (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that no Mortgage Loan is more than 30 days delinquent as of the applicable Cut-off Date; (iii) that each Mortgage Insurance Policy is the valid and binding obligation of the Mortgage Insurer; (iv) that each Mortgage Insurance application was complete and accurate in all material respects when made; (v) that each Security Instrument constitutes a good and valid first lien on the Mortgaged Premises; and (vi) that the Borrower holds good and marketable title to the Mortgaged Premises. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance.
If a preliminary title report is delivered initially, the Participant is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.
     In the event the Participant or the Servicer breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the Borrower relating to a Mortgage Loan is found to be defective in any material respect and the breaching party cannot cure such breach or defect within the number of days specified in the applicable agreement, the Trustee may require such breaching party to purchase such Mortgage Loan from the Trust for the applicable Series upon deposit with the Trustee of funds equal to the then Unpaid Principal Balance of such Mortgage Loan plus accrued interest thereon at the Note Rate through the end of the month in which the purchase occurs net, in the case of a purchase by the Servicer, of any unreimbursed advances of principal made by the Servicer and any outstanding servicing fees owed to the Servicer with respect to such Mortgage Loan. In the event of a breach by the Participant of a representation or warranty with respect to a Mortgage Loan or the delivery by the Participant to the Trustee of a materially defective document with respect to a Mortgage Loan, the Participant may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. See "The Trusts -- Substitution of Mortgage Assets."

     Neither a Participant's nor a Servicer's obligation to purchase a Mortgage Loan will be guaranteed by the Master Servicer or the Seller, unless otherwise specified in the related Prospectus Supplement. If the Participant or a Servicer defaults upon its obligation to purchase a Mortgage Loan and no one elects to assume such obligation, distributions to the holders of the Securities could be reduced to the extent payments are not made on the Mortgage Loan. See also "The Trusts -- Assignment of Mortgage Assets" herein.

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ORIGINATION OF THE MORTGAGE LOANS
     Unless otherwise provided in the Prospectus Supplement for a Series, each Mortgage Loan included in the Trust for a Series will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD. In originating a Mortgage Loan, the loan originator (the "Originator") will follow its credit approval process in order to assess the prospective Borrower's ability to repay and the adequacy of the Mortgaged Premises as collateral. Each Originator's mortgage credit approval process for single-family residential loans follows a standard procedure which is intended to comply with applicable federal and state laws and regulations. The Originator generally will review a detailed application of the prospective Borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, credit history with merchants and lenders, any record of bankruptcy, employment history, current and anticipated salary and deposit verification from financial institutions.
     To the extent specified in the Prospectus Supplement, Mortgage Loans may have been originated under a "limited documentation" underwriting program, where the credit approval procedures may be minimal. Under "limited documentation" programs, income and employment verifications generally need not be furnished (other than the year-to-date paycheck stubs or a W-2 for employed individuals and tax returns for two years for self-employed individuals) and deposit verifications are only required for substantial accounts listed on application forms for such programs. Participation in a limited documentation program generally is limited to individuals with no adverse credit history and to loans secured by owner-occupied residences with original loan-to-value ratios not in excess of 80%.
     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who, at the time the appraisal was conducted, met the minimum qualifications of FNMA or FHLMC for appraisers of conventional residential mortgage loans. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence.
     Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator whether the prospective Borrower has sufficient monthly income available to meet the Borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and, if applicable, primary mortgage insurance maintenance fees) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional single-family Mortgage Loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond 10 months (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the Borrower's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an Originator to depart from these guidelines. When two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.
     With respect to a Series, the underwriting practices described in the Prospectus Supplement may vary from those described in general herein, and with respect to the Borrower's credit standing and ability to repay the loan, may be less stringent than the underwriting standards generally acceptable to FNMA and FHLMC. In these instances, the underwriting standards are primarily intended to evaluate the value and adequacy of the Mortgaged Premises as collateral for the Mortgage Loans.
PAYMENTS ON MORTGAGE LOANS
     Pursuant to the applicable Servicing Agreements, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account")
into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for the Securities of such Series. Such amounts will include principal prepayments, Insurance Proceeds and Liquidation Proceeds, any advances by such Servicer as described herein, and proceeds of any Mortgage Loans withdrawn from the Trust for such Series, as provided in the Trust Agreement, for defects in documentation, breach of representations or warranties or otherwise.
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     To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to a "Servicer Custodial Account," which shall be a custodial account maintained by the Trustee, or to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or the "Master Servicer Custodial
Account" which shall be a custodial account maintained by the Master Servicer. The amount on deposit in any Servicer Custodial Account, Master Servicer Custodial Account or Asset Proceeds Account will be invested in or collateralized by Permitted Investments as described herein.
     Not later than the 24th calendar day of each month or such other day or days as may be specified in the Servicing Agreement (the "Remittance Date"), each Servicer will be required to remit to the Servicer Custodial Account or the Master Servicer Custodial Account amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the applicable Due Period, principal prepayments, Insurance Proceeds or guarantee proceeds, and the proceeds of liquidations of Mortgaged Premises, including funds paid by the Servicer for any such Mortgage Loans withdrawn from the Trust for such Series received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation (subject to certain limitations), less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the Servicer. On or before the Distribution Date, the Trustee will withdraw from the Servicer Custodial Account or the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts allocable to the Available Distribution for such Distribution Date. In addition, there will be deposited in the Asset Proceeds Account for such Series of Securities any advances of principal and interest made by the Servicer, the Master Servicer or the Trustee pursuant to the terms of the Servicing Agreement or Trust Agreement for such Series and any Insurance, guarantee or Liquidation Proceeds (including amounts paid in connection with the withdrawal of defective Mortgage Loans from the Trust for such Series) to the extent such amounts were not deposited in the related Custodial Account or received and applied by such Servicer.
     Prior to each Distribution Date for a Series (or the next preceding business day if such day is not a business day), the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.
ADVANCES
     Unless otherwise provided in the related Prospectus Supplement for a Series, the Servicing Agreements generally will provide that each Servicer will be required to advance funds to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on that Mortgage Loan, (i) delinquent payments of principal and interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums, and other escrowed items, and
(iii) foreclosure costs, including reasonable attorneys' fees. The failure of the Servicer to make any required advances under a Servicing Agreement constitutes a default under such Agreement for which the Servicer will be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Trust Agreement, be required to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable. Alternatively, the Seller may obtain an endorsement to the Pool Insurance Policy which obligates the Mortgage Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the Borrower fails to make such payment and the Servicer and the Master Servicer fail to make a required advance. The Master Servicer may agree to reimburse the Pool Insurer for any sums the Pool Insurer pays under such endorsement.
     The advance obligation of the Trustee, the Master Servicer or the Pool Insurer may be further limited to an amount specified by the Rating Agency rating the Securities. Any such advances by the Servicers, the Master Servicer, the Trustee or the Pool Insurer, as the case may be, must be deposited into the applicable Custodial Account or Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, Insurance Proceeds, Additional Assets, Liquidation Proceeds of the Mortgage Loans for which such amounts were advanced. If an advance made by a Servicer, the Master Servicer or the Trustee later proves to be unrecoverable,
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such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Securityholders.
     Any advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Securities of such Series. However, neither the Master Servicer, the Trustee nor any Servicer will insure or guarantee the Securities of any Series or the Mortgage Loans included in the Trust for any Series.
COLLECTION AND OTHER SERVICING PROCEDURES
     The Servicing Agreements with respect to a Series will require each Servicer to make reasonable efforts to collect all payments called for under the Mortgage Loans included in the Trust for the Series and, consistent with the Servicing Agreement and the applicable Insurance Policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.
     The Note or Security Instrument used in originating a conventional Mortgage Loan may contain a "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans -- "Due-On-Sale' Clauses." The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Note or Security Instrument containing such a clause, provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the Borrower and the due-on-sale clause has not been enforced or the related Note is by its terms assumable, the Servicer will be authorized, on behalf of the Trustee, to enter into an assumption agreement with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Mortgage Insurance Policies or otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer, on behalf of the Trustee as holder of the related Note, will release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon. In no event can the assumption agreement permit a decrease in the Note Rate or an increase in the term of the Mortgage Loan.
Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.
     Under the applicable Servicing Agreements with respect to a Series, each Servicer will, to the extent permitted by law, establish and maintain a custodial account or accounts (the "Escrow Account") into which certain
Borrowers will be required to deposit amounts sufficient to pay taxes, assessments, Primary Mortgage and Standard Hazard Insurance premiums and other comparable items, except that certain Servicers may provide insurance coverage acceptable to the Master Servicer for such Series against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account maintained for Borrowers may be made to effect timely payment of taxes, assessments, Primary Mortgage and Standard Hazard premiums or comparable items, to reimburse the Servicer for maintaining Primary Mortgage and Standard Hazard insurance, to refund to Borrowers amounts determined to be overages, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Premises and to clear and terminate such account. The Servicer will be responsible for the administration of the Escrow Account and will be obligated to make advances to such account when a deficiency exists therein.
MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND
OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS
     To the extent specified in the related Prospectus Supplement, the Servicer will be required to maintain a Standard Hazard Insurance Policy with respect to each Mortgaged Premises in full force and effect as long as such coverage is required under the Servicing Agreement and to pay the premium therefor on a timely basis. Unless otherwise provided in the Prospectus Supplement, each Servicing Agreement with respect to a Series will also require the Servicer to maintain a Primary Mortgage Insurance Policy for each single-family Mortgage
Loan with a loan-to-value ratio in excess of 80% included in the Trust unless such insurance is waived by the Master Servicer.
     The Master Servicer with respect to a Series may be required to maintain any Special Hazard Insurance Policy, any Mortgagor Bankruptcy Insurance and any Pool Insurance Policy for such Series in full force and effect
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throughout the term of the Trust, subject to payment of the applicable premiums by the Trustee. The Master Servicer will be required to notify the Trustee to pay from amounts in the Trust the premiums for any such Special Hazard Insurance Policy, any such Mortgagor Bankruptcy Insurance and any such Pool Insurance Policy for such Series on a timely basis. Any such premiums may be payable on a monthly basis in advance, or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that such Special Hazard Insurance Policy, such Mortgagor Bankruptcy Insurance or such Pool Insurance Policy for such Series is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or such lesser amount if the Master
Servicer confirms in writing with the Rating Agency rating the Securities that such lesser amount will not impair the rating on the Securities) of such Special Hazard Insurance Policy, such Mortgagor Bankruptcy Insurance or such Pool Insurance Policy. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.
     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.
     Each Servicing Agreement and Trust Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any Insurance Policy applicable to the Mortgage
Loans included in the Trust for such Series and to take such reasonable steps as are necessary to permit recovery under such Insurance Policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Premises securing the Mortgage Loans.
     If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series are damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition to permit recovery under the related Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged
Premises unless it determines that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.
     Unless otherwise provided in the Prospectus Supplement, the Servicing Agreements require each Servicer to make representations with respect to each Mortgage Loan that it services, including, among other things, that the related title insurance, standard hazard insurance, flood insurance and mortgage insurance policies are legal and valid obligations of the respective insurers and that the applications submitted for such insurance, as well as the application for the inclusion of a Mortgage Loan under a Pool Insurance Policy, are accurate and complete in all material respects. If any of these representations proves to be incorrect and the Servicer fails to cure it, the Servicer will be obligated to purchase the affected Mortgage Loan at a price equal to its Unpaid Principal Balance, plus accrued and uncollected interest on that Unpaid Principal Balance to the date on which the purchase is made. For instance, if it is determined that coverage under a Mortgage Insurance Policy is not available on a defaulted Mortgage Loan because of fraud or misrepresentation in the application, a Servicer will be obligated to purchase the defaulted Mortgage Loan unless otherwise provided in the Prospectus Supplement. As noted above under "General," upon termination for cause of a Servicer by the Master Servicer, the Master Servicer will assume the servicing obligations of a terminated Servicer, or the Master Servicer, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.
     If a Servicer who is obligated fails to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan as to which coverage under a Mortgage Insurance Policy has been denied on the grounds of fraud or misrepresentation (or if the Servicer has no such obligation), the Master Servicer will be obligated to purchase the Mortgage Loan, up to an aggregate amount and for the time period specified in the Prospectus Supplement for a Series. The Master Servicer may provide a fund, insurance policy or other security to support its obligation. To
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the extent that a Servicer or Master Servicer fails, or is not required to, repurchase Mortgage Loans with respect to which coverage under a Mortgage Insurance Policy has been denied on the grounds of fraud or misrepresentation, distributions to the holders of the Securities could be reduced.
     The obligation of the Master Servicer to assume other unfulfilled past obligations of a terminated Servicer may be limited to the extent such limitation does not result in a downgrading of the Series secured by the related Servicing Agreement. As and to the extent required by the Rating Agency in order to rate the Securities, certain of the obligations of the Master Servicer under the Trust Agreement will be secured by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the Rating Agency.
     If recovery under an applicable Mortgage Insurance Policy or from Additional Assets is not available and the Servicer or the Master Servicer is not obligated to purchase a defaulted Mortgage Loan, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations." In this regard, the Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, trustee's sale or, in the event a deficiency judgment is available against the Borrower or other person (see "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceedings are less than the Unpaid Principal Balance or Asset Value of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of Securities of that Series may not receive distributions of principal and interest on those Securities in full.
EVIDENCE AS TO SERVICING COMPLIANCE
     Within 90 days of the end of each of its fiscal years the Servicer must provide the Master Servicer (or the Securities Administrator) with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The Master Servicer (or the Securities Administrator) will be required to promptly make available to the Trustee any compliance reporting that it receives from a Servicer.
     Each year the Master Servicer (if any) will review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by the Servicer under the Servicing Agreement.
                              THE TRUST AGREEMENTS
     The following summaries describe certain provisions of the Trust Agreement, including any Standard Terms to Trust Agreement to be incorporated by reference therein. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement for each Series. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions are incorporated by reference as part of such summaries.
MASTER SERVICER OR SECURITIES ADMINISTRATOR
     Unless otherwise specified in the Prospectus Supplement, the Master
Servicer or Securities Administrator will be responsible under the Trust Agreement for providing general administrative services to a Trust including, among other things, (i) oversight of payments received on Mortgage Assets, (ii) monitoring the amounts on deposit in various trust accounts, (iii) calculation of the amounts payable to Securityholders on each Distribution Date, (iv) preparation of periodic reports to the Trustee or the Securityholders with respect to the foregoing matters, (v) preparation of federal and state tax and information returns, and (vi) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, with respect to a Trust that includes single-family Mortgage Loans, the Master Servicer will be required by the Trust Agreement to supervise and administer the
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performance of Servicers, to make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Sale and Servicing of Mortgage Loans -- Advances," if such amounts are not advanced by a Servicer, and to perform the servicing obligations of a terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of a Servicing Agreement will not, however, require the Master Servicer to (i) purchase Mortgage Loans from the Trust due to a breach by the Servicer of a representation or warranty under the Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the Trust Agreement. The Master Servicer may delegate its responsibilities under the Trust Agreement; provided, however, that no such delegation shall release the Master Servicer from its responsibilities or liabilities arising under the Trust Agreement.
     The Master Servicer or Securities Administrator for a Series may resign from its obligations and duties under the Trust Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer or securities administrator has assumed the Master Servicer's or Securities Administrator's obligations and duties. If specified in the Prospectus Supplement for a Series, the Seller may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.
THE TRUSTEE
     The Trustee under each Trust Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or a national banking association organized under the laws of the United States or any state and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Seller or the Master Servicer, either the Seller or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.
     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Securities entitled to at least 51% of the Voting Rights of such Series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.
AMENDMENT
     Generally, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement may be amended by the parties thereto with the consent of the holders of outstanding Securities holding at least 66% of the Voting Rights of a Series. However, no amendment that (i) reduces in any manner or delays the timing of payments on the Mortgage Assets or distributions to the Securityholders or (ii) reduces the percentage of Securityholders required to authorize an amendment to the Trust Agreement may be made unless each holder of a Security affected by such amendment consents. The Trust Agreement may also be amended by the parties thereto without the consent of Securityholders, for the purpose of, among other things, (i) curing any ambiguity, (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision therein, (iii) modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust as a REMIC under the Code at all times that any REMIC Securities are outstanding or (iv) making any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust which are not covered by the Trust Agreement and which shall not be inconsistent with the provisions of the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Securityholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Securityholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Securities to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to such Securities.
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EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a Series, Events of Default under the Trust Agreement in respect of a Series of Securities will consist of (i) any default in the performance or breach of any covenant or warranty of the Master Servicer (or the Securities Administrator, as the case may be) under the Trust Agreement with respect to such Series of Securities which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer or Securities Administrator by the Trustee or by the holders of Securities entitled to at least 25% of the aggregate Voting Rights; (ii) any failure by the Master Servicer (or the Securities Administrator, as the case may be) to make required advances with respect to delinquent Mortgage Loans in a Trust; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer (or the Securities Administrator, as the case may be), if any, and certain actions by or on behalf of the Master Servicer or Securities Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, the Trustee may, and at the direction of the holders of a Series of Securities entitled to a certain percentage of the Voting Rights, as specified in the Trust Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Trust Agreement covering the related Trust except that the Trustee may elect not to terminate the Master Servicer for its failure to make advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is to so succeed the Master Servicer but is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the Voting Rights, as specified in the Trust Agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Trust Agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement consistent with the then-current rating of the Securities of the related Series. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Trust Agreement.

     The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Trust Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
REPORTS TO SECURITYHOLDERS

     The Trustee will furnish the Securityholders with monthly statements containing information with respect to principal and interest distributions, Realized Losses and the assets of the Trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer or the Master Servicer or Securities Administrator with respect to compliance with the provisions of a Servicing Agreement or the Trust Agreement, as applicable, will be furnished to Securityholders upon request addressed to Financial Asset Securitization Inc., 901 East Byrd Street, Richmond, Virginia 23219.

TERMINATION
     Each Trust Agreement and the respective obligations and responsibilities created thereby shall terminate upon the distribution to Securityholders of all amounts required to be paid to them pursuant to the Trust Agreement following
(i) the purchase of all the Mortgage Assets in the Trust and all Mortgaged Premises or Manufactured Homes acquired in respect thereof, if the related Prospectus Supplement so provides, or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises acquired in respect thereof. See "Description of the Securities -- Optional Termination." In no event, however, will the trust created by any Trust Agreement continue beyond the expiration of 21 years from the death
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of the survivor of certain persons described in such Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at the corporate trust office of the Trustee or its agent.
                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Premises securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In this regard, the following discussion does not reflect federal regulations with respect to FHA Loans, VA Loans and RHS Loans.

     The following discussion is not applicable to security interests in Contracts and the repossession of Manufactured Homes. Such activity is typically not governed by a state's real estate laws, but by its motor vehicle titling statutes and Uniform Commercial Code. A general discussion of these laws will be included in the Prospectus Supplement for any Series that has Contracts as part of the Trust.
GENERAL

     The Mortgage Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the Borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a Note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the Borrower-property owner called the trustor (similar to a mortgagor); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the Borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


     Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the

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payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.
     TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote. FORECLOSURE
     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the Borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the
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legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Premises. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.
     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the Borrower under the terms of the Note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the Borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.
     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the trustee or receiver for an amount which may be as great as the Unpaid Principal Balance of the Note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the Borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged Premises. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of Insurance Proceeds. See "The Trust -- Mortgage Insurance on the Mortgage Loans" and "The Trust -- Hazard Insurance on the Mortgage Loans." Mortgaged Premises that are acquired through foreclosure generally must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements. See "Certain Federal Income Tax Consequences." REALIZING UPON COOPERATIVE LOAN SECURITY
     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement
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typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.
     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.
     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "NY UCC") and the security agreement relating to those shares. Article 9 of the NY UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
     Article 9 of the NY UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.
RIGHTS OF REINSTATEMENT AND REDEMPTION
     In some states, the Borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the Borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.
     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the Mortgaged Premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former Borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.
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LEASES AND RENTS
     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the Borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.
ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the Borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former Borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the Mortgaged Premises.

     Statutory provisions may limit any deficiency judgment against the former Borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Premises at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Borrower as a result of low or no bids at the foreclosure sale.
     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Borrower. In other states, the lender has the option of bringing a personal action against the Borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the Borrower.
     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the Borrower, for example, in the event of waste of the Mortgaged Premises.
     Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.
     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.
     In a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Securities.
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     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.
     The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940
     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred PRIOR to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Securities of such Series. Unless otherwise provided in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans included in a Trust for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.
ENVIRONMENTAL CONSIDERATIONS

     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- I.E., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

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     Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Mortgaged Property and, thus, decrease the likelihood that the Trust will recover fully on the Mortgage Loan through foreclosure.


     Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.


     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.


     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted. Unless otherwise specified in the related Prospectus Supplement, no representations or warranties are made by the Participant or Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the Securities.
     Unless otherwise specified in the related Prospectus Supplement, the Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay to the holders of the Securities may be reduced. A Servicer will not be liable to the holders of the Securities if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. Similarly, a Servicer will not be liable to the holders of the Securities if based
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on its reasonable belief that no such contamination or effect exists, the
Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises, and thereafter such Mortgaged Premises are determined to be so contaminated or affected.
"DUE-ON-SALE" CLAUSES
     The forms of Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the Borrower transfers its interest in the Mortgaged Premises. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), which, after a 3-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include the conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.
     By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Premises. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the Borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a Borrower, or a transfer where the spouse or child(ren) becomes an owner of the Mortgaged Premises in each case where the transferee(s) will occupy the Mortgaged Premises, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed),
(v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. FHA and VA Loans do not contain due-on-sale clauses. See "Maturity and Prepayment Considerations." ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES
     The standard form of Note, mortgage and deed of trust used by lenders may contain provisions obligating the Borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a Borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a Borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.
EQUITABLE LIMITATIONS ON REMEDIES
     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the Borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the Borrower's default and the likelihood that the Borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have
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required lenders to reinstate loans or recast payment schedules to accommodate
Borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the Security Instrument is not monetary, such as the Borrower failing to adequately maintain the Mortgaged Premises or the Borrower executing a second mortgage or deed of trust affecting the Mortgaged Premises. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that Borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the Borrower.
     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the Borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.
SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS
     Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Premises or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.
     Where the Borrower encumbers the Mortgaged Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the Borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Borrower is additionally burdened. In addition, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
                                   THE SELLER

     Financial Asset Securitization, Inc. was incorporated in Virginia under the name Ryland Mortgage Securities Corporation on April 22, 1986, as a wholly owned, limited-purpose financing subsidiary of Ryland Mortgage Company. On August 31, 1995, the Seller was sold to JST and is now a wholly owned subsidiary of JST. The Seller changed its name from Ryland Mortgage Securities Corporation to Financial Asset Securitization, Inc. by filing Articles of Amendment to its Amended and Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia on September 21, 1995. JST was organized in Virginia on August 22, 1995. The Seller's principal office is located at 901 East Byrd Street, Richmond, Virginia 23219, telephone (804) 344-6575. The Seller was formed solely for the purpose of facilitating the financing and sale of financial assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, financial assets and taking certain actions with respect thereto. The Seller's Articles of Incorporation, which have been filed as an Exhibit to, or incorporated by reference into, the Registration Statement of which this Prospectus forms a part, limit the Seller's business to the foregoing and place certain other restrictions on the Seller's activities. The Seller has authorized capital stock consisting of 10,000 shares of Common Stock. All 10,000 of such authorized shares are held by JST.


     JST has agreed not to file a petition in bankruptcy with respect to the Seller.

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
                                USE OF PROCEEDS
     Substantially all of the net proceeds from the sale of each Series of Securities will be applied by the Seller to purchase the Mortgage Assets assigned to the Trust underlying such Series or to fund loans to Finance Companies secured by the pledge of Mortgage Assets to the Trust for such Series.
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities offered hereunder. The summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain Series, this discussion includes a summary of the federal income tax consequences to holders of REMIC Securities. The discussion does not purport to deal with the federal income tax consequences to all categories of investors (such as banks, insurance companies and foreign investors), some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC Regular Securities and certain other types of securities. Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Securityholders, particularly Residual Securityholders (as described below). Moreover, this summary and the opinion referred to below are based on current law, and there can be no assurance that the Service will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.

GENERAL

     Many aspects of the federal income tax treatment of the Securities of a particular Series will depend upon whether an election is made to treat the Trust, or one or more segregated pools of Trust assets, as a REMIC. The Prospectus Supplement for each Series will indicate whether a REMIC election or elections will be made with respect to the related Trust. For each Series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to the Seller, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the relevant Trust Agreement and certain other documents specified in the opinion, the Trust (or one or more segregated pools of Trust assets) will qualify as one or more REMICs (each, a "Series REMIC"). For each Series with respect to which a REMIC election is not to be made, Hunton & Williams will deliver a separate opinion generally to the effect that, assuming compliance with the relevant Trust Agreement and certain other documents, the Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC SECURITIES

     REMIC Securities will be classified as either REMIC Regular Securities, which generally are treated as debt for federal income tax purposes, or Residual Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The Prospectus Supplement for each Series of REMIC Securities will indicate which of the Securities of such Series will be classified as REMIC Regular Securities and which will be classified as Residual Securities.

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

     REMIC Securities held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" (a "Thrift Institution") will qualify for treatment as interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code in the same proportion that the assets of the related REMIC would so qualify. Similarly, a REMIC Security held by a Thrift Institution taxed as a "domestic building and loan association" will constitute a "regular or residual interest in a REMIC," as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC Securities held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; and interest on such Securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B), all in the same proportion that the related REMIC's assets would so qualify. If 95 percent or more of the assets of a given Series REMIC constitute qualifying assets for Thrift Institutions and REITs, the related REMIC Securities and the income thereon will be treated entirely as qualifying assets and income for such purposes. REMIC Regular and Residual Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The REMIC Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. Effective September 1, 1997, REMIC Regular Securities held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. In the case of a Series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related Securities and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC Securities will not qualify as government securities for REITs and regulated investment companies ("RICs") in any case.

TAX TREATMENT OF REMIC REGULAR SECURITIES
     Payments received by holders of REMIC Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. Except as described below for REMIC Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC Regular Securities will be treated as ordinary income to the Securityholder and a principal payment on such Securities will be treated as a return of capital to the extent that the Securityholder's basis in the Security is allocable to that payment. Holders of REMIC Regular (or Residual) Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or the Master Servicer will report annually to the Service and to Securityholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the Securities.

     Under temporary Treasury regulations, holders of REMIC Regular Securities issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated
(i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including Section 212 expenses) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the

                                       50
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
after-tax yield to such holders of an investment in the Securities of an affected Series. Where appropriate, the Prospectus Supplement for a particular REMIC Series will indicate that the holders of Securities of such Series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC Regular Securities evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").
ORIGINAL ISSUE DISCOUNT

     Certain Classes of REMIC Regular Securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the REMIC Regular Security (generally, its principal amount) and its issue price. Holders of REMIC Regular Securities as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.


     The amount of original issue discount required to be included in a REMIC Regular Securityholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC Regular Securities, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC Regular Security generally is to be calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC Regular Security (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Securityholder each taxable year (the "Tax Administrator") will, except as otherwise provided herein, base its computations on Code Section 1272(a)(6), final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"), and certain other guidance, all as described below. However, there can be no assurance that such methodology represents the correct manner of calculating original issue discount on the REMIC Regular Securities. The Tax Administrator will account for income on certain REMIC Regular Securities that provide for one or more contingent payments as described in "Certain Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. Prospective purchasers should be aware that none of the Seller, the Master Servicer, any Servicer or the Trustee will make any representation that the Mortgage Assets underlying a Series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.


     The amount of original issue discount on a REMIC Regular Security is the excess, if any, of the Security's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "Certain Federal Income Tax
Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" below. Thus, in the case of any REMIC Regular Security, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that Security. In the case of any REMIC Regular Security that does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such Security will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Security generally will equal the initial price at which a substantial amount of Securities of the same Class is sold to the public.

     The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction or related transactions (determined based on all the facts and circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt
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
instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC Regular Securities of different Classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC Regular Securities for purposes of reporting to Securityholders.

     Under a DE MINIMIS rule, a REMIC Regular Security will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Security's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Security is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Security's issue date until the payment is made, and the denominator of which is the Security's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC Regular Security will be computed using the Pricing Prepayment Assumptions. A REMIC Regular Securityholder will include DE MINIMIS original issue discount in income on a PRO RATA basis as stated principal payments on the Security are received or, if earlier, upon disposition of the Security, unless the Securityholder makes the "All OID Election" (as defined below).


     REMIC Regular Securities of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Securities is lower than the rate payable during the remainder of the life of the Securities ("Teaser Securities"). Under certain circumstances, a Teaser Security may be considered to have a DE MINIMIS amount of original issue discount even though the amount of original issue discount on the Security would be more than DE MINIMIS as determined as described above if the stated interest on a Teaser Security would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such Security that is measured against the DE MINIMIS amount of original issue discount allowable on the Security is the greater of (i) the excess of the stated principal amount of such Security over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on such Security in order for all stated interest to be qualified stated interest.


     The holder of a REMIC Regular Security generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC Regular Security, of the "daily portions" of the original issue discount on such Security. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount with respect to such Security generally will be determined by allocating to each day in any accrual period the Security's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Security yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the Security during such period over (ii) the Security's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Security is to be computed using the Pricing Prepayment Assumptions and the Security's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Security prior to the close of the accrual period. The adjusted issue price of a REMIC Regular Security at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Security at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the Security during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a REMIC Regular Security will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Security.


     The yield to maturity of a Regular Security is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Security typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Security's yield

                                       52
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
to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Regular Securities is more likely than not to occur is binding on each holder of a Regular Security of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Security is different from that of the Tax Administrator.

     In many cases, REMIC Regular Securities will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Seller will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Security is lower than it would be if the Security were not redeemed early. If the Seller is presumed to exercise its option to redeem the Securities, original issue discount on such Securities will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Securities of a particular Series are issued at par or at a discount, the Seller will not be presumed to exercise its option to redeem the Securities because a redemption by the Seller would not lower the yield to maturity of the Securities. If, however, some Securities of a particular Series are issued at a premium, the Seller may be able to lower the yield to maturity of the Securities by exercising its redemption option. In determining whether the Seller will be presumed to exercise its option to redeem Securities when one or more Classes of the Securities is issued at a premium, the Tax Administrator will take into account all Classes of Securities that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Securities of such Classes were issued at a premium, the Tax Administrator will presume that the Seller will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Securities, and there can be no assurance that the Service will agree with the Tax Administrator's position.


     A REMIC Regular Security having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Security, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Security after the acquisition date, the Security will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Security by the amount of amortizable premium. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." If the subsequent holder's adjusted basis in the Security, immediately after the acquisition, exceeds the adjusted issue price of the Security, but is less than or equal to the sum of the Deemed Principal Payments to be received on the Security after the acquisition date, the amount of original issue discount on the Security will be reduced by a fraction, the numerator of which is the excess of the Security's adjusted basis immediately after its acquisition over the adjusted issue price of the Security and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Security after the acquisition date over the adjusted issue price of the Security. For that purpose, the adjusted basis of a REMIC Regular Security generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acqusition date. Alternatively, the subsequent holder of a REMIC Regular Security having original issue discount may make an All OID Election (as defined below) with respect to the Security.


     The OID Regulations provide that a Securityholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, DE MINIMIS original issue discount, market discount (as described below under "Certain Federal Income Tax Consequences -- REMIC Securities -- Market Discount"), and DE MINIMIS market discount that accrues on a REMIC Regular Security (reduced by any acquisition premium or amortizable premium, as described below under "Certain Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium") under the constant yield method used to account for original issue discount. To make the All OID Election, the holder of the Security must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Security. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Certain Federal Income Tax
Consequences -- REMIC Securities -- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt

                                       53
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

instruments with amortizable premium under the constant yield method. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." Securityholders should be aware that the law is unclear as to whether an All OID Election is effective for a Security that is subject to the contingent payment rules. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."


     If the interval between the issue date of a Current Interest Security and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Securityholder during the First Distribution Period will be less than the Security's stated interest rate, making such Security a Teaser Security. If the amount of original issue discount on the Security measured under the expanded DE MINIMIS test exceeds the DE MINIMIS amount of original issue discount allowable on the Security, the amount by which the stated interest on the Security exceeds the interest that would be payable on the Security at the effective rate of interest for the First Distribution Period would be treated as part of the Security's stated redemption price at maturity. Accordingly, the holder of a Teaser Security may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

     Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Security during the First Distribution Period will be higher than the stated rate of interest if a Securityholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-Issuance Accrued Interest Rule" described below applies, such Security (a "Rate Bubble Security") would be issued with original issue discount unless the amount of original issue discount is DE MINIMIS. The amount of original issue discount on a Rate Bubble Security attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the "Pre-Issuance Accrued Interest Rule," if, (i) a portion of the initial purchase price of a Rate Bubble Security is allocable to interest that has accrued under the terms of the Security prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Security provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Security's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Securityholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such Interest and would not be treated as a payment on the Security. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Security will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Security for which it is available if the Security's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Security is longer than subsequent Payment Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Security's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC Regular Security with a long First Distribution Period typically will be a Teaser Security, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Security that is nominally allocable to interest accrued under the terms of such Security before its issue date. All amounts paid for such a Teaser Security at issuance, regardless of how designated, will be included in the issue price of such Security for federal income tax accounting purposes.

     It is not entirely clear how income should be accrued with respect to a REMIC Regular Security, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Security"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Security, the Tax Administrator will take the position that an Interest Weighted Security does not bear qualified stated interest, and will account for the income thereon as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue
Discount -- Interest Weighted Securities and Non-VRDI Securities," herein. Some Interest Weighted Securities may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Securities"). Superpremium Securities technically are issued with amortizable premium. However, because of their close similarity to other

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Interest Weighted Securities it appears more appropriate to account for
Superpremium Securities in the same manner as for other Interest Weighted Securities. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Securities in the same manner as other Interest Weighted Securities. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Securities should consider making a protective election to amortize premium on such Securities.
     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such Securities for federal income tax purposes.
  VARIABLE RATE SECURITIES

     A REMIC Regular Security may pay interest at a variable rate (a "Variable Rate Security"). A Variable Rate Security that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Security qualifies as a VRDI under the OID Regulations if (i) the Security is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the DE MINIMIS rule) of the Security and (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Security compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates,"(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (I.E., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Security and ends one year following that day); and (iv) the Security does not provide for contingent principal payments.


     Under Treasury regulations issued on June 12, 1996, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than
 .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC Regular Security provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Security, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Security if the values of all rates on the issue date of the Security are within 25 basis points of each other.


     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related Security or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Security to be significantly less or significantly more than the expected yield on the Security determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.


     An objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded

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personal property, a rate that is based on changes in a general inflation index.
In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).


     If interest on a Variable Rate Security is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.


     All interest payable on a Variable Rate Security that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Security") is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Security is determined, in general, by converting such Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Certain Federal Income Tax Consequences -- REMIC
Securities -- Original Issue Discount" above to such hypothetical fixed rate security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Security also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security.


     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Security that qualifies as a VRDI but is not a Single Rate VRDI Security (a "Multiple Rate VRDI Security") is determined by converting such Security into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the Multiple Rate VRDI Security, except that such hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Security. A Multiple Rate VRDI Security that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Security that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Security must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate security.


     The amount and accrual of original issue discount on a Multiple Rate VRDI Security that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Securities except that prior to its conversion to a hypothetical equivalent fixed rate security, such Multiple Rate VRDI Security is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Security as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.


     REMIC Regular Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans or regular interests in a second REMIC held subject to the related Trust Agreement ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities relating to a REMIC whose assets consist exclusively of ARM Loans bear interest at an "objective rate," provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, Weighted Average Securities relating to a REMIC whose assets do not bear interest at qualified floating rates ("Non-Objective Weighted Average Securities" or "NOWA Securities") do not bear interest at an objective

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or a qualified floating rate and, consequently, do not qualify as VRDIs.
Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Securities, the Tax Administrator intends to treat such Securities as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."


     REMIC Regular Securities of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Securities"). Under the OID Regulations, Inverse Floater Securities generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Securities are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Securities will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Security may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the Mortgage Assets (or other interest bearing assets) held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Securities, the Tax Administrator intends to treat such Securities as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Certain Federal Income Tax Consequences -- REMIC
Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein.

  INTEREST WEIGHTED SECURITIES AND NON-VRDI SECURITIES

     The treatment of a NOWA Security, a Variable Rate Security that is issued at an Excess Premium, any other Variable Rate Security that does not qualify as a VRDI (each a "Non-VRDI Security") or an Interest Weighted Security is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to
Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Securities, Interest Weighted Securities, and other REMIC Regular Securities that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such Securities based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Security, the projected payments schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Security pay down pro rata.


     The method described in the foregoing paragraph for accounting for Interest Weighted Securities and Non-VRDI Securities is consistent with Code section 1272(a)(6) and the legislative history thereof. Because of the uncertainty with respect to the treatment of such Securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Securities and Interest Weighted Securities, particularly with respect to the method that should be used to account for the income on such Securities, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such Securities for federal income tax purposes.


  ANTI-ABUSE RULE


     Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule on the same date as the issuance of the OID Regulations. The

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regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

  MARKET DISCOUNT

     A subsequent purchaser of a REMIC Regular Security at a discount from its outstanding principal amount (or, in the case of a REMIC Regular Security having original issue discount, its adjusted issue price) will acquire such Security with "market discount." The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Security) as ordinary income. A person who purchases a REMIC Regular Security at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount." A REMIC Regular Security will not be considered to have market discount if the amount of such market discount is DE MINIMIS, I.E., less than the product of (i) 0.25% of the remaining principal amount of the Security (or, in the case of a REMIC Regular Security having original issue discount, the adjusted issue price of such Security), multiplied by (ii) the weighted average maturity of the Security (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Security with more than a DE MINIMIS amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a REMIC Regular Security having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The Service has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC Regular Security purchased with market discount. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above.

     Until the Treasury promulgates applicable regulations, the purchaser of a REMIC Regular Security with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Security not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Security on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

     A Securityholder who has acquired any REMIC Regular Security with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Securityholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Security to the extent they exceed income on the Security. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Regular Securityholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Security or an Interest Weighted Security at a discount generally would continue to accrue interest and determine adjustments on such Security based on the original projected payment schedule devised by the issuer of

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such Security. See "Certain Federal Income Tax Consequences -- REMIC
Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. The holder of such a Security would be required, however, to allocate the difference between the adjusted issue price of the Security and its basis in the Security as positive adjustments to the accruals or projected payments on the Security over the remaining term of the Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Security subject to redemption at the option of the Seller that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of REMIC Regular Securities. Prospective investors in REMIC Regular Securities should consult their own tax advisors as to the application of the market discount rules to those Securities.
  AMORTIZABLE PREMIUM
     A purchaser of a REMIC Regular Security who purchases the Security at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Securities. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Security will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a REMIC Regular Security and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the REMIC Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.
     Amortizable premium on a REMIC Regular Security that is subject to redemption at the option of the Trust generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Securityholder would not be able to amortize any premium on a REMIC Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Security will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Security or an Interest Weighted Security at a premium generally would continue to accrue interest and determine adjustments on such Security based on the original projected payment schedule devised by the issuer of such Security. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. The holder of such a Security would allocate the difference between its basis in the Security and the adjusted issue price of the Security as negative adjustments to the accruals or projected payments on the Security over the remaining term of the Security in a manner that is reasonable (e.g., based on a constant yield to maturity).


CONSEQUENCES OF REALIZED LOSSES


     Under section 166 of the Code, both corporate holders of REMIC Regular Securities and noncorporate holders that acquire REMIC Regular Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC Regular Securities become wholly or partially worthless as the result of one or more Realized Losses on the underlying Assets. However, a noncorporate holder that does not acquire a REMIC Regular Security in connection with its trade or business will

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not be entitled to deduct a loss under Code Section 166 until its REMIC Regular
Security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as short-term capital loss).


     Each holder of a REMIC Regular Security will be required to accrue original issue discount income with respect to such Certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying Assets until a Realized Loss is allocated to such Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC Regular Security could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Security eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of REMIC Regular Securities should consult with their own tax advisors with respect to the federal income tax consequences of Realized Losses on original issue discount.


     The Tax Administrator will adjust the accrual of original issue discount on REMIC Regular Securities in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of REMIC Regular Securities.

  GAIN OR LOSS ON DISPOSITION

     If a REMIC Regular Security is sold, the Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of the Security to the Securityholder, increased by any original issue discount or market discount previously includible in the Securityholder's gross income with respect to the Security, and reduced by the portion of the basis of the Security allocable to payments on the Security (other than qualified stated interest) previously received by the Securityholder and by any amortized premium. Similarly, a Securityholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Security will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Security. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Security is held as a capital asset for more than 12 months.


     If the holder of a REMIC Regular Security is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Security will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the Security by the Securityholder during his holding period is less than the amount that would have been includable in income if the yield on that Security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Securityholder acquired the Security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Security that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Security that was not previously includable in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that such Security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.
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     Currently, the highest marginal individual income tax bracket is 36%, and a
10% surtax is imposed on taxpayers whose taxable income for 1993 and later years exceeds $250,000 (resulting in a 39.6% marginal rate). The alternative minimum tax ("AMT") rate for individuals is 26% with respect to AMT income up to $175,000 and 28% with respect to AMT income over $175,000. Because the highest marginal Federal tax rate on net capital gains for individuals is 28%, there is a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains also is 35%.

TAX TREATMENT OF RESIDUAL SECURITIES
  OVERVIEW
     Residual Securities will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or one or more segregated pools of Trust assets) underlying a Series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "REMIC Qualification." A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes, I.E., as not subject to entity-level tax. All interests in a Series REMIC other than the Residual Securities must be regular interests, I.E., REMIC Regular Securities. As described in "Tax Treatment of Regular Securities" above, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC Regular Securities will generate interest and original issue discount deductions for the REMIC. As a residual interest, a Residual Security represents the right to (i) stated principal and interest on such Security, if any, and (ii) the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Securityholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Securityholders, and each Residual Securityholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Securities should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Securities have been retired, which may not occur until well beyond the date on which the last payments on Residual Securities are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such loss or reduction.
     A portion of the income of Residual Securityholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions (except in the case of Thrift Institutions holding Residual Securities with significant value); (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 percent withholding tax otherwise available to a foreign Residual Securityholder.
     The concepts presented in this overview are discussed more fully below. TAXATION OF RESIDUAL SECURITYHOLDERS
     A Residual Securityholder will recognize his share of REMIC taxable income or loss for each day during his taxable year on which he holds the Residual Security. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Security is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.
     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments) premium amortization on the REMIC Regular Securities, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, reduced by the REMIC's
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deductions, including deductions for interest and original issue discount expense on the REMIC Regular Securities, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC Regular Securities, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the Mortgage Loans. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Certain Federal Income Tax Consequences -- REMIC Securities -- REMIC-Level Taxes." The deduction of REMIC expenses by Residual Securityholders who are individuals is subject to certain limitations as described below in "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities."

     The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Securityholder is limited to such Securityholder's adjusted basis in the Residual Security as of the end of that quarter (or time of disposition of the Residual Security, if earlier), determined without taking into account the net loss for that quarter. A Residual Securityholder's basis in its Residual Security initially is equal to the price paid for such Security. Such basis is increased by the amount of income recognized with respect to the Residual Security and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Security. The amount of the REMIC's net loss allocable to a Residual Securityholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Security. The ability of Residual Securityholders to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Securityholders should consult their tax advisors. A distribution with respect to a Residual Security is treated as a non-taxable return of capital up to the amount of the Residual Securityholder's adjusted basis in his Residual Security. If a distribution exceeds the adjusted basis of the Residual Security, the excess is treated as gain from the sale of such Residual Security.
     Although the law is unclear in certain respects, a Residual Securityholder effectively should be able to recover some or all of the basis in his Residual Security as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Securities and REMIC Regular Securities. In general, the issue price of a REMIC Regular Security of a particular Class is the initial price at which a substantial amount of the Securities of such Class is sold to the public. In the case of a REMIC Regular Security of a Class not offered to the public, the issue price is either the price paid by the first purchaser of such Security or the fair market value of the property received in exchange for such Security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Certain Federal Income Tax Consequences -- REMIC Securities -- Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the Securities. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Securityholders. It should be noted, however, that the law concerning the amortization of premium on mortgage loans and Mortgage Certificates is unclear in certain respects. If the Service were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Securityholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Securities. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Securityholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Securityholder will recover the basis in his Residual Security as the REMIC recovers the portion
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of its basis in the assets that is attributable to the residual interest. The
REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     A portion of the REMIC's taxable income may be subject to special treatment. That portion ("excess inclusion income") generally is any taxable income beyond that which the Residual Securityholder would have recognized had the Residual Security been a conventional debt instrument bearing interest at 120 percent of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Security was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders Limitations on Offset or Exemption of REMIC Income" and "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Certain Types of Investors."

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     Generally, a Residual Securityholder's taxable income for any taxable year may not be less than such Securityholder's excess inclusion income for that taxable year unless (i) such Securityholder is a Thrift Institution or a cooperative bank described in Section 593 of the Code and (ii) the Residual Security has significant value (as described below). Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Securities over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Securities if they were debt instruments for federal income tax purposes on the date of their issuance and (ii) the adjusted issue price of such Residual Securities at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. If the Residual Securityholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Securityholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Security that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Securityholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of Certain Foreign Holders of REMIC Securities -- Residual Securities" below.


     Notwithstanding the limitations described above, a Thrift Institution or cooperative bank as described in Section 593 of the Code that holds a Residual Security with significant value may offset excess inclusion income with deductions from other sources, including net operating loss carryforwards. Under the REMIC Regulations, a Residual Security will be considered to have significant value if (i) the aggregate issue price of the Residual Securities is at least 2% of the aggregate issue price of all the Securities (both REMIC Regular and Residual) issued by the REMIC, and (ii) the anticipated weighted average life of the Residual Securities is at least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of a Series REMIC is the weighted average of the anticipated weighted average lives of all the Securities (both REMIC Regular and Residual) issued by the REMIC as of the startup day. A Prospectus Supplement by which Residual Securities are offered will indicate whether the Residual Securities are expected to have significant value under the REMIC Regulations.

  NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES
     In addition to the limitations specified above, the REMIC Regulations provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Security will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Security equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Security and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose
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to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, (I.E., the transferor has "improper knowledge"). Under the REMIC Regulations, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and
(ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Certain Federal Income Tax
Consequences -- REMIC Securities -- Taxation of Certain Foreign Holders of REMIC Securities -- Residual Securities" herein.

  OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS

     The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Security) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.


     First, the REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs (including Residual Securities) are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee,
(ii) the applicable Trust Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.


     Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Security or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term "agent" includes a broker, nominee, or other middleman. The transferor of a residual interest (including a Residual Security or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by the later of March 24, 1993 and April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if,

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upon discovery that a transfer is subject to the one-time tax, the Disqualified
Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.


     Third, the Code imposes an annual tax on any pass-through entity (I.E., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Security), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Security) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Security in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the later of March 24, 1993 and the fifteenth day of the fourth month following the close of the taxable year of the pass-thru entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Trust Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Securityholder transfers an interest in a Residual Security in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Securityholder a reasonable fee for providing the information.
SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     DEALERS IN SECURITIES. Residual Securityholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Securities should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.


     TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Security held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Security (including non-excess inclusion income) is to be treated as UBTI. See "Certain Federal Income Tax
Consequences -- REMIC Securities -- Taxation of Residual Securityholders."


     INDIVIDUALS AND PASS-THROUGH ENTITIES. A Residual Securityholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a Trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the Securityholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Securities indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Securities through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the

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applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Securityholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to a REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Security indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Security.

     EMPLOYEE BENEFIT PLANS. See "Certain Federal Income Tax
Consequences -- Residual Securities -- Special Considerations for Certain Types of Investors -- Tax-exempt entities" and "ERISA Considerations."


     REITS AND RICS. If the Residual Securityholder is a REIT and the REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Securities could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders (see "Certain Federal Income Tax Consequences -- Residual Securities -- Special Considerations for Certain Types of Investors -- Foreign Residual Securityholders" below). Moreover, because Residual Securityholders may recognize phantom income (see "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders"), a REIT contemplating an investment in Residual Securities should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Securityholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

     A Residual Security held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Security will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including Residual Securities) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending distribution to the holders of the REMIC Securities constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95 percent of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Security apparently is limited to the REIT's adjusted basis in the Security. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds Mortgage Loans that provide for interest that is contingent on mortgagor profits or property appreciation.
     Significant uncertainty exists with respect to the treatment of a Residual Security for purposes of the various asset composition requirements applicable to RICs. A Residual Security should be treated as a "security," but probably will not be considered a "government security" for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Security will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Security for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Securities.

     PARTNERSHIPS. Partners in a partnership that acquires a Residual Security generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Security. The partnership itself is not subject to tax on income from the Residual Security other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations.

     FOREIGN RESIDUAL SECURITYHOLDERS. Certain adverse tax consequences may be associated with the holding of certain Residual Securities by a foreign person or with the transfer of such Securities to or from a foreign person.
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See "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of
Certain Foreign Holders of REMIC Securities -- Residual Securities" herein.


     THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Unlike other Residual Securityholders, Thrift Institutions and cooperative banks described in Section 593 of the Code generally may offset excess inclusion income on Residual Securities that have significant value with current deductions and NOLs. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders -- Limitations on Offset or Exemption of REMIC Income" herein.


     Residual Securities will be treated as qualifying real property loans and loans secured by interests in real property for Thrift Institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for Thrift Institutions, 100% of that REMIC's regular and residual interests (including Residual Securities) would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending their distribution to the holders of the REMIC Securities will be treated as qualifying real property loans for Thrift Institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for Thrift Institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for Thrift Institutions throughout the REMIC's life. The amount of a Residual Security treated as a qualifying asset for Thrift Institutions, however, cannot exceed the holder's adjusted basis in that Residual Security.

     Generally, gain or loss arising from the sale or exchange of Residual Securities held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Securities. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.
  DISPOSITION OF RESIDUAL SECURITIES

     A Residual Securityholder will recognize gain or loss on the disposition of his Residual Security equal to the difference between the amount of proceeds (or the fair market value of any property) received and his adjusted basis in the Residual Security. If the holder has held the Residual Security for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Certain Federal Income Tax Consequences -- REMIC
Securities -- Special Considerations for Certain Types of Investors."

     A special version of the wash sale rules will apply to dispositions of Residual Securities. Under that version, losses on dispositions of Residual Securities generally will be disallowed where, within six months before or after the disposition, the seller of such Securities acquires any residual interest in a REMIC or any interest in a taxable mortgage pool. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.
LIQUIDATION OF THE REMIC
     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to Securityholders within the 90-day period. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.
TREATMENT BY THE REMIC OF ORIGINAL ISSUE DISCOUNT, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     ORIGINAL ISSUE DISCOUNT. Generally, the REMIC's deductions for original issue discount expense on its REMIC Regular Securities will be determined in the same manner as for determining the original issue discount income of the holders of such Securities, as described in "Certain Federal Income Tax
Consequences -- REMIC Securities -- Original Issue Discount" above, without regard to the DE MINIMIS rule described therein.

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     MARKET DISCOUNT. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.

     PREMIUM. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described above under "Certain Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium," a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the mortgagors on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-LEVEL TAXES
     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of a convertible mortgage loan upon its conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.
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     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call (as described in the preceding paragraph) or a qualified liquidation (as defined in "Certain Federal Income Tax Consequences -- REMIC Securities -- Liquidation of the REMIC" above), (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Securities in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of Series REMICs generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

     To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.
     The organizational documents governing the REMIC Regular and Residual Securities will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated Class of Securities before it is borne by a more senior Class of Securities.
REMIC QUALIFICATION
     The Trust underlying a Series (or one or more designated pools of assets held by the Trust) will qualify under the Code as a REMIC in which the REMIC Regular Securities and Residual Securities will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the Securityholders' interests in the REMIC are met on a continuing basis.
  ASSET COMPOSITION
     In order for a Trust (or one or more designated pools of assets held by a Trust) to be eligible for REMIC status, substantially all of the assets of the Trust (or the designated pool) must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a DE MINIMIS amount of its assets (I.E., assets with an aggregate adjusted basis that is less than 1 percent of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The Mortgage Assets of each Series REMIC will be treated as qualified mortgages.
     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, or interest shortfalls on qualified mortgages caused by prepayments of those mortgages. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately". Foreclosure property generally is property
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acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held for more than two years, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the two-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the date which is six years after the date such foreclosure property is acquired.
  INVESTORS' INTERESTS
     In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. In the case of Series that include Residual Securities, the residual interest will be represented by the Residual Securities.
     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments (or similar amounts) are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of the specified principal amount of the regular interest. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC Regular Security to be recharacterized as a residual interest if interest payments on the Security consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the Security is outstanding. None of the REMIC Regular Securities, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those Securities consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.

     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or
(c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissable variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in "Certain Federal Income Tax Consequences -- REMIC
Securities -- Original Issue Discount -- Variable Rate Securities" herein, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (E.G., a rate based on the average cost of funds of one or more financial institutions), or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC PROVIDED, HOWEVER, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.


     The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including REMIC Residual Securities) by certain organizations that are not subject to federal income tax, are described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders -- Ownership of Residual Interests by Disqualified Organizations." Series REMICs will be structured to provide for such arrangements.

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  CONSEQUENCES OF DISQUALIFICATION

     If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC Regular Securities may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Taxable Mortgage Pools" below. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC (I.E., interest and discount income from the Mortgage Loans less interest and original issue discount expense allocable to the REMIC Regular Securities and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC Regular Securities would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC Regular Securities would be deductible by the former REMIC. In the latter two cases, the Residual Securities also would be treated as stock interests in such Taxable Mortgage Pool or assocation, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  TAXABLE MORTGAGE POOLS

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Seller generally will structure offerings of non-REMIC Bonds to avoid the application of the Taxable Mortgage Pool rules.

TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC SECURITIES
  REMIC REGULAR SECURITIES

     Interest, including original issue discount, paid on a REMIC Regular Security to a nonresident alien individual, foreign corporation, or other non-United States person ("Foreign Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Securityholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification that the beneficial owner of the Security is a Foreign Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including original issue discount) paid on such a Security may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

  RESIDUAL SECURITIES
     Amounts paid to Residual Securityholders who are Foreign Persons are treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by Residual Securityholders who are Foreign Persons generally qualifies as "portfolio interest" exempt from the 30 percent withholding tax only to the extent that (i) the assets of the Trust REMIC are Mortgage Certificates that are issued in registered form and (ii) the Mortgage Loans underlying the Mortgage Certificates were originated after July 18, 1984. Because Mortgage Loans are not issued in registered form, amounts
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received by Residual Securityholders who are Foreign Persons will not be exempt from the 30 percent withholding tax to the extent such amounts relate to Mortgage Loans held directly (rather than indirectly through Mortgage Certificates) by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (I.E., where the Residual Securities, as a Class, do not have significant value). Further, a Residual Securityholder will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate on excess inclusion income.


     Under the REMIC Regulations, a transfer of a Residual Security that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a Foreign Person. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a Residual Security to a Foreign Person will be presumed to have had a reasonable expectation that the Residual Security satisfies the 30% Test if that test would be satisfied for all Mortgage Loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount," above. If a Foreign Person transfers a Residual Security to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Security will continue to be subject to 30% withholding as though the Foreign Person still owned the Residual Security. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Security.

BACKUP WITHHOLDING
     Under federal income tax law, a Securityholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a Securityholder who is a United States person if the Securityholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Securityholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Securityholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Securityholder who is a foreign person if the Securityholder fails to provide the Trustee or the Securityholder's securities broker with a Foreign Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC Regular Securities or REMIC Residual Securities. The backup withholding rate is 31% for payments made on or after January 1, 1993. Backup withholding, however, does not apply to payments on a Security made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Security.
REPORTING AND TAX ADMINISTRATION
  REMIC REGULAR SECURITIES
     Reports will be made at least annually to holders of record of REMIC Regular Securities (other than those with respect to whom reporting is not required) and to the Internal Revenue Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the Securities, (ii) original issue discount, if any, accrued on the Securities, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Securities.
  RESIDUAL SECURITIES
     For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Securityholders as its partners. A Series REMIC will file an annual return on
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Form 1066 and will be responsible for providing information to Residual
Securityholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Securityholders each calendar quarter in order to permit such Securityholders to compute their taxable income accurately. A person that holds a Residual Security as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.
     Residual Securityholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Securities have been paid in full.

     Under the REMIC Regulations, a Residual Securityholder must be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Securityholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances. Unless otherwise indicated in the related Prospectus Supplement, the Seller, Master Servicer or an affiliate thereof either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Securityholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.


     Treasury regulations provide that a Holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC's return if a Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Holder of a Residual Security is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the Holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

NON-REMIC SECURITIES
TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES

     In the case of Series with respect to which a REMIC election is not to be made, the Trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Non-REMIC Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the Security in question) to be received on the Mortgage Assets assigned to a Trust for federal income tax purposes.

TREATMENT OF THE NON-REMIC SECURITIES FOR FEDERAL INCOME TAX PURPOSES GENERALLY
     The types of Non-REMIC Securities offered in a Series may include: (i) securities evidencing ownership interests only in the interest payments on the Mortgage Assets assigned to a Trust, net of certain fees, ("IO Securities");
(ii) securities evidencing ownership interests in the principal, but not the interest, payments on the Mortgage Assets ("PO Securities"); (iii) securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Mortgage Assets ("Ratio Securities"); and (iv) securities evidencing ownership in equal percentages of the principal and interest payments on the Mortgage Assets ("Pass-Through Securities"). The federal income tax treatment of Non-REMIC Securities other than Pass-Through Securities ("Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the
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federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.
     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the Mortgage Assets in the Trust, but it is not clear whether the Strip Securities will be so characterized. The Service could take the position that the character of the Mortgage Assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the Mortgage Assets, the Strip Securities, like the Pass-Through Securities, unless otherwise specified in the Prospectus Supplement, should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the Trust assets would qualify for such treatment.

     One or more Classes of Securities may be subordinated to one or more other Classes of Securities of the same Series. See "Description of the Securities -- Allocation of Distributions from the Mortgage Assets." In general, such subordination should not affect the federal income tax treatment of either the Subordinated or Senior Securities. However, to the extent indicated in "Description of the Securities -- Allocation of Distributions from the Mortgage Assets" and the relevant Prospectus Supplement, holders of the Subordinated Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Securities. Holders of the Subordinated Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Subordinated Security. See "ERISA Considerations" herein and in the Prospectus Supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the Mortgage Assets of the Trust. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the Trust assets, including interest and discount income, if any. Such Securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, and
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the Securityholder otherwise would use the cash receipts and disbursements method.


     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the Trust assets. The rules regarding discount and premium that are applicable to Non-REMIC Securities generally are the same as those that apply to REMIC Regular Securities. See the discussions under "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" and "Certain Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium" above.

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     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of REMIC Regular Securities, Code Section 1272(a)(6) technically does not apply to Non-REMIC Securities. Although the Treasury has authority to apply that Section to securities such as the Non-REMIC Securities, it has not yet done so. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for the Non-REMIC Securities as though Section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a Class of Non-REMIC Securities in the same manner as it would account for a Class of REMIC Regular Securities with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administrator's position.


     It is anticipated that most or all of the Mortgage Assets securing any Series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the Borrower if the discount attributable to such payments exceeds the DE MINIMIS amount. If the Trust contains Mortgage Assets purchased for a price below its outstanding principal amount, Pass-Through Securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such Mortgage Assets. Moreover, if such Mortgage Assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is DE MINIMIS under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for Mortgage Assets over their outstanding principal amounts. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Certain Federal Income Tax Consequences -- REMIC Securities -- Tax Treatment of REMIC Regular Securities."

TREATMENT OF STRIP SECURITIES
     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Counsel believes is appropriate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of the Strip Securities.
     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the Mortgage Assets in the Trust. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the Mortgage Assets. Therefore, Strip Securities will be subject to Section 1286.

     For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Treasury regulations under Section 1286 (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be DE MINIMIS under rules generally applicable to debt instruments. For purposes of the determination whether such amount would be DE MINIMIS, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased, (ii) an aggregation approach similar to the Aggregation Rule (as described in "Certain Federal Income Tax Consequences -- REMIC
Securities -- Original Issue Discount" above) may be applied, and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Certain Federal Income Tax Consequences -- Non-REMIC Securities -- Treatment of Strip
Securities -- Determination of Income With Respect to Strip Securities."

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     The application of Section 1286 to the Strip Securities is not entirely clear under current law. That section could be interpreted as causing: (i) in the case of an IO Security, each interest payment due on the Mortgage Assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount (I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the Mortgage Assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, Section 1286 requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the Mortgage Assets to which the Securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the Underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on Mortgage Assets, the proper allocation of the Security's purchase price to each separate payment on the Mortgage Assets in the Trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by
Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for income tax accounting purposes.

  DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described above under "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities," " -- Interested Weighted Securities and Non-VRDI Securities," and " -- Anti-Abuse Rule" and "Certain Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium" will apply. PO Securities, and certain Classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Security or a Weighted Average Security if it were a REMIC Regular Security is subject to the same tax accounting considerations applicable to the REMIC Regular Security to which it corresponds. Thus, as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC Regular Security. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" above.


     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Security, either (i) the amount of original issue discount on the Security is considered to be DE MINIMIS under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Security is no more than one percent lower than the annual stated rate of interest payable on the Mortgage Loan from which the Security was stripped. The holders of such Securities generally would be required to include market discount in income in the manner described above in "Certain Federal Income Tax Consequences -- REMIC
Securities -- Market Discount." Some Classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Certain Federal Income Tax Consequences -- REMIC Securities -- Original

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Issue Discount," holders of such Ordinary Ratio Securities generally will be able to amortize that premium as described in "Certain Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium."

  PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain Classes of the same Series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same Mortgage Assets in the Trust. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each Security should be treated separately and should be subject to the rules described above. The Service could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such Securities.

  POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     The Service could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the Service could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the Trust taking into account all of the Securities of that Series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the Service could interpret Section 1286 to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on the Non-REMIC Securities, (ii) the Contingent Payment Regulations should not apply to the IO Securities, or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Securities. Given the variety of alternative treatments of the Non-REMIC Securities and the different federal income tax consequences that could result from each alternative, a potential investor is urged to consult its own tax advisor regarding the proper treatment of the Non-REMIC Securities for federal income tax purposes.


  LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES


     The holder of a Strip Security will be treated as owning an interest in each of the Mortgage Assets of the related Trust and will recognize an appropriate share of the income and expenses associated with those Mortgage Assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such Security as are applicable to holders of Pass-Through Securities. See "Certain Federal Income Tax
Consequences -- Non-REMIC Securities -- Treatment of Pass-Through Securities" above.

SALE OF A NON-REMIC SECURITY

     A sale of a Non-REMIC Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such Security. The rules for computing the adjusted basis of a Non-REMIC Security are the same as in the case of a REMIC Regular Security. See "Certain Federal Income Tax Consequences -- REMIC
Securities -- Gain or Loss on Disposition." Gain or loss from the sale or other disposition of a Non-REMIC Security generally will be capital gain or loss to a Securityholder if the Security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Security has been held for the longterm capital gain holding period (currently, more than twelve months). Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition."

  TAXATION OF CERTAIN FOREIGN HOLDERS OF NON-REMIC SECURITIES
     Interest, including original issue discount, paid on a Non-REMIC Security to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is
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not effectively connected with a trade or business in the United States of the
Securityholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If Foreign Person Certification is not provided, interest (including original issue discount) paid on a Non-REMIC Security may be subject to either a 30 percent withholding tax or 31 percent backup withholding.


     In the case of certain Series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Non-REMIC Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30 percent rate (or lower treaty rate, if applicable). IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the Security is determined by the issuance date of the mortgage loans underlying the Trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30 percent withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the Security may be subject to the withholding tax. See "Certain Federal Income Tax Consequences -- Non-REMIC
Securities -- Possible Alternative Characterizations." Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest to Securityholders who are Foreign Persons. However, because the scope of the new legislation is not entirely clear, investors who are Foreign Persons should consult their own tax advisors regarding the potential application of the legislation before purchasing a Security.

  BACKUP WITHHOLDING

     The application of backup withholding to Non-REMIC Securities generally is the same as in the case of REMIC Securities. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

  REPORTING AND TAX ADMINISTRATION

     For purposes of reporting and tax administration, the holders of Non-REMIC Securities will be treated in the same fashion as the holders of REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC
Securities -- Reporting and Tax Administration" above.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.
                            STATE TAX CONSIDERATIONS
     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.
                              ERISA CONSIDERATIONS
     In considering an investment in a Security of the assets of an employee benefit plan, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such plan; (ii) the definition of plan assets under the Employee Retirement Income Security Act of 1974 ("ERISA"), and the U.S. Department of Labor ("DOL") regulations regarding the definition of plan assets; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and (iv) whether the investment is prudent, considering the nature of an investment in a Security and the fact that no market in which such fiduciary can sell or otherwise dispose of Securities is expected to arise. The prudence of a particular investment must be determined by the responsible
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fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan taking into account all of the facts and circumstances of the investment.
     Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities are deemed to be plan assets of an employee benefit plan investing in the Securities, the "holding in trust" requirement of Section 403 of ERISA will be satisfied if the Securities are held in trust on behalf of the plan.
     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) an employee benefit plan subject to ERISA or
Section 4975 of the Code, including individual retirement accounts and certain Keogh Plans (each a "Plan") and any party in interest or disqualified person with respect to the Plan, and (ii) plan assets. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities (such as the Securities) held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in the regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a Security could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the Trust. Such treatment could cause certain transactions with respect to such assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets. The Plan Asset Regulations will not apply , however, if
(i) the security is registered under the Securities Exchange Act of 1934, is freely transferrable and is part of a class of securities that is held by more than 100 unrelated investors (the "publicly offered exception") or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the "insignificant participation exception"). Prior to purchasing a Security, a Plan should consult with its counsel to determine whether the publicly offered exception, the insignificant participation exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the Security.
     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to: (a) PTCE 91-38, regarding investments by bank collective investment funds; (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (c) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and (d) various underwriter exemptions. Before purchasing any Securities, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of Securities should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. Moreover, a purchaser of Securities also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.
     Because the purchase or holding of Securities may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, certain classes of Securities will not be offered for sale to, and are not transferable to, any benefit plan investor unless such benefit plan investor provides the Seller with a "Benefit Plan Opinion." A Benefit Plan Opinion is an opinion of Counsel satisfactory to the Seller (and upon which the Seller, Trustee, TMP, and their respective counsel are authorized to rely) that the ownership of a Security of such class (A) will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code and (B) either (i) will not cause any of the assets in the Trust (or in the case of a REMIC Series, the REMIC's assets) to be regarded as plan assets for purposes of the Plan Asset Regulation or (ii) will not give rise to any fiduciary duty under ERISA on the part of the Seller, the Trustee, the Master Servicer or the TMP. The Prospectus Supplement for an affected Series will indicate which classes of Securities are restricted in their availability to benefit plan investors.

     In considering the possible application of the Plan Asset Regulations, potential Plan investors should be aware that, with respect to certain Series and under certain circumstances, the Seller may have a right to redeem the Securities of such Series, at its option. In such cases, the Seller's purpose for the retention of such a redemption right is to enable the Seller to terminate its administration obligations with respect to the Securities in the event such obligations become unprofitable. The Seller undertakes no obligation to consider the interests of Securityholders in deciding whether to exercise any redemption right.

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     As described in "Certain Federal Income Tax Consequences," an investment in a Security may produce unrelated business taxable income for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither the Seller nor the Underwriters currently intend to provide valuations to Securityholders. Plans contemplating the acquisition of Securities should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the Securities.
                                LEGAL INVESTMENT
     Unless otherwise specified in the Prospectus Supplement for a Series, the Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.
     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the Securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Securities; and national banks may purchase the Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
(section mark) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.
     Securities that do not constitute "mortgage-related securities"under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities."
     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase certain types of the Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.
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                              PLAN OF DISTRIBUTION
     The Seller may sell the Securities offered hereby either directly or through one or more underwriters or underwriting syndicates. The Prospectus Supplement or Supplements for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Seller, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.
     The Securities of a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all the Securities of a Series described in the related Prospectus Supplement, if any are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Securities of such Series.
     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.
     Securities issued pursuant to the Registration Statement of which this prospectus is a part may be reregistered and reissued pursuant to the Registration Statement when they are reacquired by the Seller and deposited by the Seller to be part of the estate of a new trust. In addition, other securities issued by affiliates of the Seller or persons unaffiliated with the Seller may be acquired by the Seller and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.
                                       81
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
                                    GLOSSARY
     There follows an abbreviated definition of certain capitalized terms used in this Prospectus. The Trust Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Trust Agreement for a more complete definition of all such terms.
     "ACCOUNTING DATE" means the last day of each month.
     "ACCRETION CLASS" means a Capital Appreciation Class or a Compound Interest Class of Securities.
     "ADDITIONAL ASSETS" means mortgage loans, mortgage certificates, or other assets pledged to secure the timely payment of principal and interest on Mortgage Loans, the projected cash flow on which is to be used to make required distributions on the related Series.
     "ARM LOANS" means mortgage loans providing for periodic adjustments to the rate of interest thereon to equal the sum (which may be rounded) of a Gross Margin and an Index.
     "ASSET PROCEEDS ACCOUNT" means the separate custodial account established and maintained by the Trustee in which payments with respect to the Mortgage Assets will be deposited for the benefit of the holders of Securities of a Series.
     "ASSET VALUE" means, unless otherwise specified in the related Prospectus Supplement, an amount generally equal to the lesser of (A) the present value of the stream of remaining regularly scheduled monthly payments of principal and interest on the Mortgage Assets (after taking into account charges for servicing, administration, insurance and related matters) discounted at the Asset Value Discount Rate for such Series, or at such other rate, or rates, specified in the related Prospectus Supplement, or (B) the Unpaid Principal Balance of such Mortgage Assets times the Asset Value Percentage.
     "ASSET VALUE DISCOUNT RATE" means, for each item of Mortgage Assets in the Trust for a Series, the rate specified in the related Trust Agreement for purposes of calculation of Asset Value.
     "ASSET VALUE PERCENTAGE" means the percentage limitation that, based upon scheduled net payments on the Mortgage Assets included in the Trust for a Series, will assure the availability of sufficient funds to make timely distributions of principal and interest on the Securities in the event of substantial principal prepayments on the Mortgage Assets.
     "AVAILABLE DISTRIBUTION" means the amount of cash received by the Trustee and available for distribution to the Securityholders on any Distribution Date.
     "BALLOON PAYMENT MORTGAGE LOANS" are Mortgage Loans as to which only interest is payable until maturity and Mortgage Loans that provide for amortization of the principal amount over a certain period, although all remaining principal is due at the end of a shorter period.
     "BI-WEEKLY MORTGAGE LOAN" means a Mortgage Loan that provides for Borrower payments to be made on a bi-weekly basis.
     "BORROWER" means the individual or individuals obligated to repay a Mortgage Loan or the obligor(s) under a Contract.
     "BUY-DOWN MORTGAGE LOAN" means a Mortgage Loan as to which funds have been provided to reduce the Borrower's Monthly Payments during the early period of such Mortgage Loan.
     "CAPITAL APPRECIATION SECURITY" means a Class of Securities upon which interest is accrued and is compounded and added to the principal thereof periodically, but which is not entitled to distributions of principal or interest until the Final Scheduled Distribution Date of such Class or the termination of the related Trust or under such other circumstances as may be specified in the Prospectus Supplement.
     "CLASS" means, with respect to any Series, a group of Securities evidencing the same ownership interest in the Available Distribution or such other classification as may be set forth in the related Prospectus Supplement.
     "CLOSING DATE" means the date on which a Series is closed and the Securities issued.
     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANION CLASS" means a Class of Securities structured to receive principal payments on the underlying Mortgage Loans to the extent those principal payments exceed the principal payments scheduled to be made on a PAC Class of Securities.
     "COMPOUND INTEREST CLASS" means a Class of Securities upon which interest is accrued and is compounded and added to the principal thereof periodically, but which is not entitled to distributions of principal or interest until a specified date or specified Classes of the same Series have received their final distributions.
     "CONTRACTS" means retail installment sales contracts secured by liens on Manufactured Homes.
     "CONVERTED MORTGAGE LOAN" means any ARM Loan on which the Note Rate is converted from an adjustable rate of interest to a fixed rate of interest and any Mortgage Loan on which the Note Rate is converted from a fixed rate of interest to a lower fixed rate of interest.
     "COOPERATIVE" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.
     "COOPERATIVE DWELLING" means an individual housing unit in a building owned by a cooperative.
     "COOPERATIVE LOAN" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.
     "CREDIT LOSSES" means Realized Losses on the Mortgage Loans less Fraud Losses, Special Hazard Losses and Mortgagor Bankruptcy Losses.
     "CURRENT INTEREST CLASS" means any Class of Securities that bears interest, other than Accretion Securities.
     "CUSTODIAL ACCOUNT" means one or more accounts into which a Servicer deposits collections on the Mortgage Assets.
     "CUT-OFF DATE" means the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets are for the account of the Securityholders.
     "DISCOUNT SECURITIES" means any Class of Securities which has a purchase price less than the aggregate amount of principal allocable to such Class.
     "DISTRIBUTION DATE" means that date each month, or other periodic dates, commencing on the date specified in the Prospectus Supplement for a Series of Securities, on which the Available Distribution will be paid by the Trustee to holders of Securities of such Series.
     "DUE DATE" means each date that payments are due on the Mortgage Assets. "DUE PERIOD" means, as to any Distribution Date, the period during which regularly scheduled payments of principal and interest on the Mortgage Assets are to be passed through to the Securityholders.
     "ERISA" the Employee Retirement Income Security Act of 1974, as amended. "FHA" means the United States Federal Housing Administration.
     "FHA LOANS" means Mortgage Loans insured by the FHA.
     "FHLMC" means the Federal Home Loan Mortgage Corporation.
     "FHLMC CERTIFICATES" means mortgage participation certificates issued by FHLMC either in certificated or book-entry form.
     "FINAL SCHEDULED DISTRIBUTION DATE" means, with respect to any Security, the date specified in such Security as the fixed date on which the final distribution on such Security is due and distributable.
     "FINANCE COMPANY" means a limited-purpose financing company providing a portion of the Assets for a Series.
     "FNMA" means the Federal National Mortgage Association.

     "FNMA CERTIFICATES" means guaranteed mortgage pass-through certificates issued by FNMA either in certificated or book-entry form.
     "FRAUD LOSS LIMIT" means the amount, if any, determined in accordance with formula set forth in the Prospectus Supplement for a Series.
     "FRAUD LOSSES" means losses on Mortgage Loans resulting from a Mortgage Insurer's failure to pay a claim with respect to a Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in the application for insurance.
     "FULL COVERAGE INSURANCE POLICIES" means, with respect to any Mortgage Loan, a Primary Mortgage Insurance Policy covering the full amount of such Mortgage Loan.
     "FUNDING AGREEMENT" means an agreement between the Seller and a Finance Company pursuant to which (i) the Seller will lend a portion of the net proceeds of the sale of the Securities to such Finance Company, (ii) the Finance Company will pledge Mortgage Assets owned by it to secure the loan from the Seller, and
(iii) the Seller will assign the Funding Agreement, as so secured, to the Trust for a Series.
     "GEM LOAN" means a fixed-rate fully amortizing Mortgage Loan providing for
(1) monthly payments during the first year that are at least sufficient to pay interest due on the Mortgage Loan, and (2) an increase in such monthly payments in subsequent years at a predetermined rate generally not more than a specified percentage of the Monthly Payments during the preceding year.
     "GNMA" means the Government National Mortgage Association.
     "GNMA CERTIFICATES" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA.
     "GPM LOAN" means a Mortgage Loan providing for graduated payments during a portion of its term which are or may be less than the amount of interest due on the Unpaid Principal Balance.
     "GROSS MARGIN" means with respect to each ARM Loan, the fixed percentage specified in the related note that is added to the Index on each Interest Adjustment Date to determine the new Note Rate for such ARM Loan.
     "HUD" means the United States Department of Housing and Urban Development. "INDEX" means with respect to each ARM Loan, the index specified in the related note that is added to the Gross Margin on each Interest Adjustment Date to determine the new Note Rate for such ARM Loan.
     "INSURANCE POLICIES" means any Mortgage Insurance Policy, Standard Hazard Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Insurance Policy or other insurance policy with respect to the Mortgage Loans in a Trust.
     "INSURANCE PROCEEDS" means the proceeds paid by any insurer pursuant to an Insurance Policy covering a Mortgage Loan included in the Trust for a Series.
     "INTEREST ADJUSTMENT DATE" means with respect to each ARM Loan, the date on which the Note Rate changes in accordance with the terms of the related note.
     "INVESTMENT GRADE" means a rating assigned by at least one Rating Agency to a Class or Series of Securities that is in one of its four highest rating categories (without regard to plus or minus gradations).

     "JST" means JST Company, L.L.C., a Virginia limited liability company.

     "LEVEL PAYMENT MORTGAGE LOAN" means a Mortgage Loan that provides for the payment of principal and interest in level Monthly Payments over the term of the Mortgage Loan, with interest at a fixed rate computed on the declining principal balance of the Mortgage Loan.
     "LIBOR" means London Interbank Offered Rate.
     "LIQUIDATED LOAN" means any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed in lieu of foreclosure, or otherwise.
     "LIQUIDATION PROCEEDS" means the proceeds of any Mortgage Assets liquidated as a result of defaults by Borrowers, together with proceeds of insurance or guarantees with respect to such Mortgage Assets.

     "LOAN" means a Mortgage Loan or a Contract.

     "MANUFACTURED HOMES" means the unit of manufactured housing used as a single-family residence and having a minimum living space of 400 square feet and a minimum width of over 102 inches, together with all accessions thereto securing the obligations of the Borrower under a Contract.

     "MASTER SERVICER" means the entity, if any, specified in the Prospectus Supplement for a Series that will perform certain administrative functions with respect to a Trust and, with respect to a Trust that includes Mortgage Loans, that will administer and supervise the performance by Servicers of their duties and responsibilities under Servicing Agreements in respect of such Mortgage Loans.
     "MASTER SERVICER CUSTODIAL ACCOUNT" means an account maintained by the Master SERVICER into which the Master Servicer deposits collections on the Mortgage Assets received from a Servicer.
     "MONTHLY PAYMENTS" means scheduled payments of principal and interest due each month on any Mortgage Loan.
     "MORTGAGE ASSETS" means Mortgage Certificates and Loans assigned to the Trust for a Series or pledged to secure Funding Agreements assigned to the Trust for a Series.
     "MORTGAGE CERTIFICATES" means GNMA Certificates, FNMA Certificates, FHLMC Certificates and other mortgage pass-through certificates and collateralized mortgage obligations either in certificated or book-entry form.
     "MORTGAGE INSURANCE POLICIES" means Primary Mortgage Insurance Policies and Pool Insurance Policies.

     "MORTGAGE LOANS" means mortgage loans, FHA Loans, VA Loans and RHS Loans, all secured by mortgages or deeds of trust on Mortgaged Premises, including Cooperative Loans.

     "MORTGAGE POOL" means a segregated pool of mortgage loans.
     "MORTGAGED PREMISES" means land and improvements thereon subject to the lien of a mortgage or deed of trust.
     "MORTGAGOR BANKRUPTCY INSURANCE" means an insurance policy or a fund providing coverage to holders of Securities of a Series against losses resulting from the bankruptcy of a Borrower.
     "MORTGAGOR BANKRUPTCY LOSSES" means losses resulting from any court ordered reduction in the valuation of Mortgaged Premises or changes in the repayment terms of a Mortgage Loan in conjunction with a bankruptcy proceeding of a Borrower or otherwise.
     "MORTGAGOR BANKRUPTCY LOSS LIMIT" means the amount, if any, specified in the Prospectus Supplement for a Series.
     "MORTGAGOR INSURER" means any insurance company or other entity that provides Mortgage Insurance Policies with respect to a Series.
     "NET RATE" means, with respect to any item of Mortgage Assets, the Note Rate thereon minus applicable servicing, administration and guarantee fees and insurance premiums, plus Reinvestment Income thereon if payable to Securityholders, expressed as a percentage of the applicable Mortgage Asset.
     "NOTE" means any promissory note with respect to a Mortgage Loan secured by a lien on real property and the improvements thereon.
     "NOTE RATE" means, with respect to a Mortgage Loan, the interest rate per annum required to be paid by a Borrower under the terms of the related mortgage note, and with respect to a Mortgage Certificate, the interest rate per annum payable under the terms thereof.
     "OFFERED SECURITIES" means the Securities actually offered pursuant to a Prospectus Supplement appended to this Prospectus.
     "ORIGINATOR" means a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution that originates a Mortgage Loan.
                                       85
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
     "PAC CLASS" means a Class of Securities structured to receive fixed principal payments on designated Distribution Dates so long as principal payments on the underlying Mortgage Loans occur within a range of constant percentages of the prepayment assumption made as set forth in the related Prospectus Supplement.
     "PARTICIPANT" means each person who was the owner of Mortgage Assets acquired by the Seller for assignment and transfer to the Trust for a Series of Securities or each person who owns Mortgage Assets pledged to secure a Funding Agreement that has been assigned and transferred to the Trust for a Series.
     "PASS-THROUGH RATE" means the applicable fixed, variable or adjustable rate or rates, specified or described in the Prospectus Supplement for a Series, at which net interest payments on the Mortgage Assets in the related Trust are passed through on each Class of the Securities, other than Spread Securities, entitled to interest distributions.
     "PERIODIC RATE CAP" means with respect to each ARM Loan, the limit on the percentage increase or decrease that may be made on the Note Rate on any Interest Adjustment Date.
     "PERMITTED INVESTMENTS" means those investments permitted under the applicable Trust Agreement, as described generally under "The
Trusts -- Investment of Funds."
     "POOL INSURER" means any insurance company or other person that provides Policy for a Series.
     "POOL INSURANCE POLICY" means an insurance policy to cover any loss (subject to certain limitations) by reason of default by the Borrowers of the Mortgage Loans included in the Trust for a Series to the extent not covered by any Primary Mortgage Insurance Policy.
     "PREMIUM SECURITIES" means any Class of Securities which has a purchase price greater than or equal to the aggregate amount of Principal allocable to such Class.
     "PREPAYMENT INTEREST SHORTFALL" results when a Mortgage Loan is prepaid in full and interest to month-end is not paid by the Servicer.
     "PREPAYMENT PERIOD" means, as to any Distribution Date, the period during which any prepayments or other unscheduled payments of principal and interest paid with respect to the Mortgage Assets are to be passed through to the Securityholders.
     "PRIMARY MORTGAGE INSURANCE POLICY" means an insurance policy covering a Mortgage Loan included in the Trust for a Series against loss of the insured portion of the Unpaid Principal Balance of the covered Mortgage Loan together with accrued and unpaid interest thereon.
     "PRINCIPAL ONLY CLASS" means a Class of Securities sold at a significant discount to its principal amount because no interest is paid on that Class of Securities.

     "RATING AGENCY" means with respect to any Series, each nationally-recognized statistical rating agency or organization that initially rates the Series at the request of the Seller and is identified in the related Prospectus Supplement.

     "REALIZED INTEREST SHORTFALL" results when a Mortgage Loan is foreclosed and the Liquidation Proceeds from the sale of the Mortgaged Premises are insufficient to pay accrued but unpaid interest on such Mortgage Loan.
     "REALIZED LOSSES" means generally (i) the aggregate amount of losses realized on Liquidated Loans, (ii) Fraud Losses, (ii) Mortgagor Bankruptcy Losses and (iv) Special Hazard Losses.
     "REDEMPTION DATE" means any Distribution Date on which the Securities of a Series are redeemed.
     "REINVESTMENT INCOME" means, with respect to a Series, the income received on the investment of funds securing such Series at the Assumed Reinvestment Rate.
     "REMITTANCE DATE" means the date each month on which the Servicer, or the Master Servicer to the extent that it directly services the Mortgage Loans, must remit certain collections with respect to such Mortgage Loans to the Servicer Custodial Account or the Asset Proceeds Account.
     "RESERVE FUND" means, as to a Series, a fund established by the Seller that may be used by the Trustee to make any required distributions of principal or interest on the Securities of that Series to the extent funds are not otherwise available.
                                       86
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
     "RESIDUAL SECURITIES" mean any Class of Securities of a Series constituting the residual interests in a REMIC.

     "RHS" means the United States Rural Housing Service.


     "RHS LOANS" mean Mortgage Loans insured or guaranteed by RHS.

     "RIM LOAN" means a Mortgage Loan where, subject to certain conditions, the Borrower has a one-time option to reduce the interest rate payable with respect to such Mortgage Loan.

     "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Asset or Contract as of any date of determination, an amount equal to the scheduled principal balance thereof as of the Cut-off Date, reduced by the principal portion of all Monthly Payments due on or before such determination date, whether or not received, and by all amounts allocable to unscheduled principal payments received on or before such determination date and as further reduced to the extent that any Realized Loss has occurred with respect to such Mortgage Asset or Contract on or before such determination date.

     "SECURITYHOLDER" means the holder or beneficial owner of a Security. "SECURITY INSTRUMENT" means any mortgage or deed of trust securing payment of any Note with respect to a Mortgage Loan.
     "SECURITIES" means mortgage participation securities, issuable in Series, each of which may include one or more Classes evidencing beneficial ownership interests in the portion of the Available Distribution specified as allocable to each Class in the Prospectus Supplement relating to such Series.
     "SECURITIES ADMINISTRATOR" means the entity, if any, specified in the Prospectus Supplement for a Series that will perform certain administrative functions with respect to a Trust.

     "SELLER" means Financial Asset Securitization, Inc., a Virginia corporation.

     "SENIOR SECURITIES" means any Class of Securities of a Series entitled to preferential rights to distributions on the Mortgage Assets and other assets assigned or pledged to the Trust for such Series.
     "SERIES" means a group of Securities issued by a separate Trust.
     "SERVICER CUSTODIAL ACCOUNT" means a custodial account into which the Servicer may remit collections with respect to Mortgage Loans.
     "SERVICERS" means those entities that perform the servicing functions with respect to Mortgage Loans included in the Trust for a Series.
     "SHORTFALL" means Soldiers' and Sailors' Shortfall, Realized Interest Shortfall, Prepayment Interest Shortfall and any temporary delinquency in the payment of interest on a Mortgage Loan.
     "SOLDIERS' AND SAILORS' SHORTFALL" results from application of the Soldiers' and Sailors' Civil Relief Act of 1940, whereby members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rate on those mortgage loans reduced and capped for the duration of military service.
     "SPECIAL HAZARD FUND" or "SPECIAL HAZARD INSURANCE POLICY" means an insurance policy or fund providing coverage to the holders of Securities of a Series against (i) loss by reason of damage to Mortgaged Premises caused by certain hazards not covered by any Standard Hazard Insurance Policy and (ii) loss from partial damage to the Mortgaged Premises caused by reason of the application of the coinsurance clause contained in any Standard Hazard Insurance Policy.
     "SPECIAL HAZARD LOSS LIMIT" means the amount, if any, determined in accordance with the formula set forth in the Prospectus Supplement for a Series.
     "SPECIAL HAZARD LOSSES" means Losses on Mortgage Loans arising out of damage to the Mortgaged Premises that are not covered by Standard Hazard Insurance Policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.
     "SPREAD CLASS" or "STRIP CLASS" means a Class of Securities sold at a significant premium to its principal amount because it represents the right to receive interest at a rate significantly higher than prevailing rates.

     "SPREAD RATE" or "STRIP RATE" means the rate of interest payable on a Spread Class or Strip Class respectively.
     "STANDARD HAZARD INSURANCE POLICY" means an insurance policy covering a Mortgage Loan included in the Trust for a Series against loss by reason of fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion.
     "SUBORDINATED SECURITIES" means any Class of Securities of a Series as to which the right to receive distributions with respect to the Mortgage Assets and other assets assigned to the Trust for such Series is subordinate to the rights of holders of Senior Securities of such Series to the extent specified in the related Prospectus Supplement.
     "SUBORDINATION AMOUNT" means, if applicable to a Series including a Class of Subordinated Securities, the amount of Realized Losses to be borne solely by the holders of such Subordinated Securities as specified in the related Prospectus Supplement.
     "TRUST" means the pool of Mortgage Assets and other assets specified in the Prospectus Supplement for each Series of Securities that are assigned and transferred to a trust or trusts in the name of the Trustee for the benefit of the holders of Securities of such Series.
     "TRUST AGREEMENT" means the trust agreement between the Seller, the Master Servicer and the Trustee with respect to a single Series of Securities defining certain rights of holders of such Securities and certain rights and duties of the Trustee with respect to such Securities, incorporating by reference therein Standard Terms to Trust Agreement.
     "TRUSTEE" means the bank, trust company or other fiduciary named in the Prospectus Supplement for each Series of Securities as the trustee under the Trust Agreement pursuant to which such Series is issued.
     "UNPAID PRINCIPAL BALANCE" means the unpaid principal amount of the Mortgage Assets or any part thereof as of a date of determination.
     "VA" means the United States Veterans Administration.
     "VA LOANS" means Mortgage Loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended.
     "VOTING RIGHTS" means the allocation of voting rights among the Classes of a Series as provided in the Prospectus Supplement.
                                       88

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

     Incorporated by reference from Item 14 to Seller's Registration Statement on Form S-3 (No. 33-78368), filed April 29, 1994.

Item 15.    Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act provides in substance that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

     Article VI of the Seller's Articles of Incorporation requires the Seller to indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action or suit by or in the right of the Seller to procure a judgment in its favor) by reason of the fact that he is or was a director or officer or is or was serving at the request of the Seller in any capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Seller. The termination of any action, suit, or proceeding by judgment, order, settlement, connection, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he believed to be in or not opposed to the best interests of the Seller.

     Article VI of the Seller's Articles of Incorporation further provides that the Seller's Board of Directors may cause the Seller to indemnify or contract in advance to indemnify employees and agents who are not officers or directors of the Seller to the fullest extent permitted by law applicable at the time indemnification is granted or the contract to indemnify is made.

     Under certain sales agreements entered into by the Seller and various transferors of mortgage-related collateral, such transferors are obligated to indemnify the Seller against certain expenses and liabilities.

     Reference is made to the Underwriting Agreement Standard Provisions filed as exhibits hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits.


1.1          Form of Underwriting Agreement (8)
1.2          Underwriting Agreement Standard Provisions, dated August 1988 (10)
1.3          Underwriting Agreement Standard Provisions, dated November 1988 (13)
1.4          Underwriting Agreement Standard Provisions, dated February 1989 (21)
1.5          Underwriting Agreement, dated as of May 18, 1989, among Morgan Stanley & Co. Incorporated, Ryland
             Mortgage Company and Registrant (23)
1.6          Underwriting Agreement Standard Provisions, dated February 1991 (37)
1.7          Underwriting Agreement dated as of May 28, 1991, by and among the Registrant, Kidder Peabody & Co.
             Incorporated, and Ryland Mortgage Company (42)
1.8          Underwriting Agreement dated as of September 14, 1993, by and among the Registrant, Ryland Mortgage
             Company and Lehman Brothers Inc. (83)
1.9          Underwriting Agreement dated as of September 23, 1993, by and among the Registrant, Ryland Mortgage
             Company and Lehman Brothers Inc. (97)
1.10         Underwriting Agreement dated as of April 11, 1994, by and among the Registrant, Ryland Mortgage
             Company and Lehman Brothers Inc. (102)
1.11         Underwriting Agreement dated as of February 23, 1995, by and among the Registrant, Ryland Mortgage
             Company and Bear, Stearns & Co. Inc. (107)
1.12         Underwriting Agreement Standard Provisions, dated February 1995 (107)
4.1          Form of Trust Agreement, including Form of Security (3)
4.2          Standard Terms to Trust Agreement, dated September 1, 1987 (3)
4.3          Form of Pooling and Servicing Agreement (8)
4.4          Trust Agreement between Registrant and Sovran Bank, N.A., as Trustee, for Series 1988-1 Trust (9)
4.5          Standard Terms to Trust Agreement, dated May 1, 1988 (9)
4.6          Pooling and Servicing Agreement among Registrant, Valley Federal Savings and Loan Association, as
             Master Servicer, and Sovran Bank, N.A., as Trustee, for Valley Federal Trust Series 1988-1 (10)
4.7          Pooling and Servicing Agreement among Registrant, First Nationwide Bank, A Federal Savings Bank,
             as Master Servicer, and Sovran Bank, N.A., as Trustee, for First Nationwide Trust 1988-1 (11)
4.8          Pooling and Servicing Agreement among Registrant, Mercury Savings and Loan Association, as Master
             Servicer, and Sovran Bank, N.A., as Trustee, for Mercury Savings Trust 1988-1 (11)
4.9          Pooling and Servicing Agreement among Registrant, Mercury Savings and Loan Association, as Master
             Servicer, and Sovran Bank, N.A., as Trustee, for Mercury Savings Trust 1988-2 (12)
4.10         Pooling and Servicing Agreement among Registrant, Home Federal Savings and Loan Association, as

                                                       II-2


             Master Servicer, and Sovran Bank, N.A., as Trustee, for Home Federal Trust 1988-1 (13)
4.11         Standard Terms to Trust Agreement, dated November 1, 1988 (14)
4.12         Trust Agreement between Registrant and Sovran Bank, N.A., as Trustee, for American Home Funding
             Trust 1988-1 (14)
4.13         Trust Agreement between Registrant and Sovran Bank, N.A., as Trustee, for Perpetual Savings Bank Trust
             1988-1 (15)
4.14         Pooling and Servicing Agreement among Registrant, Perpetual Savings Bank, F.S.B., as Servicer, and
             Sovran Bank, N.A., as Trustee, for Perpetual Savings Bank Trust 1988-A (15)
4.15         Pooling and Servicing Agreement among Registrant, First Nationwide Bank, A Federal Savings Bank, as
             Master Servicer, and Sovran Bank, N.A., as Trustee, for First Nationwide Trust 1988-2 (16)
4.16         Pooling and Servicing Agreement among Registrant, First Nationwide Bank, A Federal Savings Bank, as
             Servicer, and State Street Bank and Trust Company, as Trustee, for ICA Mortgage Corporation Trust
             1989-1 (18)
4.17         Pooling and Servicing Agreement among Registrant, First Nationwide Bank, A Federal Savings Bank, as
             Master Servicer, and State Street Bank and Trust Company, as Trustee, for First Nationwide Trust
             1989-1 (19)
4.18         Trust Agreement between Registrant and Sovran Bank, N.A., as Trustee, for Series 1989-1 Trust (20)
4.19         Standard Terms to Trust Agreement, dated December 1, 1988 (20)
4.20         Standard Terms to Trust Agreement (February 1989 Edition) (21)
4.21         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State Street Bank
             and Trust Company, as Trustee, for American Home Funding Trust 1989-1 (21)
4.22         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State Street Bank
             and Trust Company, as Trustee, for Weyerhaeuser Mortgage Trust 1989-1 (21)
4.23         Pooling Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State
             Street Bank and Trust Company, as Trustee, for Weyerhaeuser Mortgage Trust 1989-1 (21)
4.24         Pooling and Servicing Agreement among Registrant, First Nationwide Bank, A Federal Savings Bank, as
             Servicer, and State Street Bank and Trust Company, as Trustee, for ICA Mortgage Corporation Trust
             1989-2 (22)
4.25         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State Street Bank
             and Trust Company, as Trustee, for American Home Funding Trust 1989-2 (23)
4.26         Standard Terms to Trust Agreement (April 1989 Edition) (23)
4.27         Issuing Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State
             Street Bank and Trust Company, as Trustee, for Series 1989-2 Trust (24)
4.28         Pooling Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State
             Street Bank and Trust Company, as Trustee, for Perpetual Savings Bank Trust 1989-1A (25)
4.29         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and State Street Bank
             and Trust Company, as Trustee, for Perpetual Savings Bank Trust 1989-1A (25)
4.30         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank,
             N.A., as Trustee, for Series 1989-7A Trust (26)
4.31         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank,
             N.A., as Trustee, for Series 1989-7B Trust (26)
4.32         Standard Terms to Trust Agreement (Pool Insurance) (February 1990 Edition) (27)
4.33         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank,
             N.A., as Trustee, for Series 1990-1A Trust (27)
4.34         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank,
             N.A., as Trustee, for Series 1990-1B Trust (27)
4.35         Trust Agreement among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank,
             N.A., as Trustee, for Series 1990-2 Trust (28)
4.36         Trust Agreement, dated as of June 1, 1990, among Registrant, Ryland
             Mortgage Company, as Master Servicer, and Sovran Bank, N.A., as
             Trustee, for Series 1990-3 Trust (31)
4.37         Pooling Trust Agreement, dated as of September 1, 1990, among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A., as Trustee, for Series 1990-4 Pooling Trust (32)
4.38         Issuing Trust Agreement, dated as of September 1, 1990, among Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A., as Trustee, for Series 1990-4 Issuing Trust (32)
4.39         Trust Agreement, dated as of December 1, 1990, among Registrant, Ryland Mortgage Company, as Master
             Servicer, and Sovran Bank, N.A., as Trustee, for Coast Federal Bank Trust 1990-1 (33)
4.40         Trust Agreement, dated as of December 1, 1990, among Registrant,
             Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A.,
             as Trustee, for Series 1990-5A Trust (34)
4.41         Trust Agreement, dated as of December 1, 1990, among Registrant,
             Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A.,
             as Trustee, for Series 1990-5B Trust (34)

                                      II-3

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4.42         Trust Agreement, dated as of January 1, 1991, among Registrant,
             Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A.,
             as Trustee, for Series 1991-1 Trust (35)
4.43         Standard Terms to Trust Agreement (Pool Insurance) (March 1991 Edition) (37)
4.44         Pooling Trust Agreement dated as of March 1, 1991, among Registrant, Ryland Mortgage Company, as
             Master Servicer, and Sovran Bank, N.A., as Trustee, for Series 1991-3 Pooling Trust (37)
4.45         Issuing Trust Agreement dated as of March 1, 1991, among Registrant, Ryland Mortgage Company, as
             Master Servicer, and Sovran Bank, N.A., as Trustee, for Series 1991-3 Issuing Trust (37)
4.46         Trust Agreement, dated as of March 1, 1991, among Registrant, Ryland Mortgage Company, as Master
             Servicer, and State Street Bank and Trust Company, as Trustee, for Series 1991-4 Trust (38)
4.47         Guarantor Trust Agreement, dated as of March 1, 1991, among Registrant, Ryland Mortgage Company, as Master Servicer, and State Street Bank and Trust Company, as Guarantor Trustee, for 1991-4A
             Guarantor Trust (38)
4.48         Trust Agreement, dated as of March 1, 1991, among Registrant,
             Ryland Mortgage Company, as Master Servicer, and Sovran Bank, N.A.,
             as Trustee, for Series 1991-5 Trust (39)
4.49         Pooling Trust Agreement, dated as of May 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-7 Pooling Trust (40)
4.50         Middle Trust Agreement, dated as of May 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-7 Middle Trust (40)
4.51         Issuing Trust Agreement, dated as of May 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-7 Issuing Trust (40)
4.52         Pooling Trust Agreement, dated as of June 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-8 Pooling Trust (41)
4.53         Issuing Trust Agreement, dated as of June 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-8 Issuing Trust (41)
4.54         Trust Agreement, dated as of May 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and State
             Street Bank and Trust Company, as Trustee, for Series 1991-9 Trust (42)
4.55         Pooling Trust Agreement, dated as of May 1, 1991, by and among the Registrant, Ryland Mortgage
             Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee, for Series
             1991-10 Pooling Trust (43)
4.56         Issuing Trust Agreement, dated as of May 1, 1991, by and among the Registrant, Ryland Mortgage
             Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee, for Series
             1991-10 Issuing Trust (43)
4.57         Trust Agreement, dated as of June 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-11 Trust (44)
4.58         Pooling Trust Agreement, dated as of July 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-12 Pooling Trust (45)
4.59         Issuing Trust Agreement, dated as of July 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Sovran
             Bank, N.A., as Trustee, for Series 1991-12 Issuing Trust (45)
4.60         Trust Agreement, dated as of August 1, 1991, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and State
             Street Bank and Trust Company, as Trustee, for Series 1991-13 Trust (47)
4.61         Pooling Trust Agreement, dated as of August 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-14 Pooling Trust (48)
4.62         Issuing Trust Agreement, dated as of August 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-14 Issuing Trust (48)
4.63         Pooling Trust Agreement, dated as of August 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-15 Pooling Trust
             Agreement (49)
4.64         Issuing Trust Agreement, dated as of August 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-15 Issuing Trust (49)
4.65         Trust Agreement, dated as of September 1, 1991, by and among the Registrant, Ryland Mortgage
             Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee, for Household
             Bank Trust 1991-1 (50)
4.66         Trust Agreement, dated as of September 1, 1991, by and among the Registrant, Ryland Mortgage

                                      II-4




             Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee, for Valley
             Federal Trust 1991-1 (51)
4.67         Pooling Trust Agreement, dated as of September 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer,
             and Sovran Bank, N.A., as Trustee, for Series 1991-16 Pooling Trust (52)
4.68         Issuing Trust Agreement, dated as of September 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer,
             and Sovran Bank, N.A., as Trustee, for Series 1991-16 Issuing Trust (52)
4.69         Pooling Trust Agreement, dated as of October 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-17 Pooling Trust (53)
4.70         Issuing Trust Agreement, dated as of October 1, 1991, by and among the Registrant, Ryland Mortgage Company, as Master Servicer, and
             Sovran Bank, N.A., as Trustee, for Series 1991-17 Issuing Trust (53)
4.71         Trust Agreement, dated as of November 1, 1991, by and among Registrant, Ryland Mortgage Company, as Master Servicer and State Street Bank and Trust Company, as Trustee, for Series 1991-18 Trust (54)
4.72         Pooling Trust Agreement, dated as of November 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Sovran
             Bank, N.A., as Trustee, for LIBOR ARM Trust 1991-19 Pooling Trust (55)
4.73         Issuing Trust Agreement, dated as of November 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Sovran
             Bank, N.A., as Trustee, for LIBOR ARM Trust 1991-19 Issuing Trust (55)
4.74         Trust Agreement, dated as of November 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and State
             Street Bank and Trust Company, as Trustee, for Boston Safe Deposit
             Trust 1991-1 (56)
4.75         Pooling Trust Agreement, dated as of December 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Sovran
             Bank, N.A., as Trustee, for Series 1991-20 Pooling Trust (57)
4.76         Issuing Trust Agreement, dated as of December 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Sovran
             Bank, N.A., as Trustee, for Series 1991-20 Issuing Trust (57)
4.77         Trust Agreement, dated as of December 1, 1991, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Sovran
             Bank, N.A., as Trustee, for Series 1991-21 Trust (58)(59)
4.78         Pooling Trust Agreement, dated as of January 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-1 Pooling Trust (60)
4.79         Issuing Trust Agreement, dated as of January 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-1 Issuing Trust (60)
4.80         Trust Agreement dated as of February 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for Series 1992-2 Trust (62)
4.81         Trust Agreement dated as of March 1, 1992, by and among Registrant, Ryland Mortgage Company, as
             Master Servicer and State Street Bank and Trust Company, as Trustee, for Series 1992-3 Trust (63)
4.82         Pooling Trust Agreement dated as of February 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-4 Pooling Trust (64)
4.83         Issuing Trust Agreement dated as of February 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-4 Issuing Trust (64)
4.84         Pooling Trust Agreement dated as of March 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and State
             Street Bank and Trust Company, as Trustee, for FBS Mortgage
             Corporation Trust 1992-1 Pooling Trust (65)
4.85         Issuing Trust Agreement dated as of March 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and State
             Street Bank and Trust Company, as Trustee, for FBS Mortgage
             Corporation Trust 1992-1 Issuing Trust (65)
4.86         Trust Agreement dated as of March 1, 1992, by and among Registrant,
             Ryland Mortgage Company, as Servicer and NationsBank of Virginia,
             N.A., as Trustee, for Series 1992-5 Trust (66)
4.87         Pooling Trust Agreement dated as of April 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-6 Pooling Trust (67)
4.88         Issuing Trust Agreement dated as of April 1, 1992, by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for LIBOR ARM Trust
             1992-6 Issuing Trust (67)

                                      II-5

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



4.89         Standard Terms to Trust Agreement (Pool Insurance) (May 1992
             Edition) (including exhibits) (68)
4.90         Trust Agreement dated as of May 1, 1992 by and among Registrant,
             Ryland Mortgage Company, as Master Servicer and NationsBank of
             Virginia, N.A., as Trustee, for LIBOR ARM Trust 1992-8 (68)
4.91         Trust Agreement dated as of June 1, 1992 by and among Registrant,
             Ryland Mortgage Company, as Master Servicer and Texas Commerce Bank
             National Association, as Trustee, for LIBOR ARM Trust 1992-9 (69)
4.92         Trust Agreement dated as of July 1, 1992 by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Texas
             Commerce Bank National Association, as Trustee, for LIBOR ARM Trust
             1992-10 (70)
4.93         Trust Agreement dated as of July 1, 1992 by and among Registrant,
             Ryland Mortgage Company, as Master Servicer and Texas Commerce Bank
             National Association, as Trustee, for Series 1992-11 Trust (71)
4.94         Trust Agreement dated as of September 1, 1992 by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and State
             Street Bank and Trust Company, as Trustee, for Series 1992-14 Trust (72)
4.95         Trust Agreement dated as of October 1, 1992 by and among Registrant, Ryland
             Mortgage Company, as Master Servicer and Texas Commerce Bank
             National Association, as Trustee, for Series 1992-15 Trust (73)
4.96         Trust Agreement dated as of October 1, 1992 by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Texas
             Commerce Bank National Association, as Trustee, for Series 1992-16
             Trust (74)
4.97         Trust Agreement dated as of October 1, 1992 by and among
             Registrant, Ryland Mortgage Company, as Master Servicer and Texas
             Commerce Bank National Association, as Trustee, for Series 1992-17
             Trust (75)
4.98         Trust Agreement dated as of December 1, 1992, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and Texas
             Commerce Bank National Association, as Trustee, for Series 1992-18
             Trust (77)
4.99         Trust Agreement dated as of April 8, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and Union Bank, as Trustee, for Series 1993-M1 Trust (78)
4.100        Standard Terms to Trust Agreement (Multifamily Mortgage
             Participation Securities), dated as of April 1993 (78)
4.101        Trust Agreement dated as of June 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and State Street Bank and Trust Company, as Trustee, for Series
             1993-A1 Trust (79)
4.102        Standard Terms to Trust Agreement (June 1993 Edition) (79)
4.103        Trust Agreement dated as of July 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and Bankers Trust Company of California, N.A., as Trustee, for
             Series 1993- 3 Trust (80)
4.104        Trust Agreement dated as of August 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             NationsBank of Virginia, N.A., as Trustee and Harris Trust and
             Savings Bank, as co-trustee, for Series 1993-4 Trust (81)
4.105        Trust Agreement dated as of August 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer and
             NationsBank of Virginia, N.A., as Trustee, for Series 1993-5 Trust (82)
4.106        Trust Agreement dated as of September 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and State Street Bank and Trust Company, as Trustee, for Series
             1993-6A Trust (83)
4.107        Trust Agreement dated as of September 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and State Street Bank and Trust Company, as Trustee, for the Series
             1993- 6B Trust (97)
4.108        Trust Agreement dated as of August 25, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer and State
             Street Bank and Trust Company, as Trustee, for Series 1993-7 Trust (99)
4.109        Trust Agreement dated as of November 1, 1993, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer,
             NationsBank of Virginia, N.A., as Trustee, and Harris Trust and
             Savings Bank, as Co-Trustee, for Series 1993-8 Trust (100)
4.110        Trust Agreement dated as of March 1, 1994, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and
             Bankers Trust Company of California, N.A., as Trustee, for Series
             1994-2 Trust (101)
4.111        Trust Agreement dated as of April 1, 1994, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and Bankers Trust Company of California, N.A., as Trustee, for
             Series 1994-1 Trust (102)
4.112        Trust Agreement dated as of April 1, 1994, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and
             Bankers Trust Company, as Trustee, for Series 1994-3 Trust (103)
4.113        Trust Agreement dated as of April 1, 1994, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and
             Bankers Trust Company, as Trustee, for Series 1994-4 Trust (104)
4.114        Trust Agreement dated as of April 1, 1994, by and among the Registrant, Ryland Mortgage Company,

                                      II-6

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



             as Master Servicer, LaSalle National Bank, as Trustee and ABN AMRO Bank N.V. as fiscal agent, for Series 1994-5 Trust (105)
4.115        Ryland Mortgage Securities Corporation 1994-5 Standard Terms, dated as of April 1, 1994 (105)
4.116        Trust Agreement dated as of August 1, 1994, by and among the
             Registrant, Ryland Mortgage Company, as Master Servicer, and
             Bankers Trust Company of California, N.A., as Trustee, for Series
             1994-7 Trust (106)
4.117        Standard Terms to Trust Agreement (August 1994 edition) (106)
4.118        Trust Agreement dated as of February 1, 1995, by and among the
             Registrant, Ryland Mortgage Company, as Securities Administrator,
             and Texas Commerce Bank National Association, as Trustee, for
             Series 1995-1 (107)
 8.1         Tax Opinion re: Adequacy of Prospectus Disclosure
23.1         Consent of Hunton & Williams is contained in their opinion filed as Exhibit 8.1
99.1         Form of Guaranty Agreement with respect to Single-Family (level payment) Mortgage- Backed Certificates between Servicer and Government National Mortgage Association (4)
99.2         Form of Guaranty Agreement with respect to Graduated Payment Mortgage-Backed Certificates between
             Servicer and Government National Mortgage Association (4)
99.3         Form of Mortgage Participation Certificate Agreement Series 700 (March 1983) (4)
99.4         Federal National Mortgage Association Trust Indenture (4)
99.5         Form of Funding Agreement and Funding Note (3)
99.6         Form of Servicing Agreement (3)
99.7         Standard Provisions to Servicing Agreement (April 1987 Edition) (3)
99.8         Form of Master Servicing Agreement (3)
99.9         Form of Standard Terms to Master Servicing Agreement (April 1987 Edition) (3)

99.10        Form of Performance Bond (3)

99.11        Form of Prospectus Supplement for Stripped Trust Mortgage Participation Securities (3)
99.12        Form of Prospectus Supplement for Senior and Subordinated Securities (3)
99.13        Form of Prospectus Supplement for Ratio Payment Securities (3)
99.14        Form of Primary Mortgage Insurance Policy (4)
99.15        Form of Full Coverage Insurance Policy (4)
99.16        Form of Pool Insurance Policy (5)
99.17        Form of Standard Hazard Insurance Policy (4)
99.18        Form of Special Hazard Insurance Policy (6)
99.19        Form of Mortgagor Bankruptcy Bond (5)
99.20        Form of Collateral Pledge Agreement (3)
99.21        Form of Surety Bond (7)
99.22        Form of Escrow Agreement for Incomplete Delivery of Mortgage Collateral (3)
99.23        Sales Agreement, dated as of November 29, 1988, between AHF
             Securities Limited and Registrant (17)

99.24        Master Servicing Agreement, dated as of November 1, 1988, between
             Registrant and Ryland Mortgage Company, as Master Servicer (17)
99.25        Standard Provisions to Servicing Agreement, dated as of November 1, 1988 (17)
99.26        Servicing Agreement, dated as of November 1, 1988, between
             Registrant and Marine Midland Bank, N.A., as Servicer (17)
99.27        Standard Provisions to Servicing Agreement (February 1989 Edition) (21)
99.28        Sales Agreement, dated as of February 23, 1989, between AHF Securities
             Limited and Registrant (21)
99.29        Servicing Agreement, dated as of February 1, 1989, between Registrant and Marine Midland Bank, N.A., as Servicer (21)
99.30        Commitment Agreement, dated as of May 18, 1989, between American Home Funding, Inc. and Registrant (23)
99.31        Sales Agreement, dated as of May 25, 1989, between AHF Securities Limited and Registrant (23)
99.32        Servicing Agreement, dated as of May 1, 1989, between Registrant and Marine Midland Bank, N.A., as Servicer (23)
99.33        Guaranty and Collateral Pledge Agreement between Registrant and Trustee (24)
99.34        Standard Conditions to Guaranty and Collateral Pledge Agreement (24)
99.35        Sales Agreement, dated as of September 8, 1989, between Perpetual Savings
             Bank, F.S.B., and Registrant (25)
99.36        Servicing Agreement, dated as of June 1, 1989, between Registrant and Perpetual Savings Bank, F.S.B., as Servicer, and Addendum
             thereto, dated as of September 1, 1989 (25)
99.37        Selected Provisions of RAC Mortgage Funding Corporation Registrant/Servicer Guide (November 1989
             Edition) (27)
99.38        Standard Terms to Special Hazard Agreement (April 1990 Edition) (30)
99.39        Amendment and Restatement of Standard Terms to Special Hazard Agreement (September 1990 Edition) (32)
99.40        Servicing Agreement, dated as of December 1, 1990, between the
             Registrant and Coast Federal Bank, Federal Savings Bank (33)

                                      II-7

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



99.41        Form of Primary Mortgage Insurance Policy issued by PMI Mortgage Insurance
             Company (36)
99.42        Form of Primary Mortgage Insurance Policy issued by General Electric Mortgage Insurance Company (36)
99.43        Form of Primary Mortgage Insurance Policy issued by United Guaranty Residential Insurance Company (36)
99.44        Form of Pool Insurance Policy issued by PMI Mortgage Insurance Company (36)
99.45        Form of Pool Insurance Policy issued by General Electric Mortgage
             Insurance Company (36)
99.46        Form of Pool Insurance Policy issued by United Guaranty Residential Insurance Company (36)
99.47        Standard Terms to Special Hazard Agreement (January 1991 Edition) (35)
99.48        Purchase Agreement, dated 1991, among Registrant, RAC Mortgage Investment Corporation and Ryland
             Mortgage Company (35)
99.49        Purchase Agreement, dated as of April 4, 1991, among Registrant,
             RAC Mortgage Investment Corporation and Ryland Mortgage Company (39)
99.50        Guaranty and Collateral Pledge Agreement, dated March 27, 1991, between Registrant and State Street
             Bank and Trust Company, as Guarantor Trustee (38)
99.51        Standard Terms for Guaranty and Collateral Pledge Agreement (March 1991 Edition) (38)
99.52        Amendment and Restatement of Standard Terms of Special Hazard Agreement (ARM Loan
             Transactions) (May 1991 Edition) (40)
99.53        Registrant's Warranties and Servicing Agreement between Bank of
             America National Trust and Savings Association, as seller and servicer, and Kidder Peabody Mortgage Capital Corporation, as
             purchaser,for Conventional Mortgage Loans, Loan Package 1986-1,
             dated as of October 1, 1986 (42)
99.54        Assignment and Assumption Agreement dated May 29, 1991, by and among Kidder Peabody Mortgage Capital Corporation, as assignor,
             Ryland Mortgage Securities Corporation, as interim assignee, and
             Ryland Mortgage Securities Corporation, Series 1991-9, a trust, as assignee, as acknowledged by Bank of America National Trust and
             Savings Association (42)
99.55        Registrant's Warranties and Servicing Agreement among Barclays
             American/Mortgage Corporation, as servicer, Norwest Mortgage Inc., as seller, and Kidder Peabody Mortgage Capital Corporation, as purchaser, for Conventional Mortgage Loans, Loan Package 1990-1,
             dated as of August 1, 1990 (42)
99.56        Assignment and Assumption Agreement dated May 29, 1991, by and among Kidder Peabody Mortgage Capital Corporation, as assignor,
             Ryland Mortgage Securities Corporation, as interim assignee, and
             Ryland Mortgage Securities Corporation, Series 1991-9, a trust, as assignee, as acknowledged by Barclays American/Mortgage Corporation (42)
99.57        Participation and Servicing Agreement between Shearson Lehman
             Commercial Paper, Inc., as initial certificate holder, and
             Beneficial Mortgage Corporation, as seller and servicer, for
             Conventional First Mortgage Loans, Series 1987-A, dated as of
             September 9, 1987 (42)
99.58        Assignment and Assumption between Shearson Lehman Commercial Paper,
             Inc., as assignor, and D&N Savings Bank, FSB, as assignee, dated
             June 17, 1988 (42)
99.59        Assignment and Assumption between D&N Bank, formerly known as D&N Savings Bank, FSB, as assignor, and Kidder Peabody Mortgage Capital Corporation, as assignee, dated April 22, 1991 (42)
99.60        Assignment and Assumption Agreement dated May 29, 1991, by and among Kidder Peabody Mortgage Capital Corporation, as assignor,
             Ryland Mortgage Securities Corporation, as interim assignee, and
             Ryland Mortgage Securities Corporation, Series 1991-9, a trust, as assignee, as acknowledged by Beneficial Mortgage Corporation (42)
99.61        Registrant's Warranties and Servicing Agreement between Crestmont
             Federal Savings and Loan Association, as seller and servicer, and
             Kidder Peabody Mortgage Capital Corporation, as purchaser, for
             Conventional Mortgage Loans, Loan Package 1990-2, dated as of July
             1, 1990 (42)
99.62        Registrant's Warranties and Servicing Agreement between Marine
             Midland Bank, N.A., as seller and servicer, and Kidder Peabody
             Mortgage Capital Corporation, as purchaser, for Conventional
             Mortgage Loans, Loan Package 1989-4, dated as of September 1, 1989
             (42)
99.63        Assignment and Assumption Agreement dated May 29, 1991, by and among Kidder Peabody Mortgage Capital Corporation, as assignor,
             Ryland Mortgage Securities Corporation, as interim assignee, and
             Ryland Mortgage Securities Corporation, Series 1991-9, a trust, as assignee, as acknowledged by Marine Midland Bank, N.A. (42)
99.64        Purchase Agreement for Mortgage Loans and Servicing Rights between
             First National Bank of Maryland, as seller, and Kidder Peabody
             Mortgage Capital Corporation, as purchaser, dated as of February 1,
             1990 (42)
99.65        Resale Assignment Agreement among First National Bank of Maryland, as original seller, Principal Mutual Life Insurance Company, as assignee, and Kidder Peabody Mortgage Capital Corporation, as
             assignor, dated as of April 16, 1991 (42)
99.66        Servicing Agreement between Principal Mutual Life Insurance Company, as servicer, and Kidder Peabody
             Mortgage Capital Corporation, as owner, for Conventional Mortgage Loans, Loan Package 1991-2, dated as of April 15, 1991 (42)
99.67        Mortgage Loan Sale Agreement, made as of October 11, 1990, by and between Horizon Savings Bank, FSB, in conservatorship, Resolution
             Trust Corporation, conservator, as seller and Kidder Peabody
             Mortgage Capital Corporation, as buyer (42)

                                      II-8




99.68        Servicing Agreement between Principal Mutual Life Insurance
             Company, as servicer, and Kidder Peabody Mortgage Capital
             Corporation, as owner, for Adjustable Mortgage Loans, Loan Package
             1990-1, and for certain fixed-rate mortgage loans, dated as of
             October 31, 1990 (42)
99.69        Registrant's Warranties and Servicing Agreement between the Lomas &
             Nettleton Company, as seller and servicer, and Kidder Peabody
             Mortgage Capital Corporation, as purchaser, for Relocation Mortgage
             Loans, dated as of January 1, 1987 (42)
99.70        Termination Agreement between Lomas Mortgage USA, Inc. (formerly known as The Lomas & Nettleton
             Company) and Kidder Peabody Mortgage Capital Corporation as to Relocation Mortgage Loans, Loan
             Package 1987-3 (among others), dated as of March 29, 1991 (42)
99.71        Servicing Agreement between Principal Mutual Life Insurance Company, as servicer, and Kidder Peabody
             Mortgage Capital Corporation, as owner, for Conventional Mortgage Loans, Loan Package 1991-1, dated as of March 15, 1991 (42)
99.72        Servicing Agreement, dated as of May 30, 1991, by and between
             Shearson Lehman Hutton Mortgage Corporation, as servicer, and
             Ryland Mortgage Securities Corporation (42)
99.73        Purchase Agreement, dated as of May 31, 1991, by and among the
             Registrant, Kidder Peabody Acceptance (42) Corporation I, and
             Ryland Mortgage Company (42)
99.74        Purchase Agreement, dated as of June 27, 1991, by and among the
             Registrant, RAC Mortgage Investment Corporation and Ryland Mortgage
             Company (44)
99.75        Custody Agreement dated July 25, 1991, between Sovran Bank, N.A., as Trustee, and Texas Commerce Bank National Association, as
             Custodian, and Standard Terms of Custody Agreement (June, 1991
             Second Edition) (45)
99.76        Custody Agreement, dated August 29, 1991, between Sovran Bank,
             N.A., as Trustee, and Texas Commerce Bank National Association, as
             Custodian, and Standard Terms of Custody Agreement (June, 1991
             Second Edition) (49)
99.77        Servicing Agreement, dated as of September 1, 1991, between the Registrant and Household Bank, f.s.b., as Servicer (50)
99.78        Custody Agreement, dated August 27, 1991, between Sovran Bank,
             N.A., as Trustee, and Texas Commerce Bank National Association, as
             Custodian, and Standard Terms of Custody Agreement (September, 1991
             Edition) (52)
99.79        Custody Agreement, dated October 29, 1991, between Sovran Bank,
             N.A., as Trustee, and Texas Commerce Bank National Association, as
             Custodian, and Standard Terms of Custody Agreement (September, 1991
             Edition) (53)
99.80        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and America's Mortgage
             Servicing, Inc., a Maryland corporation, as amended (54)
99.81        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Bank of America National
             Trust & Savings Association, a California corporation, as amended (54)
99.82        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Bowest Corporation, a
             Delaware corporation, as amended (54)
99.83        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Carteret Savings Bank,
             F.A., as amended (54)
99.84        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Comnet Mortgage
             Services, a Delaware corporation, as amended (54)
99.85        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Continental Savings of
             America, a California corporation, as amended (54)
99.86        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and First American Savings
             Bank, an Ohio corporation, as amended (54)
99.87        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and First Federal of Elgin,
             F.S.A., an Illinois corporation, as amended (54)
99.88        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and First National Bank of
             San Diego, as amended (54)
99.89        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and GMAC Mortgage
             Corporation of PA, a Pennsylvania corporation, as amended (54)
99.90        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Lomas Mortgage, U.S.A., a Connecticut corporation, as amended (54)
99.91        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Matrix Funding
             Corporation, a Colorado corporation (54)
99.92        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and National Mortgage
             Company, a Tennessee corporation, as amended (54)
99.93        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Note Servicing
             Corporation, a Texas corporation, as amended (54)
99.94        Servicing Agreement, dated as of October 1, 1991, between Ryland
             Mortgage Company, an Ohio corporation, and Ryland Mortgage
             Securities Corporation, a Virginia corporation, as amended (54)
99.95        Custody Agreement, dated November 26, 1991, between Sovran Bank, N.A., as
             Trustee, and Texas Commerce Bank National Association, as Custodian, and
             Standard Terms of Custody Agreement (October 1991 Edition) (55)

                                     II-9





99.96        Servicing Agreement, dated as of November 1, 1991, between the Registrant and Boston Safe Deposit and
             Trust Company (56)
99.97        Custody Agreement, dated December 23, 1991, between Sovran Bank,
             N.A., as Trustee, and Texas Commerce Bank National Association, as
             Custodian, and Standard Terms of Custody Agreement (October 1991
             Edition) (58)
99.98        Letter Agreement, dated January 15, 1992, by and among the
             Registrant, RAC Mortgage Investment Corporation, Ryland Mortgage
             Company, SHF Corp., RAC Mortgage Funding Corporation and
             NationsBank of Virginia, N.A., as successor by merger to Sovran
             Bank, N.A., concerning changes to the Series 1991-21 Trust
             Agreement (59)
99.99        Custody Agreement, dated January 30, 1992, between NationsBank of
             Virginia, N.A., as Trustee, and Texas Commerce Bank National
             Association, as Custodian, and Standard Terms of Custody Agreement
             (January 1992 Edition) (60)
99.100       Form of Prospectus Supplement for Securities backed by adjustable-rate mortgage loans (61)
99.101       Form of Prospectus Supplement for Securities backed by fixed-rate mortgage loans (61)
99.102       Custody Agreement, dated February 27, 1992, between NationsBank of Virginia, N.A., as Trustee, and
             Texas Commerce Bank National Association, as Custodian, and Standard Terms of Custody Agreement
             (January, 1992 Edition) (62)
99.103       Custody Agreement, dated February 27, 1992, between NationsBank of
             Virginia, N.A., as Trustee, and Texas Commerce Bank National
             Association, as Custodian, and Standard Terms of Custody Agreement
             (January, 1992 Edition) (63)
99.104       Servicing Agreement, dated as of March 1, 1992, between the
             Registrant and FBS Mortgage Corporation, as Master Servicer (65)
99.105       Custody Agreement, dated March 24, 1992, between NationsBank of
             Virginia, N.A., as Trustee, and Texas Commerce Bank National
             Association, as Custodian, and Standard Terms of Custody Agreement
             (January, 1992 Edition) (66)
99.106       Custody Agreement, dated April 29, 1992, between NationsBank of
             Virginia, N.A., as Trustee, and Texas Commerce Bank National
             Association, as Custodian, and Standard Terms of Custody Agreement
             (January, 1992 Edition) (67)
99.107       Custody Agreement, dated May 29, 1992, between NationsBank of
             Virginia, N.A., as Trustee, and Texas Commerce Bank National
             Association, as Custodian (68)
99.108       Custody Agreement, dated June 25, 1992, between Texas Commerce Bank National Association, as
             Trustee, and Texas Commerce Bank National Association, as Custodian (69)
99.109       Custody Agreement, dated July 30, 1992, between Texas Commerce Bank National Association, as Trustee,
             and Texas Commerce Bank National Association, as Custodian (70)
99.110       Custody Agreement, dated July 30, 1992, between Texas Commerce Bank National Association, as Trustee,
             and Texas Commerce Bank National Association, as Custodian (71)
99.111       Custody Agreement, dated October 1, 1992, between Texas Commerce
             Bank National Association, as Trustee, and Texas Commerce Bank
             National Association, as Custodian, and Standard Terms of Custody
             Agreement (June, 1992 Edition) (74)
99.112       Custody Agreement, dated October 1, 1992, between Texas Commerce
             Bank National Association, as Trustee, and Texas Commerce Bank
             National Association, as Custodian, and Standard Terms of Custody
             Agreement (June, 1992 Edition) (75)
99.113       Form of Prospectus Supplement for Securities backed by multi-family mortgage loans (76)
99.114       Form of Prospectus Supplement for Securities backed by manufactured housing installment sales contracts (76)
99.115       Custody Agreement, dated December 30, 1992, between Texas Commerce Bank National Association, as
             Trustee, and Texas Commerce Bank National Association, as Custodian (77)
99.116       Servicing Agreement, dated as of April 8, 1993, by and between the Registrant and Bankers Trust Company (78)
99.117       Modification and Representation Agreement, dated as of April 8,
             1993, by and between The Balcor Company and Lexington Mortgage
             Company (78)
99.118       Modification and Representation Agreement, dated as of April 8,
             1993, by and between Lexington Mortgage Company and Related and
             Hutton Associates Limited Partnership (78)
99.119       Sales Agreement, dated as of April 8, 1993 by and among Lexington
             Mortgage Company, Lehman Capital Corporation and the Registrant (78)
99.120       Limited Guaranty and Collateral Pledge, dated April 8, 1993, among Lehman Pass-Through Securities Inc.,
             Union Bank and Bankers Trust Company (78)
99.121       Form of Amended and Restated First Mortgage Note (78)
99.122       Form of Amended and Restated First Mortgage (78)
99.123       Indenture dated as of November 1, 1992, between Ryland Mortgage Securities Corporation Four and State
             Street Bank and Trust Company, as Trustee (84)
99.124       Series 1 Supplement dated as of November 1, 1992, to Indenture, dated as of November 1, 1992, between

                                     II-10




             Ryland Mortgage Securities Corporation Four, and State Street Bank and Trust Company, as Trustee (84)
99.125       Series 3 Supplement dated as of March 1, 1993, to Indenture, dated as of November 1, 1992, between Ryland Mortgage Securities
             Corporation Four and State Street Bank and Trust Company, as
             Trustee (85)
99.126       Pooling and Servicing Agreement dated as of February 1, 1991, between Greenwich Capital Acceptance,
             Inc., GMAC Mortgage Corporation of PA, as Servicer, and Security Pacific National Bank, as Trustee (83)
99.127       Pooling and Servicing Agreement dated as of April 1, 1991, between Glendale Federal Bank, Federal
             Savings Bank, as Registrant and Master Servicer, and State Street Bank and Trust Company, as
             Trustee (86)
99.128       Pooling and Servicing Agreement dated as of December 1, 1991, between Glendale Federal Bank, Federal
             Savings Bank, as Registrant and Master Servicer, and Security Pacific National Bank, as Trustee (87)
99.129       Pooling and Servicing Agreement dated as of July 1, 1992, between
             Housing Securities, Inc., Citibank, N.A., as Master Servicer and
             REMIC Servicer, and Security Pacific National Trust Company (New
             York), as Trustee (83)
99.130       Trust Agreement dated as of September 1, 1990, between Structured Asset Securities Corporation, Ryland
             Mortgage Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee (88)
99.131       Trust Agreement dated as of September 1, 1993, between Lehman Pass-Through Securities Inc., Ryland
             Mortgage Company, as Certificate Administrator, and State Street Bank and Trust Company, as
             Trustee (83)
99.132       Trust Agreement dated as of March 1, 1991, between Lehman Pass-Through Securities Inc., Ryland
             Mortgage Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee (89)
99.133       Series 1991-1-1 Trust Agreement Supplement dated as of March 1,
             1991, to the Trust Agreement, dated as of March 1, 1991, between
             Lehman Pass-Through Securities Inc., Ryland Mortgage Company, as
             Master Servicer, and State Street Bank and Trust Company, as
             Trustee (89)
99.134       Series 1991-1-3 Trust Agreement Supplement dated as of March 1,
             1991, to the Trust Agreement, dated as of March 1, 1991, between
             Lehman Pass-Through Securities Inc., Ryland Mortgage Company, as
             Master Servicer, and State Street Bank and Trust Company, as
             Trustee (89)
99.135       Pooling Agreement dated as of June 1, 1991, between Meridian Asset Acceptance Corporation, Ryland
             Mortgage Company, as Master Servicer, and State Street Bank and Trust Company, as Trustee (90)
99.136       Pooling and Servicing Agreement dated as of March 1, 1992, between Salomon Brothers Mortgage
             Securities VII, Inc., Countrywide Funding Corporation, as Master Servicer, and Bankers Trust
             Company, as Trustee (91)
99.137       Pooling and Servicing Agreement dated as of May 1, 1992, between Salomon Brothers Mortgage Securities
             VII, Inc., Countrywide Funding Corporation, as Master Servicer, and Bankers Trust Company, as
             Trustee (92)
99.138       Pooling and Servicing Agreement dated as of March 1, 1990, between Western Federal Savings and Loan
             Association and Security Pacific National Bank, as Trustee (93)
99.139       Pooling and Servicing Agreement dated as of May 1, 1990, between Western Federal Savings and Loan
             Association and Security Pacific National Bank, as Trustee (94)
99.140       Pooling and Servicing Agreement dated as of June 1, 1990, between Western Federal Savings and Loan
             Association and Security Pacific National Bank, as Trustee (95)
99.141       Pooling and Servicing Agreement dated as of July 1, 1990, between Western Federal Savings and Loan
             Association and Security Pacific National Bank, as Trustee (96)
99.142       Series 2 Supplement dated as of January 1, 1993, to Indenture, dated as of November 1, 1992, between Ryland Mortgage Securities
             Corporation Four, and State Street Bank and Trust Company, as
             Trustee (98)
99.143       Pooling and Servicing Agreement dated as of May 1, 1991, between Citicorp Mortgage Securities, Inc., as Packager and Servicer and Security Pacific National Trust Company (New York), as Trustee (102)
99.144       Standard Terms for Pooling and Servicing Agreements for Single-Tier Two-Class Senior/Subordinated
             Citicertificates backed by Adjustable Rate Mortgage Loans (May 1991 edition) (102)
99.145       Pooling and Servicing Agreement dated as of June 1, 1991, among Housing Securities, Inc. as Sponsor,
             Citibank, N.A., as Master Servicer, REMIC Servicer and Seller and Security Pacific National Trust
             Company (New York), as Trustee (102)
99.146       Pooling and Servicing Agreement dated as of July 1, 1991, between Sears Mortgage Securities Corporation, as Packager and Master Servicer and State Street Bank and Trust Company, as Trustee (102)
99.147       Pooling and Servicing Agreement dated as of January 1, 1992, between Sears Mortgage Securities
             Corporation, as Packager and Master Servicer and Bankers Trust Company of California, National
             Association, as Trustee (102)
99.148       Pooling and Servicing Agreement dated as of June 1, 1990, between Glendale Federal Bank, Federal


                                     II-11

             Savings Bank, as Seller and Master Servicer and State Street Bank and Trust Company, as Trustee
             (102)
99.149       Financial Guaranty Insurance Policy (Surety Bond) issued by the Financial Guaranty Insurance Company, together with Amendatory Endorsements, for Series 1995-1 (107)

------------------

(1)      Reserved.

(2)      Reserved.

(3)      Incorporated herein by reference to Exhibit to Registrant's
         Registration Statement on Form S-11 (No. 33-17602), filed October 1,
         1987.

(4)      Incorporated herein by reference to Exhibit to Ryland Acceptance
         Corporation Four's Registration Statement No. 2-95839, filed February
         13, 1985.

(5)      Incorporated herein by reference to Exhibit to Ryland Acceptance
         Corporation Four's Quarterly Report on Form 10-Q (File No. 0-13199) for the period ended June 30, 1985, filed August 12, 1985.

(6)      Incorporated herein by reference to Exhibit to Ryland Acceptance
         Corporation Four's Quarterly Report on Form 10-Q (File No. 0-13199) for the period ended June 30, 1986, filed August 12, 1986.

(7)      Incorporated herein by reference to Exhibit to Ryland Acceptance
         Corporation Four's Registration Statement No. 33-2757, filed January
         16, 1986.

(8)      Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed September 19, 1988.

(9)      Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed June 7, 1988.

(10)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed September 19, 1988.

(11)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 13, 1988.

(12)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed November 23, 1988.

(13)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed December 6, 1988.

(14)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed December 13, 1988.

(15)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed December 13, 1988.

(16)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed December 12, 1988.

(17)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed December 13, 1988.

(18)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed January 26, 1989.

(19)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed January 26, 1989.

(20)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed February 7, 1989.

(21)     Incorporated herein by reference to Exhibit to Amendment No. 1 to the Registrant's Registration Statement
         on Form S-11 (No. 33-27345), filed March 6, 1989.
(22)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed March 8, 1989.

(23)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed April 17, 1989.

(24)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed June 8, 1989.

(25)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed July 14, 1989.

(26)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 6, 1989.

(27)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed January 11, 1990.

(28)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed March 8, 1990.

(29)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed May 7, 1990.

                                     II-12




(30)     Incorporated by reference to Exhibit to Amendment No. 1 to the Registrant's Registration Statement on
         Form S-11 (No. 33-35716), filed July 3, 1990.
(31)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed July 9, 1990.

(32)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 3, 1990.

(33)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed January 3, 1991.

(34)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed January 4, 1991.

(35)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed February 15, 1991.

(36)     Incorporated herein by reference to Exhibit to the Registrant's
         Registration Statement on Form S-11 (No. 33-39149), filed February 26,
         1991.

(37)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed April 9, 1991.

(38)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed April 16, 1991.

(39)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed April 15, 1991.

(40)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed June 12, 1991.

(41)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed July 9, 1991.

(42)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed June 14, 1991.

(43)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed July 12, 1991.

(44)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed July 9, 1991.

(45)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed August 9, 1991.

(46)     Incorporated herein by reference to Exhibit to the Registrant's
         Registration Statement on Form S-11 (No. 33-42209), filed August 19,
         1991.

(47)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed September 6, 1991.

(48)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed September 12, 1991.

(49)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed September 11, 1991.

(50)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 10, 1991.

(51)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 11, 1991.

(52)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed October 15, 1991.

(53)     Incorporated herein by reference to Exhibit to the Registrant's Current
         Report on Form 8-K (File No. 0-15483), filed November 8, 1991.

(54)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed December 12, 1991.

(55)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed November 29, 1991.

(56)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed December 4, 1991.

(57)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed January 2, 1992.

(58)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed December 30, 1991.

(59)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed February 14, 1992.

(60)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed February 12, 1992.

(61)     Incorporated herein by reference to Exhibit to Amendment No. 1 to the Registrant's Registration Statement
         on Form S-11 (No. 33-44081), filed March 3, 1992.

                                     II-13




(62)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed March 11, 1992.

(63)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 3, 1992.

(64)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed March 11, 1992.

(65)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 8, 1992.

(66)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 9, 1992.

(67)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed May 12, 1992.

(68)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483) filed June 3, 1992.

(69)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed July 7, 1992.

(70)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed August 11, 1992.

(71)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed August 6, 1992.

(72)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed October 13, 1992.

(73)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed November 13, 1992.

(74)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed November 4, 1992.

(75)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed November 5, 1992.

(76)     Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (File
         No. 33-55670), filed December 11, 1992.

(77)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed January 8, 1993.

(78)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 23, 1993.

(79)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed July 15, 1993.

(80)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed July 30, 1993.

(81)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         015483), filed September 10, 1993.

(82)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         015483), filed September 9, 1993.

(83)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         015483), filed October 4, 1993.

(84)     Incorporated herein by reference to Exhibit to Ryland Mortgage
         Securities Corporation Four's Current Report on Form 8-K (File No.
         0-20194), filed December 29, 1992.

(85)     Incorporated herein by reference to Exhibit to Ryland Mortgage
         Securities Corporation Four's Current Report on Form 8-K (File No.
         0-20194), filed April 13, 1993.

(86)     Incorporated herein by reference to Exhibit to Glendale Federal Bank's Current Report on Form 8-K (File
         No. 33-16930), filed June 13, 1991.

(87)     Incorporated herein by reference to Exhibit to Glendale Federal Bank's Current Report on Form 8-K (File
         No. 33-37962), filed December 30, 1991.

(88)     Incorporated herein by reference to Exhibit to Structured Asset Securities Corporation's Current Report
         on Form 8-K (File No. 33-11126), filed October 12, 1990.

(89)     Incorporated herein by reference to Exhibit to Lehman Pass-Through Securities Inc.'s Current Report on
         Form 8-K (File No. 33-12550), filed April 12, 1991.

(90)     Incorporated herein by reference to Exhibit to Meridian Asset Acceptance Corporation's Current Report
         on Form 8-K (File No. 33-39361), filed July 12, 1991.

(91)     Incorporated herein by reference to Exhibit to Salomon Brothers Mortgage Securities VII, Inc.'s Current
         Report on Form 8-K (File No. 33-11429), filed April 24, 1992.

(92)     Incorporated herein by reference to Exhibit to Salomon Brothers Mortgage Securities VII, Inc.'s Current
         Report on Form 8-K (File No. 33-11429), filed June 12, 1992.

(93)     Incorporated herein by reference to Exhibit to Western Federal Savings and Loan Association's Current
         Report on Form 8-K (File No. 33-18901), filed March 14, 1990.

                                     II-14




(94)     Incorporated herein by reference to Exhibit to Western Federal Savings and Loan Association's Current
         Report on Form 8-K (File No. 33-18901), filed May 11, 1990.

(95)     Incorporated herein by reference to Exhibit to Western Federal Savings and Loan Association's Current
         Report on Form 8-K (File No. 33-18901), filed June 29, 1990.

(96)     Incorporated herein by reference to Exhibit to Western Federal Savings and Loan Association's Current
         Report on Form 8-K (File No. 33-18901), filed July 30, 1990.

(97)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed October 7, 1993.

(98)     Incorporated herein by reference to Exhibit to Ryland Mortgage Securities Corporation Four's Current
         Report on Form 8-K (File No. 0-20194), filed February 11, 1993.

(99)     Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed September 20, 1993.

(100)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed November 26, 1993.

(101)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 7, 1994.

(102)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed April 29, 1994.

(103)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed May 11, 1994.

(104)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed May 12, 1994.

(105)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed May 4, 1994.

(106)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed September 13, 1994.

(107)    Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No.
         0-15483), filed March 7, 1995.


Item 17.  Undertakings.

         Incorporated by reference from Item 17 to Seller's Registration Statement to Form S-3 (No. 33-78368), filed April 29, 1994.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on February 21, 1997.

                                         FINANCIAL ASSET SECURITIZATION, INC.

                                         By: /s/ R. Walter Jones, IV
                                         ------------------------------------
                                               R. Walter Jones, IV
                                               Chairman of the Board
                                               and President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ R. Walter Jones, IV
---------------------------
      R. Walter Jones, IV
      Chairman of the Board,
      President and Director                                 February 21, 1997

Principal Financial and Accounting Officer:

/s/ William E. Hardy
-----------------------------
      William E. Hardy
      Chief Financial Officer                                February 21, 1997

Majority of the Board of Directors:

      R. Walter Jones, IV, William E. Hardy,
      J. Hamilton Scherer, Jr.

By: /s/ R. Walter Jones, IV
------------------------------
      R. Walter Jones, IV                                    February 21, 1997


By: /s/ William E. Hardy
------------------------------
      William E. Hardy                                       February 21, 1997

By:  /s/ J. Hamilton Scherer, Jr.
---------------------------------
      J. Hamilton Scherer, Jr.                               February 21, 1997


                                     II-16